Exhibit 10.6

CONVERTIBLE NOTE PURCHASE AGREEMENT

by and among

DiamondHead Holdings Corp.,

as the Issuer,

Great Southern Homes, Inc.,

as the Company

and

Certain Investors,

as the Investors

Dated as of March 21, 2023

i

Exhibit A	INVESTORS
Exhibit B	DEFINITIONS AND INTERPRETATION
Exhibit C	FORM OF CONVERTIBLE NOTE
Exhibit D	ISSUER DISCLOSURE SCHEDULES
Exhibit E	COMPANY DISCLOSURE SCHEDULES

Exhibit F	CONVERSANT SUBSCRIPTION AGREEMENT
Exhibit G	INVESTOR SUBSCRIPTION AGREEMENT

CONVERTIBLE NOTE PURCHASE AGREEMENT

This CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of March 21, 2023, by and among DiamondHead Holdings Corp., a Delaware corporation (the “Issuer”), Great Southern Homes, Inc., a South Carolina corporation (the “Company”), and the investors listed on Exhibit A hereto (each, an “Investor” and together, the “Investors”). Except as otherwise indicated herein, capitalized terms used herein are defined in Exhibit B attached hereto.

WHEREAS, the Issuer, Hestia Merger Sub, Inc., a South Carolina corporation and wholly owned subsidiary of the Issuer (“Merger Sub” and together with the Issuer, the “Issuer Companies”), and the Company entered into a business combination agreement, dated as of September 10, 2022 (as amended, amended and restated, modified, supplemented, or waived from time to time in accordance with its terms, the “BCA”), pursuant to which Merger Sub will merge with and into the Company resulting in, among other things, (a) the Company becoming a wholly owned subsidiary of the Issuer, a publicly traded company listed on Nasdaq, on the terms and subject to the conditions set forth in the BCA and (b) the Issuer changing its name to “United Homes Group, Inc.” (the “Merger Transaction”);

WHEREAS, in connection with the Merger Transaction, the Issuer is seeking commitments, severally and not jointly, from interested investors (including the Investors) to purchase, prior to and subject to the closing of the Merger Transaction (the “Merger Closing”), senior unsecured convertible notes substantially in the form attached hereto as Exhibit C (each, a “Convertible Note” and together, the “Convertible Notes”);

WHEREAS, in connection with the consummation of the transactions contemplated by this Agreement, the Issuer is entering into separate share subscription agreements with (a) Conversant Opportunity Master Fund LP, a Cayman Islands exempted limited partnership and one of the Investors (the “Conversant Investor”) in the form set forth as Exhibit F hereto (the “Conversant Subscription Agreement”) and (b) each other Investor in the form set forth as Exhibit G hereto (the “Investor Subscription Agreement” and, together with the Conversant Subscription Agreement, the “Subscription Agreements”), pursuant to which the Investors will acquire 744,588 Issuer Class A Shares (the purchase by the Investors of the Convertible Notes and the Issuer Class A Shares pursuant to the Subscription Agreements, the “PIPE Investment”); and

WHEREAS, subject to and conditioned upon the representations, warranties, indemnities, covenants and agreements set forth in this Agreement (this Agreement, together with the Convertible Notes and the Subscription Agreements, the “Transaction Documents”), the Investors have agreed to commit to acquire $75,000,000 of the PIPE Investment (the “Transaction”).

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

ARTICLE I.

ISSUANCE AND SALE OF CONVERTIBLE NOTES

Section 1.1    Authorization of Convertible Notes. The Issuer has authorized the issuance and sale of the Convertible Notes in the aggregate principal amount of $80,000,000 (the “Aggregate Principal Amount”) to the Investors. The Convertible Notes shall be convertible into equity of the Issuer, upon the terms set forth in and subject to the provisions of, the form of Convertible Note attached hereto as Exhibit C.

Section 1.2Issuance and Sale of Convertible Notes. On the terms and subject to the conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Issuer agrees to sell and issue to each Investor at the Closing a Convertible Note in the initial principal amount set forth next to such Investor’s name on Exhibit A.

Section 1.3Purchase Price. The purchase price payable by each Investor in respect of the Convertible Note and Issuer Class A Shares to be purchased by it shall be the dollar amount set forth next to such Investor’s name on Exhibit A (the “Purchase Price”).

Section 1.4Closing.

(a)The closing with respect to the transactions contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice, remotely via electronic exchange of documents and signature pages, and shall be conditioned upon the prior or substantially concurrent occurrence of the Merger Closing (the date of the Merger Closing, the “Merger Closing Date”).

(b)Written notice shall be delivered by or on behalf of the Issuer to the Investors (the “Closing Notice”), stating that the Issuer reasonably expects, in good faith, that all conditions to the Merger Closing will be satisfied or waived and all Closing Conditions will be satisfied by the anticipated Merger Closing Date, with such date to be no less than three (3) Business Days from the date on which the Closing Notice is delivered to the Investor and such Investor shall deliver the Purchase Price payable by it one (1) Business Day prior to the expected Closing Date by wire transfer of U.S. dollars in immediately available funds to the account(s) specified by the Issuer in the Closing Notice. On the Closing Date, the Issuer shall deliver to each Investor a Convertible Note and Issuer Class A Shares pursuant to such Investor’s Subscription Agreement at the Closing.

(c)If the Merger Closing Date does not occur within two (2) Business Days after the Closing Date under this Agreement, the Issuer shall promptly (and in any event, no later than one (1) business day thereafter) return the Purchase Price paid by each Investor to such Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and the Convertible Notes and the Issuer Class A Shares issued pursuant to the Subscription Agreements shall be deemed repurchased and cancelled.

Section 1.5Use of Proceeds. The Issuer will use the proceeds from the PIPE Investment to fund acquisitions and for growth capital and general corporate purposes.

Section 1.6Reservation of Issuer Class A Shares. As of the date of this Agreement, the Issuer has authorized and reserved, free of preemptive rights and other rights, 21,156,014 Issuer Class A Shares solely for issuance to satisfy the Issuer’s obligation to issue Issuer Class A Shares pursuant to the Subscription Agreements and upon the conversion of the Convertible Notes. Any Issuer Class A Shares issuable upon conversion of the Convertible Notes are referred to in this Agreement as the “Underlying Shares.” From and after the date of this Agreement, the Issuer shall maintain as reserved a number of authorized but unissued shares of Issuer Class A Shares to be used solely for issuance of the Underlying Shares, in an amount equal to or greater than the sum of the maximum number of Issuer Class A Shares issuable upon conversion of all outstanding Convertible Notes.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Except as set forth on the disclosure schedules attached hereto as Exhibit D (each an “Issuer Disclosure Schedule” and collectively, the “Issuer Disclosure Schedules”) and made a part hereof or in any Issuer SEC Reports (excluding any disclosures in any “risk factors” section, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), the Issuer hereby represents and warrants to each Investor that the following representations and warranties are true and complete, as of the date hereof and as of the Closing Date. The Issuer Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article II, and the disclosures in any section or subsection of the Issuer Disclosure Schedules shall qualify other sections and subsections in this Article II only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

Section 2.1Organization and Qualification. The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 2.2Authority.

(a)The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and the Convertible Notes and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Convertible Notes and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly and validly executed and delivered by the Issuer and constitute a valid, legal and binding agreement of the Issuer (assuming this Agreement has been duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)The Issuer’s board of directors (the “Issuer Board”) has (i) unanimously approved and declared advisable this Agreement, the Convertible Notes, and the Subscription Agreements and the transactions contemplated hereby and thereby, (ii) determined that this Agreement, the Convertible Notes, and the Subscription Agreements and the transactions contemplated hereby and thereby are in the best interests of the Issuer and holders of Issuer Shares and resolved to recommend (the “Issuer Board Recommendation”), among other things, the approval of the issuance of all Issuer Class A Shares potentially issuable upon conversion of the Convertible Notes by the holders of Issuer Shares entitled to vote thereon in accordance with any applicable Law, the Nasdaq Rules, including Nasdaq Rule 5635, and the Issuer’s Governing Documents (the “Issuance Approval”), and (iii) directed that the Issuance Approval be submitted to the holders of Issuer Shares for its adoption.

(c)Except for receipt of the Issuance Approval, the issuance of the Underlying Shares has been duly authorized by all necessary corporate action. When issued in accordance with the terms of this Agreement and the Convertible Notes, the Underlying Shares shall be validly issued, fully paid and non-assessable and shall not give rise to preemptive rights or other rights of stockholders of the Issuer.

Section 2.3Consents and Requisite Governmental Approvals; No Violations.

(a)No Consent of, with or to be made to any Governmental Entity is required on the part of the Issuer with respect to the Issuer’s execution, delivery or performance of its applicable obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (ii) such filings with and approvals of Nasdaq to permit the Underlying Shares to be issued in connection with the transactions contemplated by this Agreement to be listed on Nasdaq, (iii) the filing of the Issuer A&R Certificate of Incorporation with and acceptance thereof by the Delaware Secretary of State, (iv) the Issuer Stockholder Approval or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an Issuer Material Adverse Effect.

(b)None of the execution, delivery or performance by the Issuer of this Agreement, or the consummation by the Issuer of the transactions contemplated hereby, will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of the Issuer, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Issuer is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Issuer or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of the Issuer, except in the case of clauses (ii) through (iv) above, as would not have an Issuer Material Adverse Effect.

Section 2.4Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) payable to Persons set forth on Section 2.4 of the Issuer Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Issuer for which the Issuer or any Investor has any obligation. The Issuer has made available to the Investors true and complete copies of all Contracts pursuant to which it is required to make payments to Persons set forth on Section 2.4 of the Issuer Disclosure Schedules.

Section 2.5Information Supplied / Registration Statement.

(a)None of the information supplied or to be supplied by or on behalf of the Issuer expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement contains and in the case of any amendment thereto, at the time such amendment is declared effective, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b)When the Registration Statement / Proxy Statement was declared effective or when the Registration Statement / Proxy Statement was mailed to the Pre-Closing Issuer Holders prior to the time of the Issuer Stockholders Meeting, the Registration Statement / Proxy Statement (together with any amendments or supplements thereto) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.6Capitalization of the Issuer Companies.

(a)Without taking into effect the Private Placement Warrants, as of the date of this Agreement, the authorized capital stock of the Issuer consists of 300,000,000 Issuer Class A Shares, of which 4,441,032 were issued and outstanding as of the close of business on the last trading day prior to the date of this Agreement, 10,000,000 Issuer Class B Shares, of which 8,625,000 shares were outstanding as of the close of business on the last trading day prior to the date of this Agreement, and 10,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this Agreement. All outstanding Equity Securities of the Issuer (except to the extent such concepts are not applicable under the applicable Law of the Issuer’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the Merger Closing have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of the Issuer and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Issuer) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person.

(b)Except as expressly contemplated by this Agreement or the BCA or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Investors and the Issuer, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that would require the Issuer, and, except as expressly contemplated by this Agreement or the BCA the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Investors and the Issuer, there is no obligation of the Issuer, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Issuer.

(c)The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, and as of the date hereof, 1,000 such shares are issued and outstanding. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by the Issuer free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, the Issuer has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 2.7SEC Filings.

(a)The Issuer has filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its incorporation (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Issuer SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Issuer SEC Reports”). Except as in connection with the SEC SPAC Accounting Changes, each of the Issuer SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Issuer SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Issuer SEC Reports or the Additional Issuer SEC Reports (for purposes of the Additional Issuer SEC Reports, assuming that the representation and warranty set forth in Section 3.23 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein). Except as in connection with the SEC SPAC Accounting Changes, as of their respective dates of filing, the Issuer SEC Reports did not, and the Additional Issuer SEC Reports will not, as of their respective dates of filing with the SEC (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional Issuer SEC Reports, assuming the accuracy of any information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein).

(b)As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Issuer SEC Reports.

(c)As of the date of this Agreement, to the knowledge of the Issuer, each director and executive officer of the Issuer has filed with the SEC on a timely basis all statements required with respect to the Issuer by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

  Section 2.8Trust Account. As of the date of this Agreement, the Issuer has an amount in cash in the Trust Account equal to at least $44,966,548. The funds held in the Trust Account are (a) held in cash in a bank account that earns no interest and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of January 25, 2021 (the “Trust Agreement”), between the Issuer and American Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Issuer SEC Reports to be inaccurate in any material respect or, to the Issuer’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Issuer Holders who shall have elected to redeem their Issuer Class A Shares pursuant to the Governing Documents of the Issuer or (iii) if the Issuer fails to complete a business combination within the allotted time period set forth in the Governing Documents of the Issuer and liquidates the Trust Account, subject to the terms of the Trust Agreement, the Issuer (in limited amounts to permit the Issuer to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of the Issuer) and then the Pre-Closing Issuer Holders. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of the Issuer and the Trust Agreement. The Issuer has performed all material obligations required to be performed by it to date under, and is not in default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of the Issuer, no event has occurred that with due notice or lapse of time or both, would constitute such a default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Except as disclosed in the Issuer’s Current Report on Form 8-K filed with the SEC on January 25, 2023, the Issuer has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing Issuer Holders who have elected to redeem their Issuer Class A Shares pursuant to the Issuer Stockholder Redemption, each in accordance with the terms of and as set forth in the Trust Agreement, the Issuer shall have no further obligation under either the Trust Agreement or the Governing Documents of the Issuer to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 2.9Transactions with Affiliates. Section 2.9 of the Issuer Disclosure Schedules sets forth all Contracts between (a) the Issuer, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either the Issuer or the Sponsor, on the other hand (each Person identified in this clause (b), an “Issuer Related Party”), other than (i) Contracts with respect to an Issuer Related Party’s employment with, or the provision of services to, the Issuer entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.9 of the BCA (Conduct of Business of DHHC) or entered into in accordance with Section 6.9 of the BCA (Conduct of Business of DHHC), (iii) the BCA and the BCA Ancillary Documents and any other Contracts that the Issuer is expressly required to enter into pursuant to the Merger Transaction and (iv) any ancillary documents and any other Contracts that the Issuer is expressly required to enter into pursuant to this Agreement. No Issuer Related Party (A) owns any interest in any material asset used in the business of the Issuer, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person that is a material client, supplier, customer, lessor or lessee of the Issuer or (C) owes any material amount to, or is owed any material amount by, the Issuer. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 2.9 are referred to herein as “Issuer Related Party Transactions”.

Section 2.10Litigation. As of the date of this Agreement (a) there is no Proceeding pending or, to the Issuer’s knowledge, threatened in writing, against or involving any Issuer Company, (b) none of the Issuer Companies or any of their respective properties or assets is subject to any Order and (c) there is no Proceeding by any Issuer Company pending against any other Person, in each case, that would reasonably be expected to prevent, materially delay or materially impair the ability of the Issuer to consummate the transactions contemplated hereby.

Section 2.11Compliance with Applicable Law. Each Issuer Company is (and since its incorporation has been) in compliance with all applicable Laws, except as would not have an Issuer Material Adverse Effect. Except as would not be material to the Issuer, without limiting the foregoing, none of the Issuer Companies or any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing have violated or, to the Issuer’s knowledge, are under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (a) Privacy Laws (substituting “Issuer Companies” for “Group Companies” in the definition thereof) and Laws applicable to lending activities; (b) Anti-Corruption Laws; (c) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

Section 2.12Business Activities.

(a)Since its incorporation, the Issuer has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement and the BCA, the performance of its covenants or agreements in this Agreement and the BCA or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in the Issuer’s Governing Documents, there is no Contract binding upon any Issuer Company or to which any Issuer Company is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b)Merger Sub was incorporated solely for the purpose of entering into the BCA and consummating the transactions contemplated thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or continuing corporate existence or the negotiation, preparation or execution of the BCA, the performance of its covenants or agreements in the BCA or the consummation of the transactions contemplated thereby.

  Section 2.13Internal Controls; Listing; Financial Statements.

(a)Except as is not required in reliance on exemptions from various reporting requirements by virtue of the Issuer’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, (i) the Issuer has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Issuer’s financial reporting and the preparation of the Issuer Financial Statements for external purposes in accordance with GAAP and (ii) the Issuer has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to the Issuer is made known to the Issuer’s principal executive officer and principal financial officer by others within the Issuer. To the knowledge of the Issuer, such disclosure controls and procedures are effective in timely alerting the Issuer’s principal executive officer and principal financial officer to material information required to be included in the Issuer’s periodic reports required under the Exchange Act.

(b)There are no outstanding loans or other extensions of credit made by the Issuer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Issuer. The Issuer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)The Issuer has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq and is a member in good standing with Nasdaq. The classes of securities representing issued and outstanding Issuer Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer by Nasdaq or the SEC with respect to any intention by such entity to deregister Issuer Class A Shares or prohibit or terminate the listing of Issuer Class A Shares on Nasdaq. The Issuer has not taken any action that is designed to terminate the registration of Issuer Class A Shares under the Exchange Act.

(d)Except for any changes (including any required revisions to or restatements of the Issuer Financial Statements or the Issuer SEC Reports) to (i) the Issuer’s historical accounting of its warrants as equity rather than as liabilities that may be required as a result of the Warrant Pronouncement, (ii) the Issuer’s accounting or classification of the Issuer’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of the Issuer’s auditors, or (iii) the Issuer’s historical or future accounting relating to any other guidance from the SEC staff after the date hereof relating to non-cash accounting matters (clauses (i) through (iii), collectively, the “SEC SPAC Accounting Changes”), the Issuer Financial Statements (A) fairly present in all material respects the financial position of the Issuer as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of the audited Issuer Financial Statements, were audited in accordance with the standards of the PCAOB and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e)Except as in connection with the SEC SPAC Accounting Changes, the Issuer has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Issuer’s and its Subsidiaries’ assets. The Issuer maintains and, for all periods covered by the Issuer Financial Statements, has maintained books and records of the Issuer in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Issuer in all material respects.

(f)Except as in connection with the SEC SPAC Accounting Changes, since the Issuer’s incorporation, neither the Issuer nor its independent auditors has received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Issuer to the Issuer’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Issuer to the Issuer’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Issuer who have a significant role in the internal controls over financial reporting of the Issuer.

Section 2.14No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 2.14 of the Issuer Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or the BCA, the performance of its covenants or agreements in this Agreement or the BCA or the consummation of the transactions contemplated hereby or thereby, (c) that are incurred in connection with or incident or related to an Issuer Company’s incorporation, or continuing corporate existence, in each case, that are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, that are immaterial in nature, (e) that are either permitted pursuant to Section 6.9(c) of the BCA (Conduct of Business of DHHC) or incurred in accordance with Section 6.9(c) of the BCA (Conduct of Business of DHHC) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the Issuer Financial Statements included in the Issuer SEC Reports, none of the Issuer Companies has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP consistently applied and in accordance with past practice.

Section 2.15     Tax Matters.

(a)Each Issuer Company has prepared and filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Issuer Company has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return, and has paid all assessments and reassessments in respect of Taxes in all material respects.

(b)Each Issuer Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c)No Issuer Company is currently the subject of a Tax audit or examination with respect to material taxes. No Issuer Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d)No Issuer Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e)No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Issuer Company which agreement or ruling would be effective after the Closing Date.

(f)None of the Issuer Companies is and none of the Issuer Companies has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)There are no Liens for Taxes on any assets of the Issuer Companies or the Group Companies other than Permitted Liens.

(h)Each Issuer Company is a tax resident only in its jurisdiction of formation.

(i)The Issuer is not, and immediately after the Merger Closing will not be, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(j)None of the Issuer Companies has taken or agreed to take any action not contemplated by this Agreement or the BCA that would reasonably be expected to prevent the Merger Transaction from qualifying for the Intended Tax Treatment. To the knowledge of the Issuer Companies, no facts or circumstances exist, other than any facts or circumstances to the extent that such facts or circumstances exist or arise as a result of or related to any act or omission occurring after the signing date by an Issuer Company or a Company Stockholder or any of their respective Affiliates in each case not contemplated by this Agreement or the BCA, that would reasonably be expected to prevent the Merger Transaction from qualifying for the Intended Tax Treatment.

Section 2.16Employees and Employee Benefit Plans. None of the Issuer Companies (a) has any paid employees or Contingent Workers or (b) maintains, sponsors, contributes to or otherwise has any material liability under any Employee Benefit Plans (substituting “Issuer Company” for “Group Company” in the definition thereof). None of the execution and delivery of this Agreement or the BCA nor the consummation of the transactions contemplated hereby and thereby will: (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer, employee or Contingent Worker of the Issuer; or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Other than reimbursement of any out-of-pocket expenses incurred by the Issuer’s officers and directors in connection with activities on the Issuer’s behalf in an aggregate amount not in excess of the amount of cash held by the Issuer outside of the Trust Account, the Issuer has no unsatisfied material liability with respect to any officer or director.

Section 2.17Properties. The Issuer does not own, or otherwise have an interest in, any real property, including under any real property lease, sublease, space sharing, license or other occupancy agreement.

Section 2.18Compliance with International Trade & Anti-Corruption Laws.

(a)Since the Issuer’s incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, 50% or more by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since the Issuer’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Russia, Syria, Venezuela and the Crimea, Donetsk or Luhansk regions of Ukraine).

(b)Since the Issuer’s incorporation, neither the Issuer nor, to the Issuer’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(c)To the knowledge of the Issuer, no holder of the capital stock of the Issuer is a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and who will acquire a substantial interest in the Company as a result of the transactions contemplated by the BCA such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no such foreign Person will have control (as defined in 31 C.F.R. Part 800.208) over the Company after the Merger Closing.

Section 2.19     Company Status. The Issuer constitutes (a) an “emerging growth company” within the meaning of the JOBS Act and (b) a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K.

Section 2.20     Private Placement. Assuming the accuracy of the Investors’ representations and warranties set forth in Article IV, no registration under the Securities Act or under the Securities Laws of any state is required for the offer and sale of the Underlying Shares or the Convertible Notes by the Issuer to the Investors.

Section 2.21     No Solicitation. Neither the Issuer nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act in connection with any offer or sale of the Underlying Shares or the Convertible Notes to the Investors.

Section 2.22     Investment Company Act. The Issuer is not, and, immediately after receipt of payment for the Convertible Notes and the consummation of the Closing or the Merger Closing will not be, an “investment company” within the meaning of the Investment Company Act.

Section 2.23     Most Favored Nation. None of the Issuer Companies or the Group Companies has entered into any other purchase, subscription, side letter or other agreements, or any other arrangements or understandings (whether written or oral) providing for the sale of any Equity Securities with any other Person that, after giving effect to the consummation of the Merger Transaction and the transactions contemplated by this Agreement, includes any terms or conditions that are materially more advantageous to any such Person when compared with the terms and conditions pursuant to which Issuer is selling the Convertible Notes and the Underlying Shares to the Investors.

Section 2.24     Pledge of the Convertible Notes or the Underlying Shares. The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Convertible Notes and the Underlying Shares may be pledged by any Investor in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Convertible Notes or the Underlying Shares under this Agreement, and any Investor effecting a pledge of the Convertible Notes or the Underlying Shares shall not be required to provide the Issuer with any notice thereof or otherwise make any delivery to the Issuer pursuant to this Agreement. In connection with any such pledge, the Issuer shall provide any such lender of such margin agreement with an acknowledgment that the Convertible Notes and the Underlying Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and reasonable comment by the Issuer.

Section 2.25     Non-Reliance. The Issuer acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than as set forth in the statements, representations and warranties of the Company and the Investors explicitly contained in this Agreement, in making its decision to enter into this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the disclosure schedules attached hereto as Exhibit E (each a “Company Disclosure Schedule” and collectively, the “Company Disclosure Schedules”, and together with the Issuer Disclosure Schedules, the “Disclosure Schedules”) attached hereto and made a part hereof, the Company hereby represents and warrants to each Investor that the following representations and warranties are true and complete, as of the date hereof and as of the Closing Date. The Company Disclosure Schedules shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Article III, and the disclosures in any section or subsection of the Company Disclosure Schedules shall qualify other sections and subsections in this Article III only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

Section 3.1Organization and Qualification.

(a)Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth a true and complete list of each of the Group Companies and its jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b)The Governing Documents of the Company are in full force and effect, and the Company is not in material breach or violation of any provision set forth in its Governing Documents.

(c)Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2Capitalization of the Group Companies.

(a)Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of March 8, 2023 of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company authorized, issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof, (iii) with respect to each Company Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of Company Shares subject to Company Options on the date of grant, and (F) the number of Company Shares subject to Company Options as of the date of this Agreement and (iv) with respect to each Company Warrant, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable vesting schedule (including acceleration provisions), (E) the number of Company Shares subject to the Company Warrant on the date of grant, and (F) the number of Company Shares subject to the Company Warrant as of the date of this Agreement. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (2) were not issued in violation of, and are not subject to, any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in material compliance with applicable Law, including Securities Laws. Since March 8, 2023, the Company has not issued any Equity Securities, except in connection with the exercise of Company Options in accordance with the terms thereof. Except for the Company Options and Company Warrants set forth on Section 3.2(a) of the Company Disclosure Schedules, the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that require or would require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. The Company has no Company Shares reserved for issuance, except for three thousand (3,000) Company Shares reserved for issuance pursuant to the Company Equity Plan, of which not more than two thousand four hundred sixty-two (2,462) are subject to outstanding options, and five thousand (5,000) Company Shares reserved for issuance pursuant to Company Warrants. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

  (b)The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law) imposed by the Company. There are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c)There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.

(d)Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, none of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities, right to acquire any such Equity Security or securities convertible into or exchangeable for any Equity Security in each case of any Person other than a Group Company and, none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(e)Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all material Indebtedness of the Group Companies as of March 8, 2023, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof. Since March 8, 2023, the Company has not incurred any new Indebtedness except as set forth on Section 3.2(e) of the Company Disclosure Schedules.

(f)Section 3.2(f) of the Company Disclosure Schedules sets forth a list of the Group Companies’ Employee Benefit Plans, Contracts or other arrangements that provide for Change of Control Payments.

(g)Each Company Option was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Equity Plan, and each Company Option has an exercise price per share that is equal to or greater than the fair market value of a Company Share on the date of such grant determined in a manner consistent with Section 409A of the Code. Upon the issuance of any Company Shares in accordance with the terms of the Company Equity Plan, such Company Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens. Each Company Option is an unvested In-the-Money Option.

(h)Each Company Warrant (i) was issued in compliance in all material respects with all applicable Laws and (ii) was not issued in breach or violation of any Contract. All Company Shares subject to issuance pursuant to any Company Warrant, upon issuance on the terms and conditions specified therein, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Liens.

Section 3.3Authority; Approval and Fairness.

(a)The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company (assuming that this Agreement is duly authorized, executed and delivered by the other Persons party hereto), enforceable against the Company in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 3.4Financial Statements; Undisclosed Liabilities.

(a)The Company has made available to the Investors a true and complete copy of (i) the audited consolidated carve-out balance sheets of the homebuilding operations of the Company as of December 31, 2021 and December 31, 2020, and the related statements of income, changes in shareholders’ and other Affiliates’ net investment and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (the “Year End Financial Statements”), and (ii) the unaudited consolidated balance sheets of the homebuilding operations of the Company as of September 30, 2022 (the “Latest Balance Sheet”) and December 31, 2021, and the related statements of income, changes in shareholders’ and other Affiliates’ net investment and cash flows for each of the nine-months ended September 30, 2022 and September 30, 2021 (the “Interim Financial Statements,” and together with the Year End Financial Statements, the “Financial Statements”). Each of the Financial Statements (including the notes and schedules thereto) (A) was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (B) fairly presents, in all material respects, the financial position, results of operations and cash flows of the homebuilding operations of the Company as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein.

(b)Except (i) as set forth on the face of the Year End Financial Statements for 2021, (ii) for Liabilities incurred in the ordinary course of business since the date of the Year End Financial Statements for 2021 (none of which is a Liability for breach of contract, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement and the BCA, the performance of their respective covenants or agreements in this Agreement and the BCA or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which the homebuilding operations of the Company are subject (other than Liabilities for breach thereof) and (v) for Liabilities that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the homebuilding operation of the Company, taken as a whole, the homebuilding operations of the Company have no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP consistently applied and in accordance with past practice.

(c)The Group Companies have established and maintain systems of internal accounting controls that are sufficient to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets and (iii) any unauthorized acquisition, use or disposition of a Group Company’s assets that could have a material effect on its financial statements will be prevented or timely detected. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are true and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)Except as disclosed in Section 3.4(d) of the Company Disclosure Schedules, in the last three (3) years there has not been any (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge, (ii) “material weakness” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies. In the last three (3) years, no Group Company has received any written or, to the knowledge of the Company, oral complaint, allegation, assertion or claim in respect of the matters described in the foregoing sentence. The Company has not had any material complaints made or concerns raised by any employee, contractor or Representative relating to a violation of Laws. The Company has not had any material written complaints made by any employee, contractor or Representative related to foregoing clauses (i) through (iii) of this Section 3.4(d).

Section 3.5Consents and Requisite Governmental Approvals; No Violations.

(a)No Consent of, with or made to any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement except for any Consents the absence of which would not have, and would not reasonably be expected to be material to the Group Companies, taken as a whole.

(b)Other than as set forth in Section 3.5(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of any Group Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract, (B) any other Contract to which any Group Company is a party or (C) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii)(B), (ii)(C) and (iv) above, as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.6Permits. Each of the Group Companies and the Mortgage JV has all material Permits that are required to own, lease and operate its properties and assets and to conduct its business as currently conducted (the “Material Permits”). Each Material Permit is in full force and effect in accordance with its terms and no written notice of revocation, cancellation or termination of any Material Permit has been received by the Group Companies or to the knowledge of the Company, assuming reasonable due inquiry of such knowledge persons’ direct reports and other due inquiry of the officers of the Mortgage JV responsible for such matters, the Mortgage JV, as applicable. The Group Companies and, to the knowledge of the Company, assuming reasonable due inquiry of such knowledge persons’ direct reports and other due inquiry of the officers of the Mortgage JV responsible for such matters, the Mortgage JV, have not breached or violated and are not otherwise in default in any material respect under any Material Permit.

Section 3.7Material Contracts.

(a)Section 3.7(a) of the Company Disclosure Schedules sets forth a true and complete list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i)any Contract with a Pennington Party;

(ii)any Contract (or group of related Contracts with respect to a single transaction or series of related transactions) relating to Indebtedness of any Group Company or to the placing of a material Lien (other than any Permitted Lien) on any assets or properties of any Group Company;

(iii)any Contract (or group of related Contracts with respect to a single transaction or series of related transactions) under which any Group Company is lessee of or holds, in each case, any tangible or real property owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $200,000;

(iv)any Contract (or group of related Contracts with respect to a single transaction or series of related transactions) under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments and the fair market value of such tangible property do not exceed $100,000;

(v)any (A) joint venture, partnership, or strategic alliance Contract in which a Group Company owns an equity interest and (B) other joint venture, partnership (or profit-sharing), strategic alliance or services Contract with respect to land development or vertical construction and material to the business of the Group Companies;

(vi)any Contract pursuant to which any Group Company (A) grants any license or other right under any Intellectual Property Rights material to its business, other than non-exclusive licenses granted to customers or third-party service providers in the ordinary course of business, or (B) receives any license or other right under any Intellectual Property Rights material to its business, other than non-exclusive licenses granted on standardized, commercially available terms for non-customized software;

(vii)any Contract material to the business of any Group Company, the primary purpose of which is the Processing of Personal Information;

(viii)any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of the Issuer or any of its Affiliates after the Closing, (B) contains any exclusivity provision that binds the Company or any other obligations or restrictions that limits the Company’s ability to conduct its business in the ordinary course, or (C) requires any Group Company to purchase or otherwise obtain any materials or service exclusively from a single third party;

(ix)any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $250,000 annually or (B) $1,000,000 over the life of the agreement;

(x)any Contract for (A) the acquisition or disposition of any real property (whether or not developed) from or by any Group Company or (B) the option to acquire or dispose of any real property (whether or not developed) from or by any Group Company, in the case of clauses (A) and (B), with a total acquisition or disposition consideration payable or receivable (or paid and received) for the real property subject thereto in excess of $10,000,000 (other than individual home sales in the ordinary course of business);

(xi)any executory Contract providing for any fee building arrangements to which any Group Company is a party;

(xii)any executory Contract with respect to preferred lender arrangements to which any Group Company is a party;

(xiii)any Contract with mortgage providers to which any Group Company is party;

(xiv)any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Liabilities of any other Group Company) or pursuant to which any Person (other than any other Group Company) has guaranteed the Liabilities of a Group Company;

(xv)any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(xvi)any Contract required to be disclosed on Section 3.21 of the Company Disclosure Schedules;

(xvii)any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, or Contingent Worker of a Group Company (A) whose annual base salary (or, in the case of a Contingent Worker, actual or anticipated annual base compensation) is in excess of $250,000 or (B) that provides for severance or any other post-termination payments or benefits;

(xviii)any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any former director, manager, officer, employee or Contingent Worker of a Group Company pursuant to which any Group Company, as of the Closing, has or will have an obligation to pay severance or other post-termination pay;

(xix)any Contract providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;

(xx)any collective bargaining agreements and any other agreements executed with a union or similar organization;

(xxi)any Contract for the disposition of any material portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person, or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xxii)any Contract for the settlement or conciliation of a Proceeding or other dispute with a third party (A) the performance of which would be reasonably likely to involve any payments in excess of $250,000 after the date of this Agreement, (B) which is a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligation on any Group Company (or the Issuer or any of their Affiliates after the Closing);

(xxiii)any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $250,000 or (B) aggregate payments to or from any Group Company in excess of $500,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice;

(xxiv)any Contract that prohibits the payment of dividends or distributions in respect of the Equity Securities of the Company, the pledging of the capital stock or other Equity Securities of the Company or the incurrence of Indebtedness by the Company;

(xxv)each Contract that contains a put, call, right of first refusal, right of first offer or similar right pursuant to which the Company would be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock, assets or business of any other Person; and

(xxvi)each Contract containing any standstill or similar agreement pursuant to which a Person has agreed not to acquire assets or securities of another Person.

(b)(i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, any counterparty thereto, and is in full force and effect and (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder and (iii) the Group Companies have not received any written or, to the knowledge of the Company, oral notice of default under any Material Contract. No counterparty to any Material Contract has exercised or threatened in writing or, to the knowledge of the Company, orally any force majeure (or similar) provision in any Material Contract in relation to COVID-19.

Section 3.8Absence of Changes.

(a)Since December 31, 2022, no Company Material Adverse Effect has occurred.

(b)From the date of the Latest Balance Sheet through the date of this Agreement, except as set forth on Section 3.8(b) of the Company Disclosure Schedules or as expressly contemplated by this Agreement and the BCA or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) no Group Company has taken any action that would require the consent of the Investor under this Agreement or the BCA, without obtaining such consent, if taken during the period from the date of this Agreement until the Closing pursuant to Section 6.1(b)(i), Section 6.1(b)(ix), Section 6.1(b)(x), Section 6.1(b)(xiv), Section 6.1(b)(xvi), Section 6.1(b)(xvii), Section 6.1(b)(xviii) and Section 6.1(b)(xxiv) (to the extent relating to the foregoing clauses of Section 6.1(b)) of the BCA (Conduct of Business of the Company).

Section 3.9Litigation. Other than as set forth on Section 3.9 of the Company Disclosure Schedules, there is no Proceeding pending or, to the knowledge of the Company, threatened, (i) against any Group Company that has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, or (ii) that question the validity of this Agreement or the BCA or the right of the Company to enter into them or to consummate the transactions contemplated by this Agreement or the BCA, or that would reasonably be expected to materially delay or frustrate the Company’s ability to perform its obligations hereunder or thereunder or to consummate the transactions contemplated by this Agreement and the BCA. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10Compliance with Applicable Law.

(a)Each Group Company (i) conducts its business in compliance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (ii) has not received any written or, to the knowledge of the Company, oral communications from a Governmental Entity that alleges that such Group Company is not in compliance with any such Law or Order, except in each case of clause (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. No Group Company or any of its Representatives, or any other Persons acting for or on behalf of any of the foregoing, has violated, has been threatened in writing or charged with or given notice of any violation of, or, to the Company’s knowledge, is under investigation with respect to, any provisions of: (i) Anti-Corruption Laws; or (iii) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

(b)The Mortgage JV is, and has been since its inception, in compliance in all material respects with and all applicable Consumer Protection Laws, including all Laws and Orders related to consumer brokering, anti-discriminatory lending, holding consumer assets, processing consumer payments, enforcing consumer loan documents, consumer advertising and disclosures, and unfair, deceptive, or abusive acts or practices. As of the date of this Agreement, no claims have been asserted or threatened in writing against the Mortgage JV (i) by any Governmental Entity alleging any material violation of any Person’s rights under any such Consumer Protection Laws or (ii) by any other Person alleging any violation of any Person’s rights under any such Consumer Protection Laws, except, in the case of this subclause (ii), any such violations as would not, individually or in the aggregate, reasonably be expected to be material to the Mortgage JV, taken as a whole.

(c)The Mortgage JV maintains written consumer compliance programs designed to ensure compliance with applicable Consumer Protection Laws, including with respect to employee training.

(d)To the knowledge of the Company, the Mortgage JV is not under investigation by any Governmental Entity for a material violation of any applicable Consumer Protection Laws, and, as of the date of this Agreement, there are no material Proceedings pending or threatened in writing against the Mortgage JV (whether by a Governmental Entity or any other party) relating to compliance with applicable Consumer Protection Laws by the Company or any third parties acting on its behalf.

(e)Except for routine examinations conducted by a Governmental Entity in the regular course of the business of the Mortgage JV, no Governmental Entity has initiated any material proceeding or, to the knowledge of the Company, material investigation into the business or operations of the Mortgage JV since its inception to the date of this Agreement. There is no unresolved material violation asserted by any Governmental Entity with respect to any report or statement relating to any examinations of the Mortgage JV.

Section 3.11Employee Benefit Plans.

(a)Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction).

(b)True and complete copies of the following documents, with respect to each Employee Benefit Plan, where applicable, have previously been delivered or made available to the Investors: (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan; (ii) the most recent IRS determination, advisory or opinion letter; (iii) the most recent annual reports (Form 5500 or 990 series and all schedules and financial statements thereto); (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) the last three years of non-discrimination testing results; and (vii) all non-routine written correspondence to and from any governmental agency received with respect to any Employee Benefit Plan.

(c)Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination or approval from the Internal Revenue Service with respect to such qualification, or may reasonably rely on an opinion or advisory letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the Internal Revenue Service for a determination of the qualified status of such Employee Benefit Plan for any period for which such Employee Benefit Plan would not otherwise be covered by an Internal Revenue Service determination and, to the knowledge of the Company, no event or omission has occurred that would reasonably be expected to cause any such Employee Benefit Plan to lose such qualification. With respect to any Employee Benefit Plan, no Group Company could reasonably be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

(d)Each Employee Benefit Plan (including any related trusts), other than “multiemployer plans” within the meaning of Section 3(37) of ERISA (each, a “Multiemployer Plan”) is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including, without limitation, ERISA, the Code and the Affordable Care Act. No Employee Benefit Plan is, or within the past six (6) years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. No Proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such Proceeding. All payments and/or contributions required to have been made with respect to all Employee Benefit Plans either have been made or have been accrued in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e)No Group Company or any ERISA Affiliate has in the past six (6) years maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any Employee Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA), and neither any Group Company nor any ERISA Affiliate has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(f)No Group Company or any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar Law), and no Group Company has ever formally promised to provide such post-termination benefits.

(g)Each Employee Benefit Plan may be amended, terminated or otherwise modified (including cessation of participation) by the Company to the greatest extent permitted by applicable Law. Except as required by applicable Law, no Group Company has announced its intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program that, once established, would come within the definition of an Employee Benefit Plan.

(h)Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance issued by the Internal Revenue Service thereunder. No payment to be made under any Employee Benefit Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(i)None of the execution and delivery of this Agreement and the BCA or the consummation of the transactions contemplated by this Agreement and the BCA would be reasonably expected to (either alone or in combination with any other event) (i) result in, or cause the accelerated vesting, payment, funding or delivery of, or increase the amount or value of, any payment, benefit or severance pay to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) further restrict any rights of the Group Companies to amend, terminate or transfer the assets of any Employee Benefit Plan, (iii) directly or indirectly cause any of the Group Companies to transfer or set aside any assets to fund any material benefits under any Employee Benefit Plan, (iv) otherwise give rise to any liability under any Employee Benefit Plan, or (v) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(j)The Group Companies have no obligation to provide, and no Employee Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under of Section 280G of the Code.

(k)No Employee Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of any of the Group Companies who reside or work outside of the United States.

(l)No “Prohibited Transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA, as applicable, has occurred with respect to any Employee Benefit Plan.

Section 3.12Environmental Matters. Except as would not be, and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole:

(a)Each of the Group Companies are, and at all times have been, in compliance with Environmental Laws.

(b)None of the Group Companies have received any written or, to the knowledge of the Company, oral notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, failure to comply in any respect with, or any Liability relating to, any applicable Environmental Laws.

(c)There is (and since the incorporation of the Company there has been) no Proceeding pending or threatened in writing or, to the knowledge of the Company, orally against any Group Company relating to applicable Environmental Laws.

(d)There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances in violation of or as could reasonably be expected to result in Liability under any applicable Environmental Laws.

Section 3.13Intellectual Property; Data Privacy

(a)Section 3.13(a) of the Company Disclosure Schedules sets forth a correct and complete list of all Company Registered IP, indicating for each item, as applicable: (i) the name of the applicant/registrant and current legal and beneficial owner(s); (ii) the jurisdiction where the application/registration is located (or, for Internet domain names, the applicable registrar); and (iii) the application or registration number. All registration, maintenance, renewal and annuity fees and required documents to be filed in connection with Company Registered IP have been (or will be, prior to Closing) timely paid or filed, as the case may be. No Company Registered IP is subject to any outstanding Order adversely affecting the validity or enforceability of, or the Group Company’s ownership or use of, or rights in or to, any such Company Registered IP.

(b)The Group Companies exclusively own all Company Intellectual Property, free and clear of all Liens other than Permitted Liens.

(c)To the knowledge of the Company, the Group Companies own or have sufficient and valid rights to use all Intellectual Property Rights material to, and used in or necessary for, the conduct of their businesses as currently conducted and as currently planned to be conducted, and all such rights shall survive the consummation of the transactions contemplated by this Agreement, without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Rights.

(d)Except as has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, material liability to any Group Company, to the knowledge of the Company, the conduct of the business of the Group Companies does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated in the past three (3) years, any Intellectual Property Rights of any other Person, whether directly or indirectly. No Group Company has received any written claim, notice, invitation to license or similar communication within the past three (3) years, and there is no Proceeding pending or threatened against any Group Company, (i) alleging any of the foregoing or (ii) contesting or challenging the use, validity, enforceability or ownership of any Company Intellectual Property.

(e)Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to any Group Company, to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the past three (3) years, any Company Intellectual Property, whether directly or indirectly. No Group Company has asserted, or threatened to assert, any Proceeding against any Person regarding any of the foregoing.

(f)The Group Companies have taken commercially reasonable steps to protect and preserve the confidentiality of all material Trade Secrets that are owned, used or held for use by the Company. No such Trade Secrets have been made available to or, to the knowledge of the Company, discovered by, any Person except pursuant to valid and appropriate confidentiality and non-disclosure obligations requiring any such Person (i) to maintain the confidentiality thereof and (ii) not to use such Trade Secrets except as authorized by the Company, and such obligations have not, to the knowledge of the Company, been breached by any party thereto in any material respect.

(g)All current employees, consultants, advisors and independent contractors of the Group Companies who have contributed to the creation or development of any material Intellectual Property Rights for or on behalf of any Group Company have executed and delivered to such Group Company a written, valid and enforceable Contract containing an irrevocable present assignment to such Group Company of all such Person’s right, title and interest in any such Intellectual Property Rights. To the knowledge of the Company, no employee, consultant, advisor or independent contractor of any Group Company retains or claims to retain any rights in, nor has any of them filed an application to register, any such Intellectual Property Rights.

(h)To the knowledge of the Company, the Company IT Assets (i) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Group Companies in connection with their businesses, (ii) have not materially malfunctioned or failed to function in the past three (3) years and (iii) are free from any material disabling codes or instructions, spyware, trojan horses, worms, viruses or other software routines that facilitate or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. To the knowledge of the Company, in the past three (3) years, there has been no unauthorized access to or unauthorized use of any Company IT Assets in any material respect. To the knowledge of the Company, the Group Companies have implemented reasonable backup and disaster recovery technology consistent with best industry practices to protect the confidentiality, integrity and security of the Company IT Assets, as applicable.

(i)The Group Companies have complied in all material respects with all Privacy Laws and Company Privacy Commitments and, to the knowledge of the Company, no circumstance has arisen in which Privacy Laws, or any applicable guidance or codes of practice promulgated under Privacy Laws, would require any Group Company to notify a Governmental Entity or any individual of any actual or suspected unauthorized access or use of Personal Information. In the past three (3) years, no Group Company has received any written notice, order, inquiry, investigation, complaint or other communication alleging non-compliance with any Privacy Laws or Company Privacy Commitments.

(j)To the knowledge of the Company, there has been no material loss, theft, misuse of, or unauthorized access to, use, modification or disclosure of Personal Information Processed by or on behalf of any Group Company.

Section 3.14Labor Matters.

(a)Section 3.14(a) of the Company Disclosure Schedules contains a true and complete list of each employee of each Group Company as of the date of this Agreement, setting forth for each employee: (i) the employee’s position or title; (ii) whether classified as exempt or non-exempt for wage and hour purposes; (iii) whether paid on a salary, hourly or commission basis; (iv) the employee’s actual annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a commission-only basis), as applicable; (v) the employee’s short-term incentive opportunity for the remainder of fiscal year 2023; (vi) date of hire; (vii) work location; (viii) status (i.e., active or inactive and, if inactive, the type of leave and estimated duration); and (ix) the entity that employs the individual.

(b)Section 3.14(b) of the Company Disclosure Schedules contains a true and complete list of all Contingent Workers of each Group Company as of the date of this Agreement, setting forth for each such individual: (i) a description of his, her, or its services rendered and (ii) the primary location (e.g., U.S. state) from which services are performed.

(c)Each Group Company currently classifies and has classified for the last three (3) years each of its employees as exempt or non-exempt in material compliance with the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), and is and has been otherwise in material compliance with such Laws. To the extent that any Contingent Workers are or were engaged by any Group Company, such Group Company currently classifies and treats them, and has properly classified and treated them for the last three (3) years, as Contingent Workers (as distinguished from employees) in material compliance with applicable Law and for the purpose of all Employee Benefit Plans and perquisites.

(d)Each Group Company is, and for the past three (3) years has been, in material compliance with all applicable Laws and regulations respecting labor and employment matters, including but not limited to fair employment practices, pay equity, the classification of independent contractors, the classification of employees and Contingent Workers, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment (including sexual harassment), equal employment opportunity, affirmative action, immigration (including E-Verify or state equivalents), whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No Group Company is delinquent in any payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

(e)No Group Company (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and each Group Company has withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or Contingent Workers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies.

(f)In the last three (3) years, no Group Company has experienced a “mass layoff” or “plant closing” as defined by WARN, and no Group Company has incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement and the Merger Transaction.

(g)No Group Company is a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or Contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of any Group Company to bargain with any Union. In the last three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, in the last three (3) years, there have been no labor organizing activities with respect to any employees of any Group Company nor has the Company engaged in any unfair labor practice.

(h)No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, plant closings, or other workforce changes affecting employees of the Group Companies has occurred within the past six (6) months or is currently contemplated, planned or announced, including as a result of COVID-19 or any applicable employment-related Pandemic Measure. Each Group Company has materially complied with (i) all applicable employment-related Pandemic Measures including, without limitation, all applicable COVID-19 related Laws, regulations, orders and guidance of any Governmental Entity; and (ii) the FFCRA (including with respect to eligibility for tax credits under the FFCRA) and any other applicable COVID-19 related leave Law.

(i)Except as set forth on Section 3.14(i) of the Company Disclosure Schedules, in the past twelve (12) months (i) no director, officer, or key employee’s employment with any Group Company has been terminated or furloughed for any reason; and (ii) to the knowledge of the Company, no director, officer, or management level or key employee, or group of employees or Contingent Workers, has provided notice of any plans to terminate his, her or their employment or service arrangement with any Group Company.

(j)In the three (3) years prior to the date of this Agreement, no Group Company has been a party to any form of Proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of any Group Company (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, the misclassification of employees or Contingent Workers, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and, to the knowledge of the Company, no such matters are pending or threatened against any Group Company or any employees or Contingent Workers of any Group Company (in their respective capacity as employees or Contingent Workers of any Group Company), as applicable.

(k)Each employee of each Group Company is employed at-will and no employee is subject to any employment contract with any Group Company, whether oral or written, for a fixed term of employment with any Group Company.

(l)In the last three (3) years, no allegations of sexual harassment or sexual misconduct have been made to any Group Company against any employee, officer, or director of any Group Company and no Group Company has otherwise become aware of any such allegations. To the knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving any Group Company or any employee, officer, or director of any Group Company. In the last three (3) years, there have not been any internal investigations by or on behalf of any Group Company with respect to any claims or allegations of sexual harassment, misconduct or abuse against or involving any employee, officer, or director of any Group Company, nor have there been any settlements or out-of-court or pre-charge or pre-litigation arrangements relating to such matters.

(m)No Group Company (i) is subject to any affirmative action obligations under any Law, including, without limitation, Executive Order 11246, and/or (ii) is a government contractor or subcontractor for purposes of any Law with respect to the terms and conditions of employment, including, without limitation, the Service Contracts Act or prevailing wage Laws.

(n)There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and no Group Company has been reassessed in any material respect under such legislation during the past three (3) years and, to the knowledge of the Company, no audit of any Group Company is currently being performed pursuant to any applicable workplace safety and insurance legislation.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement (the “Insurance Policies”). All Insurance Policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement and, to the extent applicable, the Company has not taken any action or failed to take any action that (including with respect to the transactions contemplated hereby), with or without notice, lapse of time or both, would constitute or result in a material breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder. No claim by any Group Company is pending under any such Insurance Policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. All Insurance Policies are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks, except for any such failures to maintain Insurance Policies that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.16Tax Matters.

(a)Each Group Company has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to have been filed by it, all such Tax Returns are true, correct and complete in all material respects and have been prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return, and has paid all assessments and reassessments in respect of Taxes in all material respects.

(b)Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(c) No Group Company is currently the subject of a Tax audit, examination or other proceeding with respect to material Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit, examination or other proceeding that has not been resolved or completed in each case with respect to material Taxes.

(d)No Group Company has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority.

(e)No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f)No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g)There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)Since the day that precedes the date of this Agreement by two (2) years, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 or Section 361 of the Code.

(i)No Group Company (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract.

(j)In the past five (5) years, no written claims have been received by any Group Company from any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements, and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(l)Each Group Company is a tax resident only in its jurisdiction of formation.

(m)No Group Company has, or has ever had, a permanent establishment in any country other than the country of its organization, or is, or has ever been, subject to income Tax in a jurisdiction outside of the country of its organization.

(n)At no time during the past five (5) years has any Group Company been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(o)No Group Company has taken or agreed to take any action not contemplated by this Agreement and the BCA that would reasonably be expected to prevent the Merger Transaction from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent the Merger Transaction from qualifying for the Intended Tax Treatment.

(p)The Company is and has been a validly electing and qualifying S corporation within the meaning of Sections 1361 and 1362 of the Code for U.S. federal (and applicable state and local) income Tax purposes at all times since 2008 and shall maintain such status until the Closing Date. No Tax Authority has challenged the Company’s S corporation status, and no event has occurred or has existed that would preclude Company from qualifying as an S corporation or that would terminate Company’s S corporation status (other than the transactions contemplated by the Merger Transaction). Any trusts that may be, or previously have been shareholders, do not violate the Company’s S corporation status.

(q)The Company (i) is not liable for any Tax under Section 1374 of the Code (or any corresponding or similar provisions of state, local or foreign Law); and (ii) has not in the past ten (10) years, (A) acquired any assets from any corporation in a transaction in which the Tax basis was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation that is not a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code.

Section 3.17Brokers. Except for fees payable to Persons set forth on Section 6.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Group Company or any Investor has any obligation. The Company has made available to the Investors true and complete copies of all Contracts pursuant to which it is required to make payments to Persons set forth on Section 3.17 of the Company Disclosure Schedules.

Section 3.18Real and Personal Property.

(a)Owned Real Property. Other than as set forth on Section 3.18(a) of the Company Disclosure Schedules and except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Group Company has good and marketable fee title to the real property owned by any such Group Company (the “Company Owned Real Property”), free and clear of all Liens other than Permitted Liens. With regard to options or agreements to purchase real property described in Section 3.7(a)(x) of the Company Disclosure Schedules, except to the extent such options have been exercised or the real property that is the subject of such purchase agreements has been acquired, such options and purchase agreements all remain in effect and no other party to an option or purchase agreement has the right, because of anything any Group Company has done or failed to do, to terminate it or change the terms on which any Group Company has the right to purchase the real property to which it relates.

(b)Leased Real Property. Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of each lease, sublease, and license, together with any amendments, renewals and guarantees thereof or thereto (each, a “Company Real Property Lease”), under which any Group Company uses or occupies or has the right to use or occupy any real property (the “Company Leased Real Property”; the Company Owned Real Property and the Company Leased Real Property being sometimes referred to herein as the “Company Property”). Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Real Property Lease is valid, binding and in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to the Bankruptcy and Equity Exception), (ii) there is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Company Real Property Lease, and, to the Company’s knowledge, no event has occurred that (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party, and (iii) the Company, or the applicable Group Company, has a good and valid leasehold interest, subject to the terms of the Company Real Property Lease applicable thereto, in each parcel of Company Leased Real Property.

(c)Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, there are no material new (or increases in existing) development fees, impact fees or other fees that will be levied by any Governmental Entity in connection with the development of any Company Property. None of the Group Companies have received any notice of any material violation of any Law relating to any Company Property.

(d)Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Group Companies has received any written notice of any condemnation, eminent domain, requisition or taking by any Governmental Entity with respect to any Company Property, or negotiations for the purchase of any Company Property in lieu of condemnation, and no condemnation, eminent domain, requisition or taking has been commenced or, to the knowledge of the Company, threatened in connection with any of the foregoing.

(e)None of the Group Companies has any obligation to make any profit participation payments, or is subject to any repurchase obligation, with respect to any Company Owned Real Property or, upon the consummation of the acquisition thereof by any Group Company, any Contract Property. For purposes of this Agreement, “Contract Property” means any real property that any Group Company is obligated or has an option to purchase pursuant to a Contract.

(f)The reserve for warranty claims set forth on the balance sheet included in the Year End Financial Statements reflects the Company’s reasonable estimate, as of the date hereof, of the total liability of the Group Companies for warranty claims arising from the sale of residential units.

(g)Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material personal property of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19Homeowners Associations. Other than as set forth in Section 3.19 of the Company Disclosure Schedules, except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, no Group Company has “declarant” rights or effective control with respect to any Company Owned Real Property. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, no Group Company has received written notice from any Homeowners Association in which any Group Company has “declarant” rights or effective control with respect to any Company Owned Real Property that it is in violation of any assessment obligations, bonds, restrictive covenants, Homeowners Association organizational documents and other documents adopted or entered into by any Group Company in connection with the creation or operation of any Homeowners Association or that any such agreements and documents are in violation in any material respects with applicable Laws. Except as would not be material to the Group Companies taken as a whole, each Homeowners Association as to which any Group Company has “declarant” rights or over which any Group Company has had effective control, when operated by the Company or another Group Company, has been operated in accordance with applicable Laws in all material respects.

Section 3.20Construction Matters. Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the land, homes and other improvements sold by the Group Company have at all times during the period of time in which the Group Company has owned such land, homes and other improvements, complied with all applicable building codes, zoning, land use, Environmental Laws or similar Laws then in effect, (ii) there are no pending vendor recalls of which the Company has been notified or otherwise is aware of products incorporated in homes or other improvements built by any Group Company, and (iii) no Group Company is the subject of any recalls or recall notices from any product safety commissions regarding products incorporated in homes or other improvements built by any Group Company.

Section 3.21Transactions with Affiliates. Section 3.21 of the Company Disclosure Schedules sets forth (a) all Contracts that are in effect as of the date of this Agreement between (i) any Group Company, on the one hand, and (ii) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (ii), a “Company Related Party”), other than (A) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (B) Contracts with respect to the grant of Company Options, (C) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) of the BCA (Conduct of Business of the Company) or entered into in accordance with Section 6.1(b) of the BCA (Conduct of Business of the Company), (D) the BCA and the BCA Ancillary Documents and any other Contracts that the Group Companies are expressly required to enter into pursuant to the Merger Transaction, and (E) any ancillary documents and any other Contracts that the Group Companies are expressly required to enter into pursuant to this Agreement, and (b) all Contracts that, following the Closing, would be required to be disclosed in the Issuer’s filings with the SEC as a “related party transaction” under the Federal Securities Laws. Other than as set forth on Section 3.21 of the Company Disclosure Schedules, no Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, or (B) owes any material amount to, or is owed any material amount by, or has any claim or cause of action against, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 6.1(b) of the BCA (Conduct of Business of the Company) or entered into in accordance with Section 6.1(b) of the BCA (Conduct of Business of the Company)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.21 are referred to herein as “Company Related Party Transactions”.

Section 3.22Compliance with International Trade & Anti-Corruption Laws.

(a)None of the Group Companies, their directors and officers or, to the Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of the Company, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory that is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, 50% or more by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory that is or has, since the incorporation of the Company, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Russia, Syria, Venezuela and the Crimea, Donetsk or Luhansk regions of Ukraine).

(b)None of the Group Companies, their directors and officers or, to the Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing, has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

(c)None of the Group Companies, their directors and officers or, to the Company’s knowledge, any of their other Representatives or any other Persons acting for or on behalf of any of the foregoing has, directly or indirectly, violated any, or been subject to actual or, to the knowledge of the Company, pending or threatened Proceedings, demand letters, settlements or enforcement actions relating to any Anti-Corruption Law.

(d)During the last five (5) years, the Company has complied with all applicable Anti-Corruption Laws.

Section 3.23Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement did, when the Registration Statement / Proxy Statement was declared effective or when the Registration Statement / Proxy Statement was mailed to the Pre-Closing Issuer Holders or will, at the time of the Issuer Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that, notwithstanding the foregoing provisions of this Section 3.23, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not specifically supplied by or on behalf of the Company for use therein.

Section 3.24Servicing Matters.

(a)The Mortgage JV is, and has been since its inception, in compliance in all material respects with all Applicable Requirements applicable to it, its assets and its conduct of its business. The Mortgage JV has timely filed, or will have timely filed by the Closing Date, all material reports that any Mortgage Insurer, Agency or Governmental Entity that it files with respect to its business.

(b)No Agency or Mortgage Insurer has (i) claimed in writing that the Mortgage JV has violated or has not complied in any material respect with the representations and warranties applicable with respect to any Loan originated by the Mortgage JV and subsequently sold or (ii) imposed material restrictions on the activities of the Mortgage JV. No Agency and, to the knowledge of the Company, no Mortgage Insurer has indicated to the Mortgage JV in writing that it has terminated, or intends to terminate, its relationship with the Mortgage JV for performance, loan quality or concern with respect to the Mortgage JV’s compliance with applicable Laws or Applicable Requirements or that the Mortgage JV is in material default with respect to any applicable Laws or Applicable Requirements.

Section 3.25Non-Reliance. The Company acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than as set forth in the statements, representations and warranties of the Issuer and the Investors explicitly contained in this Agreement, in making its decision to enter into this Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, individually and not jointly, hereby represents and warrants to the Issuer that the following representations and warranties are true and complete, as of the date hereof and as of the Closing Date:

Section 4.1Authorization. Such Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with their terms, except as limited by the Bankruptcy and Equity Exception. No Consent or order of, or registration, qualification, designation, declaration or filing with any federal, state or local Governmental Entity is required on the part of such Investor in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

Section 4.2Purchase Entirely for Own Account. This Agreement is made by such Investor in reliance upon such Investor’s representation to the Issuer, which such Investor confirms by its execution of this Agreement, that the Convertible Notes and the Underlying Shares to be acquired by such Investor will be acquired for investment for each Investor’s own account, not as a nominee or agent. Such Investor (a) is not acquiring the Convertible Notes and the Underlying Shares with a view to the resale or distribution of any part thereof and (b) does not have the present intention of selling, granting any participation in, or otherwise distributing the Convertible Notes, or the Underlying Shares, in each case of clause (a) and (b), in violation of the Securities Act. By executing this Agreement, such Investor further represents that it does not presently have any Contract with any Person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Convertible Notes or the Underlying Shares.

Section 4.3Disclosure of Information. Such Investor has had an opportunity to discuss the Issuer’s and the Company’s business, management, financial affairs and the terms and conditions of the offering of the Convertible Notes and the Underlying Shares with the Issuer’s and the Company’s management and has had an opportunity to review the Issuer’s and the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Issuer and the Company in Article II and Article III of this Agreement, respectively, or the right of such Investor to rely thereon.

Section 4.4Restricted Securities. Subject to the provisions of Section 7.3, such Investor understands that the Registrable Securities are “restricted securities” under the Federal Securities Laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. SUCH INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE ISSUER’S REGISTRABLE SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT.

Section 4.5Legends. Subject to the provisions of Section 7.3, such Investor understands and agrees that, until so registered or transferred pursuant to the provisions of Rule 144 under the Securities Act, the Registrable Securities, whether upon initial issuance or upon any transfer thereof, shall bear a legend (or if held through book-entry, such entries shall contain annotations), prominently stamped or printed thereon, reading substantially as follows:

(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.”

(b)Any legend required by the Securities Laws of any state to the extent such Laws are applicable to the Registrable Securities.

Section 4.6Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Issuer such further assurances of such status as may be reasonably requested by the Issuer.

Section 4.7Foreign Investors. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Convertible Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Convertible Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Convertible Notes. Such Investor’s subscription and payment for and continued beneficial ownership of the Convertible Notes will not violate any applicable securities or other laws of the Issuer’s jurisdiction. Such Investor shall provide assurances of such status as may be reasonably requested by the Issuer.

Section 4.8No General Solicitation. Neither such Investor nor any of its officers, directors, employees, agents, stockholders or partners learned of the opportunity to invest in the Registrable Securities through any general solicitation or any advertisement in connection with the offer and sale of the Registrable Securities.

Section 4.9Non-Reliance. Such Investor acknowledges and agrees that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than as set forth in the Issuer SEC Reports and in the statements, representations and warranties of the Issuer and the Company explicitly contained in this Agreement, in making its decision to enter into this Agreement.

Section 4.10Residence. If such Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of such Investor in which its principal place of business is identified in the address or addresses of such Investor set forth on Exhibit A.

Section 4.11Tax Matters. Such Investor agrees to treat the Convertible Notes as indebtedness for U.S. federal, state and local income tax purposes until such time as the Convertible Notes have been converted into Issuer Class A Shares. Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Issuer and the Company or any of their agents, whether written or oral, other than the representations and warranties in this Agreement and tax matters disclosed in the Exhibits. Such Investor understands that it (and not the Issuer or the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

Section 4.12Brokers. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Investor or by any of its Affiliates, in each case, for which such Investor has any obligation.

ARTICLE V.

CONDITIONS TO THE INVESTORS’ OBLIGATIONS TO CLOSE

The obligations of the Investors to purchase the Convertible Notes at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived (the “Investors’ Closing Conditions”):

Section 5.1Representations and Warranties.

(a)The representations and warranties of the Issuer set forth in Section 2.1 (Organization and Qualification), Section 2.2 (Authority), Section 2.3 (Consents and Governmental Approvals), Section 2.6 (Capitalization of the DHHC Parties) and Section 2.15 (Tax Matters) (collectively, the “Issuer Fundamental Representations”) and of the Company set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization of the Group Companies), Section 3.3 (Authority; Approval and Fairness), Section 3.5 (Consents and Requisite Governmental Approvals; No Violations), Section 3.8(a) (Absence of Changes), Section 3.10 (Compliance with Applicable Law), Section 3.16 (Tax Matters) and Section 3.17 (Brokers) (collectively, the “Company Fundamental Representations”) shall be true and correct in all respects on and as of the Closing (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date).

(b)The other representations and warranties of the Issuer contained in Article II and of the Company contained in Article III shall be true and correct in all material respects (or, to the extent that any such representation or warranty contains qualifications as to materiality, “Issuer Material Adverse Effect” or “Company Material Adverse Effect”, in all respects) on and as of the Closing Date (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date). The statements of the Issuers and the Company and its officers made in any certificates delivered pursuant to this Agreement in connection with the Closing shall be true and correct in all respects on and as of the date of the Closing.

Section 5.2BCA. All conditions precedent to the Merger Closing set forth in the BCA shall have been satisfied (as determined by the parties to the BCA) (other than (i) those conditions that, by their nature, are to be satisfied at the Merger Closing pursuant to the BCA but subject to their satisfaction or valid waiver at the Merger Closing and (ii) the Merger Closing itself), and the Merger Closing shall occur substantially concurrently with or immediately following the Closing.

Section 5.3Performance. Each of the Issuer and the Company shall have performed and complied in all respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 5.4Transaction Documents. (i) The Issuer shall have counter-signed and delivered the Subscription Agreements to each of the Investors and (ii) the closings of the sales of Issuer Class A Shares pursuant to the Subscription Agreements shall occur concurrently with the Closing.

Section 5.5Officers’ Certificates.

(a)The Issuer shall have delivered to the Investors at the Closing a certificate executed by an authorized officer of the Issuer that attaches thereto and certifies the correctness and completeness of (i) the Issuer’s Governing Documents and (ii) resolutions of the Board of Directors of the Issuer approving the Transaction Documents to which it is a party and the transactions contemplated thereby.

(b)The Company shall have delivered to the Investors at the Closing a certificate executed by an authorized officer of the Company that attaches thereto and certifies the correctness and completeness of (i) the Company’s Governing Documents and (ii) resolutions of the Board of Directors of the Company approving the Transaction Documents to which it is a party and the transactions contemplated thereby.

Section 5.6Compliance with Laws.

(a)The Issuer shall have (i) complied in all material respects with all applicable federal, state and local governmental Laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (ii) obtained all permits and qualifications required by any applicable state securities or “Blue Sky” Laws for the issuance and sale of the Convertible Notes and the Underlying Shares by the Issuer to the Investors.

(b)The Company shall have complied in all material respects with all applicable federal, state and local governmental Laws, rules, regulations and ordinances in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

Section 5.7No Proceedings or Litigation. No Proceeding before any arbitrator or any court or Governmental Entity shall have been commenced against the Issuer or any of its Subsidiaries or against any Group Company that would, if successful, prevent the Closing, and no injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, that restrains or prohibits the transactions contemplated by the Transaction Documents.

Section 5.8No Material Adverse Effect. No condition, occurrence, state of facts or Event constituting an Issuer Material Adverse Effect or Company Material Adverse Effect shall have occurred and be continuing.

Section 5.9No Bankruptcy Proceeding. No Person shall have commenced a Proceeding against the Issuer or the Company pursuant to or within the meaning of any Bankruptcy Law. Neither the Issuer nor the Company shall have, pursuant to or within the meaning of any Bankruptcy Law, (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a custodian of the Issuer or the Company or for all or substantially all of the Issuer’s or the Company’s property, or (iv) made a general assignment for the benefit of its creditors. A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (i) is for relief against the Issuer or the Company in an involuntary case, (ii) appoints a custodian of the Issuer or the Company or for all or substantially all of the Company’s property, or (iii) orders the liquidation of the Issuer, any of its Subsidiaries, or any Group Company.

Section 5.10Compliance Certificates.

(a)An officer of the Issuer shall have delivered to the Investors a certificate certifying that the conditions specified in Section 5.1 to Section 5.9 have been fulfilled or satisfied with respect to the Issuer and its Subsidiaries, as applicable.

(b)An officer of the Company shall have delivered to the Investors a certificate certifying that the conditions specified in Section 5.1 to Section 5.9 have been fulfilled with respect to the Company and the other Group Companies, as applicable.

ARTICLE VI.

CONDITIONS TO THE ISSUER’S AND THE COMPANY’S OBLIGATIONS TO CLOSE

The obligations of the Issuer and the Company to issue the Convertible Notes at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived (the “Issuer’s and Company’s Closing Conditions” and, together with the Investor’s Closing Conditions, the “Closing Conditions”):

Section 6.1Representations and Warranties. The representations and warranties of the Investors contained in Article IV shall be true and correct in all respects on and as of the Closing (except to the extent any such representation or warranty speaks as of the date of this Agreement or any other specific date, in which case such representation or warranty shall be true and correct as of such date).

Section 6.2Performance. The Investors shall have performed and complied with all covenants, agreements, obligations and conditions in all respects contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

Section 6.3No Proceedings or Litigation. No Proceeding before any arbitrator or any court or Governmental Entity shall have been commenced against the any Investor that would, if successful, prevent the Closing, and no injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits the transactions contemplated by the Transaction Documents.

Section 6.4Compliance Certificate. An officer of each Investor (or of such Investor’s general partner) shall deliver to the Issuer and the Company, at the Closing, a certificate certifying that the conditions specified in Section 6.1 to Section 6.3 have been satisfied or fulfilled with respect to such Investor.

Section 6.5Subscription Agreements. The Investors shall have executed and delivered each of their respective Subscription Agreements to the Issuer.

ARTICLE VII.

COVENANTS, TRUST WAIVER

Section 7.1Consent and Approvals. From and after the date hereof, the Issuer and the Company shall use their commercially reasonable efforts to obtain, as promptly as practicable, any Consents and any approvals from a Governmental Entity required on the part of either the Issuer or the Company in connection with the transactions contemplated by this Agreement, including promptly making any required filings, forms, registrations and notifications with any applicable Governmental Entities. Each of the Issuer, the Company and Investors shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to cooperate with the other party in securing any such Consents and approvals from a Governmental Entity.

Section 7.2Amendments to the BCA. From the date hereof, the Issuer and the Company shall not adopt any amendments, supplements, restatements or modifications to the BCA or to any BCA Ancillary Documents and the Merger Transaction, or waive or fail to pursue any of their respective rights in respect of any non-performance of the BCA or the Merger Transaction, without first receiving the Required Investor Consent.

Section 7.3Registration Rights.

(a)The Issuer agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Issuer will file with the SEC (at its sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act (the “Resale Registration Statement”), the resale of the Convertible Notes, the Underlying Shares and any other securities of the Issuer that are issuable pursuant to the conversion or exercise of the Convertible Notes (the “Registrable Securities”). The Issuer shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day after the Filing Deadline (or the ninetieth (90th) calendar day if the SEC notifies the Issuer that it will “review” the Resale Registration Statement) and (ii) the fifth (5th) business day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”).

(b)The Issuer will provide a draft of the Resale Registration Statement to the Investors for review and comment (if any) at least five (5) Business Days in advance of the filing of the Resale Registration Statement; provided that, for the avoidance of doubt, in no event shall the Issuer be required to delay or postpone the filing of such Resale Registration Statement beyond the five (5) Business Day period after delivery to the Investors as a result of or in connection with the Investors’ review. Any failure by the Issuer to file the Resale Registration Statement by the Filing Deadline or to effect such Resale Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file a Resale Registration Statement as set forth above in this Section 7.3. The Issuer shall file with the SEC a final form of prospectus pursuant to Rule 424 (or successor thereto) under the Securities Act no later than the second business day after the Resale Registration Statement becomes effective. The Resale Registration Statement shall include a “plan of distribution” that permits all lawful means of disposition of the Registrable Securities by the Investors, including block sales, agented transactions, sales directly into the market and other customary provisions. The Issuer’s obligations to include the Registrable Securities for resale in the Resale Registration Statement are contingent upon the Investors furnishing in writing to the Issuer such information regarding the Investors, the securities of the Issuer held by the Investors and the intended method of disposition of such Registrable Securities as shall be reasonably requested by the Issuer to effect the registration of such Registrable Securities, and Investors shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations. For as long as the Investors hold the Registrable Securities, the Issuer will use commercially reasonable efforts to (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the SEC required under the Exchange Act, as long as the Issuer remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell Registrable Securities pursuant to the Resale Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investors), as applicable, including providing any legal opinions to the Issuer’s transfer agent. Prior to the Issuer and its transfer agent agreeing to a form of representation letter to be given in connection with any legend removal opinion, the Issuer shall allow the Investors to review such form and shall cooperate, reasonably and in good faith, and take such action as may reasonably be requested by the Investors, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(c)The Issuer shall, if requested by the Investors:

(i)cause the removal of any restrictive legend set forth on the Registrable Securities, and

(ii)issue Registrable Securities without any such legend in book-entry or by electronic delivery through The Depository Trust Company, at the Investors’ option, within two (2) Business Days of such request, provided, that in each case of clause (b)(i) and clause (b)(ii)

1.either:

I.such Registrable Securities are registered for resale under the Securities Act or

II.the Investors have sold or transferred, or proposes to sell or transfer, Registrable Securities pursuant to Rule 144, or

2.the Issuer or the transfer agent have received customary representation and other documentation from the Investors that is reasonably necessary to establish that restrictive legends are no longer required as reasonably requested by the Issuer or the transfer agent.

With respect to clause (A)(1), while the Resale Registration Statement is effective, the Issuer shall, in accordance with the provisions of this Section 7.3 and within the earlier of (x) two (2) trading days and (y) the Standard Settlement Period of any request therefor from an Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent instructions that the transfer agent shall make a new, unlegended entry for such Registrable Securities.

(d)At its expense each Investor shall:

(i)except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Resale Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state Securities Laws that the Issuer determines to obtain, continuously effective with respect to such Investor, and to keep the applicable Resale Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the date upon which: (A) the Investors cease to hold any Registrable Securities and (B) those Registrable Securities held by the Investors may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144 and without the requirement for Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). The period of time during which the Issuer is required hereunder to keep a Resale Registration Statement effective is referred to herein as the “Registration Period”;

(ii)during the Registration Period, advise the Investors, as expeditiously as possible:

1.when a Resale Registration Statement or any amendment thereto has been filed with the SEC and when such Resale Registration Statement or any post-effective amendment thereto has become effective;

2.of any request by the SEC for amendments or supplements to any Resale Registration Statement or the prospectus included therein or for additional information;

3.after it receives notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;

4.of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

5.subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Resale Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising the Investors of such events, provide the Investors with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to the Investors of the occurrence of the events listed in (1) through (5) above may constitute material, nonpublic information regarding the Issuer;

(iii)during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Resale Registration Statement as soon as reasonably practicable;

(iv)during the Registration Period, upon the occurrence of any event contemplated in Section 7.3(d)(ii)4 above, except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Resale Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Resale Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)during the Registration Period, use its commercially reasonable efforts to (1) cause all Registrable Securities that are Issuer Class A Shares to qualify for listing on Nasdaq or such other national securities exchange upon which the Issuer Class A Shares are then listed, and (2) update or amend the Resale Registration Statement as necessary to include all of the Registrable Securities;

(vi)during the Registration Period, use its commercially reasonable efforts to allow the Investors to review disclosure regarding the Investors in the Resale Registration Statement; and

(vii)during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, consistent with the terms of this Agreement, in connection with the registration of the Registrable Securities.

(e)Notwithstanding anything to the contrary in this Agreement, the Issuer shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Resale Registration Statement if the Board of Directors of the Issuer reasonably determines in good faith and upon the advice of counsel that in order for the Resale Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by the Issuer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Issuer’s Board of Directors reasonably believes would require additional disclosure by the Issuer in the Resale Registration Statement of material information that the Issuer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Resale Registration Statement would be expected, in the reasonable determination of the Issuer’s Board of Directors in good faith and upon the advice of counsel to cause the Resale Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the Issuer’s Board of Directors, such filing or effectiveness or use of such Resale Registration Statement would be seriously detrimental to the Issuer and the majority of the Issuer’s Board of Directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that the Issuer shall not delay or suspend the Resale Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Resale Registration Statement is effective or if as a result of a Suspension Event the Resale Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, each Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Resale Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer unless otherwise required by Law or subpoena. If so directed by the Issuer, each Investor will deliver to the Issuer or, in each Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in each Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent the Investors are required to retain a copy of such prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Issuer shall cause its transfer agent to deliver unlegended Registrable Securities to a transferee of an Investor in connection with any sale of the Registrable Securities with respect to which an Investor has entered into a contract for sale, prior to such Investor’s receipt of the notice of a Suspension Event and for which such Investor has not yet settled.

(f)Notwithstanding anything to the contrary in this Agreement, if the SEC prevents the Issuer from including any or all of the Registrable Securities proposed to be registered under the Resale Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities, such Resale Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the SEC. In such event, the number of Registrable Securities to be registered for each Investor named in the Resale Registration Statement shall be reduced pro rata among all such selling Investors and, during the period following the Effectiveness Date, as promptly as practicable after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Issuer shall amend the Resale Registration Statement or file a new Resale Registration Statement to register such additional Registrable Securities and cause such amendment or Resale Registration Statement to become effective as promptly as practicable. Unless required under applicable Securities Laws and SEC rules, in no event shall any Investor be identified as a statutory underwriter in the Resale Registration Statement; provided, that if an Investor is required to be so identified as a statutory underwriter in the Resale Registration Statement, the Investor will have an opportunity to withdraw its Registrable Securities from the Resale Registration Statement.

Section 7.4Taxes.

(a)Each of the Issuer and the Group Companies will timely file or cause to be timely filed (taking into account valid extensions of the time for filing) all material Tax Returns required to be filed by it and will timely pay all material Taxes due, except Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves in accordance with GAAP.

(b)The Issuer, the Company, and each Investor (and any assignee) agree that the aggregate “original issue discount” (as determined pursuant to Sections 1271-1275 of the Code and the Treasury Regulations promulgated thereunder) to the Principal Amount of the Note acquired by the Investor shall be the amount set forth next to such Investor’s name on Exhibit A.

Section 7.5Press Releases.

(a)The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that the Issuer has provided to the Investors at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, each Investor shall not be in possession of any material, non-public information received from any Issuer Group Entities or any of their respective officers, directors, employees, or agents relating to the Transaction Documents or the transactions contemplated by this Agreement or by any other Transaction Document, and the Investors shall no longer be subject to any confidentiality or similar obligations under any current agreement (if any), whether written or oral, with any Issuer Group Entities or any of their respective Affiliates, relating to the Transactions, transactions contemplated by this Agreement or by any other Transaction Document.

(b)Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company shall not, without the prior written consent of each applicable Investor, disclose to third parties (including publicly) the name of such Investor or any of its advisors or Affiliates, or include the name of such Investor or any of its Affiliates (i) in any press release or (ii) in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of such Investor, except to the extent such disclosure is required by Law, in which case the Issuer shall provide each Investor with prior written notice of such disclosure permitted under this clause and shall reasonably consult with each Investor regarding such disclosure.

Section 7.6Trust Account Waiver.

(a)Each Investor acknowledges that the Issuer is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Issuer and one or more businesses or assets. Each Investor further acknowledges that, as described in the Issuer’s prospectus relating to its initial public offering dated January 27, 2021 (the “IPO Prospectus”) available at www.sec.gov, substantially all of the Issuer’s assets consist of the cash proceeds of the Issuer’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in the Trust Account for the benefit of the Issuer, its public shareholders and the underwriter of the Issuer’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Issuer to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus.

(b)For and in consideration of the Issuer entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement; provided, that nothing in this Section 7.6 shall (i) serve or be deemed to limit or prohibit an Investor’s right to pursue a claim against the Issuer for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief; (ii) serve or be deemed to limit or prohibit any claims that an Investor may have in the future against the Issuer’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with such funds); or (iii) be deemed to limit the Investor’s right to distributions from the Trust Account in accordance with the Issuer’s organizational documents in respect of the shares acquired by any means other than pursuant to this Agreement or any Investor’s right, title, interest or claim to the Trust Account, or to any monies held therein, by virtue of such Investor’s record or beneficial ownership of the securities of the Issuer acquired by any means other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the Issuer.

Section 7.7Preemptive Rights.

(a)Subject to the terms and conditions of this Section 7.7 and applicable Securities Laws, from and after the Closing Date until such time as no Convertible Notes remain outstanding, if any Issuer Group Entity issues, sells, or authorizes the sale of any New Securities other than to the Issuer or a wholly-owned Issuer Group Entity (a “New Securities Issuance”), the Issuer shall offer a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) to each Investor equal to such Investor’s Proportionate Share before giving effect to such New Securities Issuance.

(b)The Issuer shall give prompt written notice (but in no event later than fifteen (15) Business Days prior to the issuance of any New Securities in the applicable New Securities Issuance) to each Investor, setting forth the type and estimated number (which may be a range) of such New Securities to be issued, the estimated price per New Security (which may be a range), the estimated issuance date, and all of the other material terms and conditions of such issuance to the extent then known by the Issuer (the “Initial Offer Notice”). The Issuer shall provide each Investor with written notice of the final terms of the issuance of such New Securities described in the Initial Offer Notice on or prior to the fifth (5th) Business Day prior to the issuance of such New Securities (the “Final Offer Notice”).

(c)By notification to the Issuer (an “Election Notice”) within fifteen (15) Business Days after the Final Offer Notice is given, each Investor may elect to purchase or otherwise acquire a number of New Securities up to its Proportionate Share, at the price and on the terms specified in the Final Offer Notice. On and after the issuance date set forth in the Final Offer Notice, the Issuer shall be permitted to proceed with the closing of the sale of such New Securities to the applicable third party(ies); provided, that if such closing has not occurred within thirty (30) days following the issuance date set forth in the Final Offer Notice (it being agreed that an Investor making an election to purchase New Securities in response to a Final Offer Notice providing a range for the estimated number of New Securities or estimated range of price per New Security may proffer an election that is conditioned upon, or limited by, the actual price per New Security or actual number of New Securities, in each case, to be issued), the Issuer shall be required to again comply with the procedures set forth in this Section 7.7 as though such New Securities Issuance were a new New Securities Issuance.

(d)If an Investor exercises its preemptive rights hereunder with respect to such New Securities Issuance, the Issuer shall (or shall cause such Subsidiary to) issue to such Investor (or its designated Affiliate(s)) the number of securities specified in such Investor’s Election Notice promptly thereafter; provided, that if such Investor shall have so notified the Issuer at least three (3) Business Days prior to the issuance date set forth in the Final Offer Notice, such purchase and sale shall occur on the same date as, or substantially concurrently with, the New Securities Issuance.

(e)The election by any Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its rights with respect to future New Securities Issuances.

(f)Notwithstanding anything to the contrary in this Agreement, in the event that any Investor exercises its preemptive rights pursuant to this Section 7.7 and the purchase or issuance of such New Securities would require the applicable Issuer Group Entity to obtain approval of its stockholders pursuant to the listing rules of Nasdaq or such national securities exchange upon which such New Securities are listed, if any, then the applicable Issuer Group Entity and the Investor will use their respective commercially reasonable efforts to negotiate the terms of any such transaction in good faith, including, without limitation, the terms of any New Securities issued pursuant to such transaction to the Investor, such that the issuance to the Investor would not require such stockholder approval while providing the Investor and/or its Affiliates with substantially similar benefits and rights of such securities issued in the New Securities Issuance.

(g)Notwithstanding Section 7.7(a) to Section 7.7(f), if the Board of Directors of the Issuer reasonably determines that it is necessary or advisable to issue securities of such Issuer Group Entity that would otherwise be required to be offered to the Investors under this Section 7.7 prior to their issuance, such Issuer Group Entity may issue such securities without first complying with this Section 7.7; provided, that within thirty (30) days after such issuance, such Issuer Group Entity offers each Investor the opportunity to purchase the number of such Equity Securities that such Investor would be entitled to purchase pursuant to this Section 7.7 by sending written notice to the Investors, which notice shall contain the information required in the Initial Offer Notice. In the event of an offer made by any Issuer Group Entity pursuant to this Section 7.7(g), the timing and procedures for the exercise period and closing of such offer shall be the same as those set forth in Section 7.7(a) to Section 7.7(f), with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated by this Section 7.7(g).

Section 7.8Investor Consent Rights. Until such time as the total of the Issuer Class A Shares and Underlying Shares held by the Investors and their Affiliates falls below 5% of the Issuer Shares that would be outstanding if all Convertible Notes held by the Investors at such time had been converted into Issuer Class A Shares at such time., the Issuer shall not, and shall cause each other Issuer Group Entity not to, without first obtaining the Required Investor Consent:

(a)materially change the principal business of the Issuer Group Entities taken as a whole, enter into new lines of business or exit the Issuer Group Entities’ current line of business;

(b)enter into an agreement with respect to (or otherwise consummate) a Change of Control Transaction involving the Issuer;

(c)consummate any voluntary or involuntary liquidation, dissolution or winding up of the affairs of any Issuer Group Entity under any Debtor Relief Laws or file a petition under Bankruptcy Law;

(d)change the Governing Documents or capital structure of any Issuer Group Entity in a manner that adversely affects the Investors;

(e)authorize, create, classify, reclassify or issue any class or series of Equity Securities or other capital stock of the Issuer that expressly provides that, or has the effect that, such class or series ranks senior to the Underlying Shares with respect to rights to payment of dividends or distributions or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Issuer;

(f)incur or guaranty any Indebtedness, other than Indebtedness:

(i)incurred pursuant to that certain credit agreement by and among Great Southern Homes, Inc., the financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of July 9, 2021, as amended through the date of this Agreement (the “Current Credit Agreement”); or

(ii)incurred pursuant to any line of credit similar to the Current Credit Agreement (including by reason of, among other similar characteristics and features, having an asset-based availability of total loan funding available at any time where the asset upon which loan funding availability is calculated - i.e., the borrowing base - is real property interests) and utilized for financing the operation of the Issuer’s business, including any such Indebtedness assumed in connection with any Issuer Group Entity’s acquisition of or investment in another company or business, so long as (A) the amount outstanding under any such similar line of credit cannot, at any time, exceed a ratio of Indebtedness to stockholders equity of the Issuer and the Issuer Group Entities on consolidated basis of 2.5 to 1 for the period from the date of this Agreement through December 31, 2023 and 2.25 to 1 thereafter regardless of whether the Current Credit Agreement has been amended or replaced, in each case and (B) in the case of any line of credit entered into in addition to the Current Credit Agreement, such line of credit shall not permit the aggregate value of the total borrowing base thereunder that is attributable to “Speculative Housing Units” and “Model Housing Units” (as each of the foregoing terms is defined in the Current Credit Agreement) to exceed 70% of the aggregate value of the total borrowing base and excludes any value of “Speculative Housing Units” and “Model Housing Units” in excess of the 70% limitation from the calculation of the aggregate value of the total borrowing base;

(g)pay or agree to pay any dividend, distribution, loan, advance, guaranty, extension of credit or other payment (whether in cash, securities or other property) to or for the benefit of any Person (other than a wholly-owned Subsidiary of the Issuer) that holds any Equity Securities in any Issuer Group Entity, whether or not such interest is evidenced by a security, and any other payment, whether in cash, securities or other property, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock of any Issuer Group Entity, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock except for the repurchase of options or other securities from employees upon the end of their employment with an Issuer Group Entity;

(h)enter into an agreement with respect to, or consummate, any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or Person requiring the payment of consideration greater than 400% of such business’s or Person’s EBITDA during the preceding calendar year;

(i)amend, modify or supplement any existing equity incentive plan or enter into or adopt any new equity incentive plan except to the extent such new plan or supplement does not increase the number of shares issuable pursuant to all equity incentive plans to more than 10% of the then outstanding Company Shares on a fully-diluted basis or such amendment or modification is, in the reasonable opinion of the Board of Directors of the Issuer after receiving advice of counsel, necessary or advisable to comply with any change in law;

(j)enter into any agreement or arrangement that would restrict any Investor from having or exercising any consent right set forth in this Agreement, that would require any Issuer Group Entity to breach any obligations to the Investors under this Agreement, any applicable Convertible Note, or the Subscription Agreements and/or that contain any non-competition provisions purporting to bind, limit or restrict any Issuer Group Entity or any of its Affiliates;

(k)make any material tax decisions, election or other determinations with respect to any Issuer Group Entity;

(l)dissolve, liquidate, merge or sell the Issuer or all or substantially all of the assets of the Issuer;

(m)issue, sell or otherwise Transfer Equity Securities of any Subsidiary of the Issuer to a Person other than the Issuer or a wholly owned Subsidiary or the Issuer;

(n)select or change the independent auditor of the Issuer to an auditor other than a nationally recognized accounting firm;

(o)            make any changes or modifications to any Issuer Group Entity’s fiscal year; or

(p)            agree or resolve to take any of the actions set forth in this Section 7.8.

Section 7.9              Information Rights. The Issuer shall deliver or make available (for clarity, information publicly available on the Issuer’s website or the SEC website shall be deemed to have been made available) to the Investors:

(a)            no later than the earlier of (i) 135 days following the end of each fiscal year or (ii) the date on which such statements are required to be provided by any Issuer Group Entity to one or more of its lenders pursuant to any credit agreement or other similar arrangement, audited consolidated financial statements of the Issuer Group Entities for such fiscal year (including balance sheet, statement of operations and comprehensive income, statement of changes in capital (deficit) and statement of cash flows), consisting of statements of (i) the consolidated financial condition of the Issuer Group Entities as of the end of such fiscal year and (ii) income and cash flows for such fiscal year, prepared in accordance with GAAP by a nationally-recognized audit firm;

(b)            no later than 60 days following the end of each fiscal quarter, unaudited quarterly financial statements of the Issuer Group Entities (including balance sheet, statement of operations and comprehensive income and statement of changes in capital (deficit)), prepared in accordance with GAAP;

(c)            any information any such Investor may reasonably require for tax reporting and the preparation of tax returns; and

(d)            any other information reasonably necessary for any such Investor to prepare any filings or fulfill other required reporting obligations as may be required by the disclosure requirements of the SEC or pursuant to the Exchange Act or the rules and regulations promulgated thereunder.

Section 7.10            No Shorting; No Manipulation.

(a)            During the Measurement Period, the Investors will not, and will cause their respective Affiliates not to, enter into or effect, directly or indirectly, any short sale, any put or call or other derivative transaction or engage in any similar transaction, including any constructive sale, short, or put, or any hedging, derivative, or other transaction with the same or similar effect, or enter into any contract, option, or other arrangement in respect thereof, or publicly announce an intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants, or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, Investors will not, and will cause their respective Affiliates not to, take, directly or indirectly, any action in bad faith without any reasonable basis designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

(b)            During the Measurement Period, the Issuer will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any purchase transaction or enter into or effect, directly or indirectly, any put or call or other hedging, derivative or other transaction or engage in any similar transaction, including any constructive purchase, or publicly announce any intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Issuer and its Affiliates will not take, directly or indirectly, any action in bad faith or allow any trading designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

Section 7.11            Issuance Approval.

(a)            No later than six (6) months following the Closing Date (the “Issuance Approval Meeting Deadline”), the Issuer shall convene and hold an annual or special meeting of the stockholders of the Issuer (the “Issuance Approval Meeting”) at which the stockholders of the Issuer will be asked to approve resolutions granting the Issuance Approval. Prior to holding the Issuance Approval Meeting, the Issuer shall call and give notice of the meeting to stockholders of the Issuer stockholders and provide to each stockholder entitled to vote at the Issuance Approval Meeting a proxy statement meeting the requirements of Section 14 of the Exchange Act and the related rules and regulations promulgated thereunder (the “Issuance Approval Proxy Statement”) soliciting each such stockholder’s affirmative vote at the Issuance Approval Meeting in favor of the Issuance Approval in accordance with applicable Law, the Nasdaq Rules (or the rules of any other equivalent or successor market that apply to the Issuer), and the Issuer’s Governing Documents. The Issuer shall use its best efforts to solicit its stockholders’ approval of such resolutions. Subject to the last sentence of this Section 7.11, the Issuer Board Recommendation shall be included in the Issuance Approval Proxy Statement. The Issuer covenants that none of the Issuer Board, the Issuer or any committee of the Issuer Board shall withdraw or modify, or propose publicly or by formal action of the Issuer Board, any committee of the Issuer Board or Issuer to withdraw or modify, in a manner adverse to the Investors, the Issuer Board Recommendation. Notwithstanding any of the foregoing, if the Issuer Board, after consultation with its legal counsel, determines in good faith that failure to withdraw or modify the Issuer Board Recommendation would be inconsistent with the Issuer Board’s fiduciary duties to its stockholders under applicable Law, then the Issuer Board may withdraw or modify the Issuer Board Recommendation (any such action, a “Change in Recommendation”) so long as Issuer provides the Investors with at least 48 hours’ advance written notice of such withdrawal or modification; provided, that any such Change in Recommendation shall not affect the Issuer’s obligations under this Section 7.11 to call and give notice of, use best efforts to convene and hold, the Issuer Stockholders Meeting, and to submit the Issuance Approval for the approval of the stockholders of the Issuer.

(b)            The Issuance Approval Proxy Statement shall be in a form reasonably acceptable to the Investors and accordingly, the Issuer shall provide the Investors’ legal counsel at such time with reasonable opportunity to review and comment on the Issuance Approval Proxy Statement. The Issuer shall keep the Investors apprised of the status of matters relating to the Issuance Approval Proxy Statement and the Issuance Approval Meeting, including promptly furnishing the Issuance Approval Proxy Statement to the Investors’ counsel, together with copies of notices or other communications related to the Issuance Approval Proxy Statement, the Issuance Approval Meeting or the transactions contemplated hereby received by the Issuer from the SEC or Nasdaq.

(c)            If, despite the Issuer’s best efforts, the Issuance Approval is not obtained on or prior to the Issuance Approval Meeting Deadline, the Issuer shall cause an additional Issuance Approval Meeting to be held every three (3) months thereafter until the Issuance Approval is obtained; provided that the Issuer shall not be required to compensate stockholders in order to obtain the Issuance Approval.

ARTICLE VIII.

TERMINATION

Section 8.1Termination. This Agreement may be terminated at any time:

(a)by the mutual written consent of the Issuer and the Investors acting by Required Investor Consent; or

(b)by either the Issuer or the Investors, if the Merger Closing and the Closing shall not have occurred on or before April 28, 2023; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to materially comply with any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Merger Closing or the Closing to occur on or prior to such date; or

(c)by either the Issuer or the Investors, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or the BCA and such Order or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that has materially breached its obligations under this Agreement, including Section 6.2 of the BCA (Efforts to Consummate; Litigation), in any manner that proximately contributed to such Order becoming final and non-appealable; or

(d)by either the Issuer or the Investors, such date and time as the BCA is terminated in accordance with its terms, in which case the Issuer shall promptly notify the Investors of such termination of the BCA; or

(e)by the Investors, if the conditions to Closing set forth in Article V of this Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Agreement will not be or are not consummated at the Closing; or

(f)by the Issuer or the Company, if the conditions to Closing set forth in Article VI of this Agreement are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Agreement will not be or are not consummated at the Closing.

Section 8.2Effect of Termination. If this Agreement is terminated in accordance with Section 8.1, no party (or any of its Affiliates) shall have any liability or obligation to the other parties (or any of their respective Affiliates) under or in respect of this Agreement, except to the extent of (a) any liability arising from any willful and material breach by such party of its obligations of this Agreement arising prior to such termination, (b) any fraud or intentional or willful breach of this Agreement and (c) the obligations of the Issuer and the Company set forth in Section 9.8, which will survive any termination of this Agreement. In the event that this Agreement is terminated under Section 8.1, all further obligations of the parties under this Agreement, other than pursuant to this Section 8.2 and Article IX, will be terminated without further liability of any party to any other party (other than any liabilities arising from actions, omissions or breaches of such party prior to such termination).

ARTICLE IX.

MISCELLANEOUS

Section 9.1Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Issuer, the Company and the Investors made in Article II, Article III or Article IV of this Agreement or any certificate or instrument furnished pursuant to this Agreement (other than the Issuer Fundamental Representations and the Company Fundamental Representations) shall survive the execution and delivery of this Agreement and the Closing for a period of two (2) years and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors, the Issuer or the Company. Notwithstanding the foregoing, the Issuer Fundamental Representations and the Company Fundamental Representations shall survive the execution and delivery of this Agreement and the Closing for a period ending on the date that is sixty (60) days after all applicable statutes of limitations, and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors, the Issuer or the Company. All covenants or agreements of the Issuer, the Company and the Investors contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to the benefit of such performance. Notwithstanding the foregoing, nothing in this Agreement shall limit any claims for fraud.

Section 9.2Indemnification.

(a)Indemnification by the Issuer and the Company.

(i)            During the period between the execution of this Agreement and until the Closing Date (inclusive), each of the Issuer and the Company (each, an “Indemnifying Party”) shall, individually and not jointly, indemnify, defend and hold harmless each Investor and its investment advisor and their respective Affiliates, and the foregoing Persons’ respective members, partners, stockholders, other equity holders, managers, directors, officers, employees and agents (collectively, the “Investor Indemnified Persons”) from and against, and will reimburse the applicable Investor Indemnified Persons for, any liability, claim, damage, loss (including any loss due to diminution of value of the Convertible Notes or the Underlying Shares) or expense (including reasonable attorneys’ fees and expenses), whether or not involving a third-party claim (collectively, “Damages”), incurred or suffered by any Investor Indemnified Person, and based upon, resulting from, relating to, in connection with or arising out of (A) any inaccuracy in, or any breach of, any representation or warranty or other statement made by such Indemnifying Party in this Agreement or any certificate or instrument furnished pursuant to this Agreement and without regard to any qualifications as to materiality or Issuer Material Adverse Effect or Company Material Adverse Effect (or any correlative terms), or (B) any breach of any covenant or agreement made or to be performed by such Indemnifying Party contained in this Agreement or any other Transaction Document (the items described in (A) and (B), together, the “Indemnified Breaches”).

(ii)            From and after the Closing Date, the Issuer and the Company shall, jointly and severally, indemnify, defend and hold harmless each Investor Indemnified Person from and against, and will reimburse the Investor Indemnified Persons for, any Damages, incurred or suffered by any Investor Indemnified Person and based upon, resulting from, relating to, in connection with or arising out of (A) any Indemnified Breaches, or (B) any untrue or alleged untrue statement of material fact contained in any Registration Statement / Proxy Statement, Resale Registration Statement prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Issuer by or on behalf of such Investor expressly for use therein.

(b)            Indemnification by the Investors. Each Investor, individually and not jointly, shall indemnify, defend and hold harmless the Issuer and its Affiliates, and their respective members, partners, stockholders, other equity holders, managers, directors, officers, employees and agents (collectively, the “Issuer Indemnified Persons”) from and against, and will reimburse the Issuer Indemnified Persons for, all Damages incurred or suffered by the Issuer and based upon, resulting from, relating to, in connection with or arising out of (i) any inaccuracy in, or any breach of, any representation or warranty or other statement made by such Investor in this Agreement or any certificate or instrument furnished pursuant to this Agreement, (ii) any breach of any covenant or agreement made or to be performed by such Investor contained in this Agreement or any other Transaction Document, or (iii) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement / Proxy Statement, Resale Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by or on behalf of such Investor expressly for use therein; provided, however, that solely for clause (iii), the liability of such Investor shall be several and not joint with any other Investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities giving rise to such indemnification obligation.

Section 9.3     Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly set forth in Section 9.2.

Section 9.4     Governing Law. This Agreement and all controversies arising out of or relating to it (whether based in contract, tort, or statute) shall in all respects be governed by and construed in accordance with the Laws of the State of Delaware, without regard to any choice of law or conflict of law principles or rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of any Law other than the Law of the State of Delaware.

Section 9.5     Counterparts. This Agreement may be executed in any number of counterparts (including pdf or any electronic signature complying with the U.S. federal ESIGN Act, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.6     Titles and Subtitles. The titles and subtitles in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 9.7     Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt and (b) any of (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail, or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9.7. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to any Issuer Company prior to the Merger Closing, to:

DiamondHead Holdings Corp.
250 Park Ave., 7th Floor
New York, New York 10177
Attention:	David T. Hamamoto
Keith Feldman
Email:	hamamoto@diamondheadpartners.com
feldman@diamondheadpartners.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Robert Downes
Audra Cohen
Email:	downesr@sullcrom.com
cohena@sullcrom.com

if to the Company or any Issuer Company after the Merger Closing, to:

United Homes Group, Inc.
90 N Royal Tower Drive
Irmo, South Carolina 29063
Attention:	Tom O’Grady, Chief Administrative Officer
Steve Lenker, Executive Vice President and General Counsel
Email:	tomogrady@greatsouthernhomes.com
stevelenker@greatsouthernhomes.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Andy Tucker
Erin Reeves McGinnis
Email:	andy.tucker@nelsonmullins.com
erin.reevesmcginnis@nelsonmullins.com

if to Investors, to each Investor at the address set forth in Exhibit A hereto.

with copies (which shall not constitute notice) to:

c/o Conversant Capital LLC
25 Deforest Avenue
Summit, New Jersey 07901
Attention:	Keith O’Connor
Email:	ko@conversantcap.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
Attention:	John M. Bibona
Email:	john.bibona@friedfrank.com

Section 9.8     Expenses. Regardless of whether the Closing occurs unless the failure to close is a result of a material and uncured default by the Investors, the Issuer and the Company agree to pay, reimburse and hold Investors harmless from liability for the payment of all of their Transaction Expenses.

Section 9.9     Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Issuer, the Company and by Investors holding sufficient Convertible Notes to provide the Required Investor Consent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by an officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.10     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 9.11     Separate Agreements. This Agreement is understood to constitute separate agreements between the Issuer and the Company, on one hand, and each Investor, on the other hand, and is stated as a single agreement solely for purposes of administrative convenience.

Section 9.12     Delays or Omissions. No delay in exercising or failure to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 9.13     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Transaction Documents constitute the full and entire understanding and agreement among the parties with respect to the subject matter thereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 9.14     Assignment. Except as set forth in the immediately following sentence, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, it being understood that the Required Investor Consent shall constitute the prior written consent of the Investors for purposes of this Section 9.14. Each Investor may, without the prior written consent of the Issuer or the Company, assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Affiliates of such Investor.

Section 9.15     Further Assurances. From and after the date of this Agreement, upon the request of any Investors, the Issuer or the Company, the Issuer, the Company and Investors will execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 9.16     Jurisdiction and Venue; Waiver of Jury Trial. Each party (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery or, if such court shall not exercise jurisdiction, any federal court of the United States located in the State of Delaware (the foregoing courts, collectively, the “Designated Courts” and each a “Designated Court”) or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof, in any suit, action or other proceeding arising out of or relating to this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. Each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE REGISTRABLE SECURITIES ISSUABLE THEREUNDER OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 9.17     No Commitment for Additional Financing. The Issuer and the Company acknowledge and agree that the Investors have not made any representation, undertaking, commitment or agreement to provide or assist the Issuer or the Company in obtaining any financing, investment or other assistance, other than to purchase the Convertible Notes as set forth herein and subject to the conditions set forth herein. In addition, the Issuer and the Company acknowledge and agree that (a) no statements, whether written or oral, made by the Investors or their Representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Issuer or the Company in obtaining any financing or investment, (b) neither the Issuer or the Company shall rely on any statement to the effect described in clause (a) by the Investors or their Representatives, and (c) an obligation, commitment or agreement to provide or assist the Issuer or the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Investors, the Issuer and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Investors shall have the right, in their sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Issuer or the Company, and shall have no obligation to assist or cooperate with the Issuer or the Company in obtaining any financing, investment or other assistance.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the undersigned have executed this Convertible Note Purchase Agreement as of the date first written above.

ISSUER:

DIAMONDHEAD HOLDINGS CORP.

By:	/s/ David T. Hamamoto
Name: David T. Hamamoto
Title: Co-Chief Executive Officer

COMPANY:

GREAT SOUTHERN HOMES, INC.

By:	/s/ Michael P. Nieri
Name: Michael P. Nieri
Title: President

[Signature Page to Convertible Note Purchase Agreement]

INVESTORS:

CONVERSANT OPPORTUNITY MASTER FUND, LP

By: Conversant GP Holdings LLC, its general partner
By:	/s/ Michael Simanovsky
Name: Michael Simanovsky
Title: Managing Member

[Signature Page to Convertible Note Purchase Agreement]

DENDUR MASTER FUND LTD.

By:	/s/ Michael Anastasio
Name: Michael Anastasio
Title: Chief Executive Officer, Chief Operating Officer, Dendur Capital LP as Investment Manager

[Signature Page to Convertible Note Purchase Agreement]

JASPER LAKE VENTURES ONE LLC

By:	/s/ Noah Kolatch
Name: Noah Kolatch
Title: Authorized Signatory

[Signature Page to Convertible Note Purchase Agreement]

HAZELVIEW SECURITIES INC.

By:	/s/ Corrado Russo
Name: Corrado Russo
Title: Director, Hazelview Securities Inc.

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT A

Investors

Name	Address	Purchase Price (A)	Initial Principal Amount of Note (B)	Number of Issuer Class A Shares Subscribed	Value of Issuer Class A Shares Subscribed (C)	Aggregate Original Issue Discount Percentage ((B+C-A) /(B+C))
Conversant Opportunity Master Fund LP	c/o Conversant Capital LLC, 25 Deforest Avenue, Summit, New Jersey 07901	$32,812,500	$35,000,000	535,173	$2,675,865	12.9%
Dendur Master Fund Ltd.	c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	$28,125,000	$30,000,000	139,610	$698,050	8.4%
Jasper Lake Ventures One LLC	930 Sylvan Ave, Suite 115, Englewood Cliffs, NJ 07632.	$9,375,000	$10,000,000	46,537	$232,685	8.4%
Hazelview Securities Inc.	1133 Yonge Street, 4th Floor. Toronto ON, M4T 2Y7	$4,687,500	$5,000,000	23,268	$116,340	8.4%
Total		$75,000,000	$80,000,000	744,588	$3,722,940	10.4%

Exhibit A - 1

EXHIBIT B

Definitions and Interpretation

As used in this Agreement, unless the context otherwise requires:

(a)	a capitalized term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)

references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)	any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented;

(e)	references to Articles, Sections, Schedules and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(f)

the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)	this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(h)	all monetary figures shall be in U.S. dollars unless otherwise specified;

(i)	references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(j)	references to “ordinary course of business” in this Agreement shall mean “ordinary course of business consistent with past practice,” whether or not so specified;

(k)	the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”; and

(l)	the word “or” is not exclusive.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. Notwithstanding anything to the contrary herein, (a) direct and indirect portfolio companies of investment funds advised or managed by the Issuer’s Affiliates, the Issuer Non-Party Affiliates, or by the Anchor Investors shall be deemed not to be Affiliates of the Issuer and (b) Pennington shall be deemed not to be an Affiliate of the Company.

Exhibit B - 1

“Affordable Care Act” means the federal Patient Protection and Affordable Care Act, as amended by the federal Health Care and Education Reconciliation Act of 2010, and as further amended.

“Agency” means any of the Federal Housing Administration, the United States Department of Housing and Urban Development, the United States Department of Agricultural Rural Development, the United States Department of Veterans Affairs, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association or any applicable State Agency.

“Anchor Investors” means the certain qualified institutional buyers or institutional accredited investors, including certain funds and accounts managed by subsidiaries of BlackRock, Inc. and Millennium Management LLC, who have purchased Private Placement Warrants.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA) of 1977, as amended and (b) any other applicable anti-bribery, anti-corruption or anti-money laundering Laws.

“Applicable Requirements” means, as of the time of reference, the Mortgage JV’s Contractual Obligations with respect to the origination, servicing, insuring, purchase, sale or filing of claims in connection with Loans.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar U.S. federal or state Law for the relief of debtors.

“BCA Ancillary Documents” means the registration rights agreement, the sponsor support agreement, and each other agreement, document, instrument and/or certificate contemplated by the BCA executed or to be executed in connection with the transactions contemplated under the BCA.

“Beneficial Owner,” “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance).

“Board of Directors” means the board of directors of a Person, as applicable.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City are authorized or required by Law to remain closed, other than Lincoln’s Birthday or Election Day.

Exhibit B - 2

“Certificate of Merger” means a certain certificate of merger to be executed at the Merger Closing and filed with the Secretary of State of the State of South Carolina in connection with the Merger Transaction.

“CFPB” means the Consumer Financial Protection Bureau.

“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount that may be payable to any Person as a result of or in connection with the BCA or the transactions contemplated thereby or any other Change of Control Transaction (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, and any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction during the period beginning on the date of the Latest Balance Sheet and ending on the Merger Closing. Notwithstanding the foregoing or anything to the contrary contained in the BCA, the Issuer Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options (as defined in Section 2.6 of the BCA) or the Assumed Warrants (as defined in Section 2.7(a) of the BCA) at the Merger Effective Time on the terms and subject to the conditions of the BCA shall not constitute a Change of Control Payment.

“Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of the assets, business or Equity Securities of another Person or (b) under which any Person or group makes any equity or similar investment in another Person, in each case, that results, directly or indirectly, in the stockholders of a Person, as applicable, as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares of such Person (or any successor or parent company of such Person) immediately after the consummation thereof (whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity; provided, that the Merger Transaction and the PIPE Investment shall not be deemed a Change of Control Transaction. For purposes of this definition of “Change of Control Transaction,” “group” means any group of Persons that would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned equity securities (as defined pursuant to Rule 3a11-1 under the Exchange Act) representing more than 5% of outstanding securities of the class held by such Persons.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Class A Shares” means the Company’s Class A common stock, no par value, which as of immediately after the Pre-Closing Recapitalization will have one (1) vote per share on all matters on which the Company’s Class A Shares will be entitled to vote.

“Company Class B Shares” means the Company’s Class B common stock, no par value, which as of immediately after the Pre-Closing Recapitalization will have two (2) votes per share on all matters on which the Company’s Class B Shares will be entitled to vote

Exhibit B - 3

“Company Equity Plan” means the Great Southern Homes, Inc. 2022 Equity Incentive Plan.

“Company Intellectual Property” means all Intellectual Property Rights that are owned by, or purported to be owned by, any Group Company.

“Company IT Assets” means all IT Assets owned, used or held for use (including through cloud-based or other third-party service providers) by any Group Company.

“Company Material Adverse Effect” means any Event that, individually or in the aggregate with any other Event, has had or would reasonably be expected to (a) have a material adverse effect on the business, operations, results of operations or financial condition of the Group Companies, taken as a whole, or (b) prevent, materially delay or materially impede the ability of the Company to consummate the Transaction or the Merger Transaction; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, Event, or occurrence arising after the date of this Agreement resulting from or related to (i) general business or economic conditions in or affecting the United States, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any Event that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the BCA or the pendency or consummation of the transactions contemplated by this Agreement or the BCA including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided, that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 7.2(a) of the BCA (Other Conditions to the Obligations of the DHHC Parties) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters, calamities or comparable Events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect is disproportionate to Group Companies, taken as a whole, relative to other participants operating in the homebuilding business in South Carolina or Georgia.

Exhibit B - 4

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised granted under a Company Equity Plan.

“Company Privacy Commitments” means all contractual obligations, commitments, and policies of any Group Company with respect to Personal Information, privacy or data security.

“Company Registered IP” means all Company Intellectual Property that is issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

“Company Shares” means (a) prior to the Pre-Closing Recapitalization, shares of the Company’s common stock, no par value, and (b) subsequent to the Pre-Closing Recapitalization, the Company’s Class A Shares and Company’s Class B Shares, no par value per share.

“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Merger Effective Time.

“Company Warrant” means any warrant to purchase Company Shares.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent, permit or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Consumer Protection Laws” means, collectively, the Consumer Financial Protection Act of 2010, Public Law 111-203, enacted as Title X of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the enumerated consumer Laws set forth in 12 U.S.C. Section 5481(12); the identity theft red flags provisions of the Fair Credit Reporting Act set forth in 15 U.S.C. Section 1681m(e); Section 5 of the Federal Trade Commission Act set forth in 15 U.S.C. Section 45; all state and local consumer protection and unfair or deceptive trade practices Laws, and all other Laws that apply to any of the Group Company or the Mortgage JV that have the intent or effect to protect their respective consumer customers against the acts, errors or omissions of any of the Group Company or the Mortgage JV, and all licensing requirements, regulations, guidelines, policies, and guidance implementing the aforementioned Laws.

“Contingent Worker” means any individual that is directly engaged by the Company as an independent contractor, consultant, contractor, temporary employee, leased employee or other agent used by any Group Company and classified by such Group Company as other than an employee, or compensated other than through wages paid by such Group Company through the Group Company’s payroll function.

“Contract” or “Contracts” means any written agreement, contract, license, sublicense, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of their properties or assets.

Exhibit B - 5

“Contractual Obligation” means, as to any Person, any obligation of such Person under any Contract to which such Person is a party or by which it or any of its property is bound.

“COVID-19” means SARS-CoV-2 or COVID-19, and any variants thereof or related or associated epidemics, pandemics or disease outbreaks.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Laws relating to the relief of debtors in the United States or other applicable jurisdictions from time to time in effect.

“EBITDA” means, in respect of an entity, such entity’s net operating profits before taxes, interest, depreciation and amortization as determined and certified by the independent public accountants or equivalent regularly retained by such entity in accordance with generally accepted accounting principles and the determination of such independent accountants shall be final, binding and conclusive on the parties hereto. In making such determination, all gains or losses realized in the sale or other distribution of capital assets shall be excluded. Furthermore, any payment of certain indirect corporate intercompany expense items shall also be excluded.

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each stock option plan, stock purchase plan, bonus or incentive plan, severance pay plan, program or arrangement, deferred compensation arrangement or agreement, employment agreement, compensation plan, program, agreement, or arrangement, change in control plan, program or arrangement, supplemental income arrangement, or vacation plan, in each case that any Group Company maintains, sponsors or contributes to or has any obligation to contribute to, or with respect to which any Group Company has or may reasonably be expected to have any present or future Liability (including as an ERISA Affiliate).

“Environmental Laws” means any and all Laws which (a) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees or (b) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976, as amended, and the rules and regulations promulgated thereunder, the Clean Water Act, as amended (33 U.S.C. § 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.), and the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder, or any other Law or Order of similar effect.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

Exhibit B - 6

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes any Group Company.

“ESIGN Act” means the Electronic Signatures in Global and National Commerce Act of 2000.

“Event” means any event, change, discovery of information, development, effect, condition, result, circumstance, matter, occurrence or state of facts.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Labor Standards Act” means the Fair Labor Standards Act of 1938, as amended.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities Laws and the rules and regulations of the SEC promulgated thereunder.

“FFCRA” means the Families First Coronavirus Response Act of 2020, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any U.S. or non-U.S. (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) regulatory authority, agency, commission, department, instrumentality or other body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including the CFPB, any Agency and any arbitral tribunal (public or private), in each case, of competent jurisdiction.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold, formaldehyde, or radon.

Exhibit B - 7

“Homeowners Association” means any homeowners association, condominium association, master association or similar owners association that manages and operates or has been formed to manage and operate any of the Company Owned Real Property

“In-the-Money Option” means a Company Option that has a per share exercise price less than the result of (a) the Per Share Upfront Consideration (as defined in the BCA) multiplied by (b) $10.00.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, and fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, (g) all liabilities secured by any encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become personally liable for the payment thereof; (h) any obligation under any factoring, securitization or other similar facility or arrangement; (i) capital stock of such Person that (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event matures or is mandatorily redeemable for cash or in exchange for other indebtedness pursuant to a sinking fund obligation or otherwise, (B) pays a fixed dividend and has a perpetual or otherwise indefinite maturity, or (C) expressly provides that, or has the effect that, such class or series ranks senior to the common stock of such Person with respect to rights to payment of dividends or distributions or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of such (it being agreed that the definition of “Indebtedness” includes any security exercisable or exchangeable for or convertible into capital stock described in this clause (i)); and (j) any of the obligations of any other Person of the type referred to in clauses (a) through (i) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person; provided that Indebtedness shall not include any amounts shown on the balance sheet of the Issuer as a result of the Earn out Shares.

“Intellectual Property Rights” means all rights anywhere in the world in or to: (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for any of the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same; (b) patents, patent applications, registrations and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) trade secrets, and confidential or proprietary know-how, data and other information (collectively, “Trade Secrets”); (d) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) Internet domain names and URLs; and (f) all other intellectual property, industrial or proprietary rights (in each case, whether or not subject to statutory registration or protection).

Exhibit B - 8

“Intended Tax Treatment” means the intention of the Issuer Companies and the Company for U.S. federal income tax purposes that (a) this the BCA constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger Transaction be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer A&R Certificate of Incorporation” means the restated certificate of incorporation adopted in connection to the Merger Transaction and filed with the Delaware Secretary of State.

“Issuer Class A Shares” means the Issuer’s Class A common stock, par value $0.0001 per share.

“Issuer Class B Shares” means the Issuer’s Class B common stock, par value $0.0001 per share.

“Issuer Financial Statements” means all of the financial statements of the Issuer included in the Issuer SEC Reports.

“Issuer Group Entities” means, at any time, the Issuer and each of its Subsidiaries.

“Issuer Material Adverse Effect” means any Event that, individually or in the aggregate with any other Event, has had or would reasonably be expected to (a) have a material adverse effect on the business, operations, results of operations or financial condition of the Issuer Companies, taken as a whole, or (b) prevent, materially delay or materially impede the ability of any Issuer Company to consummate the Transaction or the Merger Transaction; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether an Issuer Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, Event or occurrence arising after the date of this Agreement resulting from or relating to (i) general business or economic conditions in or affecting the United States or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws (including the SEC Statements), (v) any Event that is generally applicable to the industries or markets in which any Issuer Company operates, (vi) the execution or public announcement of this Agreement or the BCA or the pendency or consummation of the transactions contemplated by this Agreement or the BCA, including the impact thereof on the relationships, contractual or otherwise, of any Issuer Company with investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto, (vii) any failure by any Issuer Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii) through (xi)), (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters, calamities or comparable Events in the United States or any other country or region in the world, or any escalation of the foregoing, (ix) any change, in and of itself, in the market price or trading volume of the Issuer’s securities (although the underlying facts and circumstances resulting in such change may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vii) or (viii)), or (x) the consummation of the Issuer Stockholder Redemption; provided, however, that any effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether an Issuer Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect is disproportionate to the Issuer Companies, taken as a whole, relative to other special purpose acquisition companies.

Exhibit B - 9

“Issuer Non-Party Affiliates” means, collectively, each Issuer Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Issuer Related Party (other than, for the avoidance of doubt, any Issuer Company).

“Issuer Shares” means, collectively, the Issuer Class A Shares and the Issuer Class B Shares.

“Issuer Stockholder Approval” means the approval of each of the Transaction Proposals (as defined in Section 6.7 of the BCA) by the affirmative vote of the holders of the requisite number of Issuer Shares entitled to vote thereon, whether in person or by proxy at the Issuer Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of the Issuer and applicable Law.

“Issuer Stockholder Redemption” means the right of the holders of Issuer Class A Shares to redeem all or a portion of their Issuer Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in the Governing Documents of the Issuer.

“Issuer Stockholders Meeting” means the meeting of the Issuer’s stockholders in accordance with the Governing Documents of the Issuer, for the purposes of obtaining the Issuer Stockholder Approval and providing holders of Issuer Class A Shares with the opportunity to elect to effect an Issuer Stockholder Redemption in connection with the Merger Transaction.

“IT Assets” means technology devices, computers, software, firmware, middleware, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all data stored therein or processed thereby, and all associated documentation.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Law” means any federal, state, local, foreign, national, international or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, standard, determination, order, writ, injunction, decree, arbitration award, authorization, license, permit or other binding directive or guidance of a Governmental Entity.

Exhibit B - 10

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other similar interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Loan” means any residential mortgage loan.

“Measurement Period” means the thirty (30) consecutive days prior to the Merger Anniversary Date.

“Merger Anniversary Date” means the date that is twelve (12) months after the date of the Merger Approval.

“Merger Effective Time” means the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of South Carolina or at such later date and/or time as is agreed by the Issuer and the Company and specified in the Certificate of Merger.

“Mortgage Insurer” means any Person who insures or guarantees (a) all or any portion of the risk of loss upon the obligor’s default on any Loan or (b) any other insurance policy applicable to a Loan and any successor thereto.

“Mortgage JV” means Homeowners Mortgage, LLC.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Rules” means the rules and regulations of Nasdaq.

“New Securities” means, collectively, any Equity Securities of an Issuer Group Entity, whether or not currently authorized, issued to any Person, other than (a) securities, options, warrants or other rights of an Issuer Group Entity issued as a dividend or distribution on then outstanding Issuer Shares on a pro rata basis in accordance with the dividend and distribution provisions contained herein and in the Governing Documents of an Issuer Group Entity, as applicable, or upon any subdivision or combination of the Issuer Shares, (b) securities, options, warrants or other rights of an Issuer Group Entity issued pursuant to the exercise, conversion or exchange of securities, options, warrants or other rights outstanding and previously issued by an Issuer Group Entity in accordance with the terms of Section 7.7, to the extent applicable (including pursuant to an exclusion from the definition of New Securities in any of clauses (a) through (g) of this definition of New Securities), (c) securities, options, warrants or other rights of an Issuer Group Entity issued as consideration for (or as rollover in connection with), or as a result of, the acquisition of or investment in another company or business (whether through a purchase of securities, a merger, consolidation, purchase of assets or otherwise); provided that the issuance of such securities, warrants, options or other rights must have been approved by the Board of Directors of the Issuer in connection with such acquisition or investment, (d) issuances of Equity Securities, including options to acquire Equity Securities, to management, employees, independent directors, service providers and consultants of an Issuer Group Entity on terms approved by the Board of Directors of the Issuer, (e) Equity Securities issued as additional yield or return in respect of institutional indebtedness for borrowed money in a bona fide debt financing where such securities are not issued for the primary purpose of raising additional equity capital of the Issuer, (f) the issuance of preferred Equity Securities so long as (i) such preferred Equity Securities are “debt-like” (it being understood that any security that participates in the residual equity value of an Issuer Group Entity shall not be “debt-like”) and are not convertible into any other Equity Securities and (ii) such preferred Equity Securities are issued as additional yield or return in respect of institutional indebtedness for borrowed money in a bona fide financing where such securities are not issued for the primary purpose of raising additional equity capital of an Issuer Group Entity, (g) a split or reverse split of (or similar action with respect to) all equity securities of an applicable class into a greater or lesser number of equity securities available to all holders of the applicable class of securities, (h) Issuer Shares issued in connection with strategic partnerships or joint ventures approved by the Board of Directors of the Issuer, (i) Issuer Class A Shares issued upon conversion of Issuer Class B Shares, (j) Issuer Shares that constitute Earn out Shares as defined in the BCA, (k) Issuer Shares issued pursuant to a firm commitment underwritten public offering registered pursuant to the Securities Act and (l) any issuance of securities by any Subsidiary of the Issuer to the Issuer or any of its wholly-owned Subsidiaries. For all purposes of the definition of New Securities, “debt-like” preferred shall include preferred equity instruments with a coupon and a fixed redemption date that would be classified as debt on a balance sheet, provided, that such preferred equity does not participate in the residual equity value of an Issuer Group Entity.

Exhibit B - 11

“Order” means any writ, order, judgment, injunction, binding decision or determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Pandemic Measures” means any “shelter-in-place,” “stay at home,” workforce reduction, furlough, employee time off, employee leave, social distancing, shut down, closure, sequester, business or workplace reopening, or other conditions, restrictions or requirements pursuant to any Law, order, or directive of or by any Governmental Entity, the Centers for Disease Control and Prevention, the Occupational Safety and Health Administration or the Equal Employment Opportunity Commission, in connection with or in respect to COVID-19.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pennington” means Pennington Communities, LLC, a South Carolina limited liability company.

“Pennington Parties” means, collectively, Pennington and its Affiliates.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) liens set forth in Section 1.1 of the Company Disclosure Schedules, and (g) other Liens that do not materially and adversely affect the value, use, enforceability or operation of the asset subject thereto or, in the aggregate, materially impair the conduct of the business of the Group Companies as presently conducted.

Exhibit B - 12

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Information” means any information that (a) alone or in combination with other information held by the Company, can be used to identify an individual, person, household, device or browser, or (b) is otherwise protected under applicable Privacy Laws

“Pre-Closing Issuer Holders” means the holders of Issuer Shares at any time prior to the Merger Effective Time.

“Pre-Closing Recapitalization” means the recapitalization of the Company as provided in the BCA for purposes of the Merger Transaction.

“Privacy Laws” means all applicable Laws that relate to privacy data protection, electronic communications, electronic marketing and information security.

“Private Placement Warrants” means the 5,933,333 private placement warrants purchased by the Sponsor and the Anchor Investors pursuant to certain private placement warrant agreements with the Issuer.

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” means, with respect to data, the collection, use, receipt, aggregation, storage, processing, adaptation, alteration, retrieval, recording, distribution, dissemination, transfer (including cross-border transfer), import, export, protection (including security measures), combination, erasure, anonymization, destruction, disposal, disclosure, or any other operation or set of operations that is performed on data or on sets of data, in each case, whether or not by automated means.

Exhibit B - 13

“Proportionate Share” means, in respect of any Investor or group of Investors at any time, the portion of the outstanding Issuer Shares that such Investor would hold if all Convertible Notes had been converted into Issuer Class A Shares at such time.

“Registration Statement / Proxy Statement” means the registration statement on Form S-4 (File No. 333-267820) relating to the transactions contemplated by the BCA and the BCA Ancillary Documents and containing a prospectus and proxy statement of the Issuer, as amended or supplemented from time to time.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Investor Consent” means the prior written consent of Investors holding at least seventy-five percent (75%) of the Aggregate Principal Amount of the Convertible Notes outstanding at the applicable time; provided, that if an Investor no longer holds Convertible Notes, the consent of such Person shall not be required for any consent sought under this Agreement; and provided, further, that the prior written consent of any individual Investor will be required in respect of any matter that has a disproportionate economic impact on such Investor.

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Statements” means any statement or information in the Warrant Pronouncement, the rules proposed by the SEC on March 30, 2022, intended to enhance investor protections in initial public offerings by special purpose acquisition companies (“SPACs”) and in subsequent business combination transactions between SPACs and private operating companies, or to other accounting matters related to initial public offering securities or expenses as to which the SEC or the Issuer’s audit firm has issued, adopted, recommended in writing (with such recommendation being directed to the Issuer, in the case of the Issuer’s audit firm) or implemented (with such implementation relating to the Issuer, in the case of the Issuer’s audit firm) a statement, guidance, interpretation or change in presentation after the date of the Issuer’s initial public offering.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

Exhibit B - 14

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Sponsor” means DHP SPAC-II Sponsor LLC.

“Standard Settlement Period” means, the standard settlement period, expressed in a number of trading days, on Nasdaq or such other national securities exchange upon which the Issuer Class A Shares are then listed as in effect on the date of determination.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, bills, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes required to be filed with any Governmental Entity with respect to Taxes.

“Transaction Expenses” means all costs, fees, and expenses incurred by the Investors or on their behalf in connection with (a) diligence investigation of the Company by and on behalf of Investors, (b) the structuring and tax planning for the transactions contemplated by this Agreement, (c) the preparation, execution, and delivery of this Agreement and each other agreement, document, and instrument contemplated by this Agreement and each other Transaction Document and the transactions contemplated hereby and thereby and (d) obtaining any approval or authorization from a Governmental Entity that is required in connection with the transactions contemplated by this Agreement, including both costs of third party advisors and any filing or application fees with regard to any such approvals and authorizations.

Exhibit B - 15

“Transfer” or “Transferred” means, directly or indirectly, any sale, assignment, transfer, conveyance, pledge, hypothecation or other disposition, voluntarily or involuntarily, by operation of Law, with or without consideration or otherwise (including by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process or transfer of equity interests) of all or any portion of any Equity Securities. For the avoidance of doubt, a Transfer of any equity interest in any entity that holds an Equity Security shall be deemed a Transfer of an Equity Security for purposes of this Agreement.

“Treasury Regulations” means the regulations promulgated by the U.S. Department of the Treasury under the Code.

“Trust Account” a trust account established by the Issuer containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Issuer’s public stockholders (including overallotment shares acquired by the Issuer’s underwriters).

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, provincial, state or local Laws related to plant closings, relocations, mass layoffs and employment losses.

“Warrant Pronouncement” means that certain Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the SEC on April 12, 2021, and related guidance by the SEC.

Terms Defined Elsewhere. Other than the terms defined in this Exhibit B, the following terms are defined elsewhere in the Agreement, as indicated below:

Defined Term	Section
Additional Issuer SEC Reports	Section 2.7(a)
Agreement	Preamble
Aggregate Principal Amount	Section 1.1
Bankruptcy and Equity Exception	Section 2.3(a)
BCA	Recitals
Change in Recommendation	Section 7.11(a)
Closing	Section 1.4(a)
Closing Conditions	Article VI
Closing Date	Section 1.4(a)
Closing Notice	Section 1.4(b)
Company	Preamble
Company Disclosure Schedule(s)	Article III
Company Fundamental Representations	Section 5.1(a)
Company Leased Real Property	Section 3.18(b)
Company Owned Real Property	Section 3.18(a)
Company Property	Section 3.18(b)

Exhibit B - 16

Defined Term	Section
Company Real Property Lease	Section 3.18(b)
Company Related Party	Section 3.21
Company Related Party Transactions	Section 3.21
Contract Property	Section 3.18(e)
Conversant Investor	Recitals
Conversant Subscription Agreement	Recitals
Convertible Notes	Recitals
Current Credit Agreement	Section 7.8(f)
Damages	Section 9.2(a)(i)
Designated Court(s)	Section 9.16
Disclosure Document	Section 7.5(a)
Disclosure Schedule(s)	Article III
Effectiveness Date	Section 7.3(a)
Election Notice	Section 7.7(c)
Filing Deadline	Section 7.3(a)
Final Offer Notice	Section 7.7(b)
Financial Statements	Section 3.4(a)
Indemnified Breaches	Section 9.2(a)(i)
Indemnifying Party	Section 9.2(a)(i)
Initial Offer Notice	Section 7.7(b)
Insurance Policies	Section 3.15
Interim Financial Statements	Section 3.4(a)
Investor Indemnified Persons	Section 9.2(a)(i)
Investor Subscription Agreement	Recitals
Investor(s)	Preamble
Investor’s Closing Conditions	Article V
IPO Prospectus	Section 7.6(a)
Issuance Approval	Section 2.2(b)
Issuance Approval Meeting	Section 7.11(a)
Issuance Approval Meeting Deadline	Section 7.11(a)
Issuance Approval Proxy Statement	Section 7.11(a)
Issuer	Preamble
Issuer Board	Section 2.2(b)
Issuer Board Recommendation	Section 2.2(b)
Issuer Companies	Recitals
Issuer Disclosure Schedule(s)	Article II
Issuer Fundamental Representations	Section 5.1(a)
Issuer Indemnified Persons	Section 9.2(b)
Issuer Related Party	Section 2.9
Issuer Related Party Transactions	Section 2.9
Issuer SEC Reports	Section 2.7(a)
Issuer’s and Company’s Closing Conditions	Article VI
Latest Balance Sheet	Section 3.4(a)
Material Contracts	Section 3.7(a)
Material Permits	Section 3.6

Exhibit B - 17

Defined Term	Section
Merger Closing	Recitals
Merger Closing Date	Section 1.4(a)
Merger Sub	Recitals
Merger Transaction	Recitals
Multiemployer Plan	Section 3.11(d)
New Securities Issuance	Section 7.7(a)
PIPE Investment	Recitals
Prospectus	Section 9.2(a)(ii)
Purchase Price	Section 1.3
Registrable Securities	Section 7.3(a)
Registration Period	Section 7.3(d)(i)
Resale Registration Statement	Section 7.3(a)
SEC SPAC Accounting Changes	Section 2.13(d)
Sponsor	Preamble
Subscription Agreements	Recitals
Suspension Event	Section 7.3(e)
Transaction	Recitals
Transaction Documents	Recitals
Trust Agreement	Section 2.8
Trustee	Section 2.8
Underlying Shares	Section 1.6
Union	Section 3.14(g)
Year End Financial Statements	Section 3.4(a)

Exhibit B - 18

EXHIBIT C

Form of Convertible Note

AGREED FORM

THE SALE OF THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO ITS DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SALE OF THIS SECURITY (INCLUDING ANY SECURITIES ISSUABLE UPON CONVERSION) UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION THEREFROM.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST (ADDRESSED TO [●] AT UNITED HOMES GROUP, INC., 90 N ROYAL TOWER DRIVE, IRMO, SOUTH CAROLINA 29063), THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE.

UNITED HOMES GROUP, INC.

SENIOR CONVERTIBLE PROMISSORY NOTE

$[●]	[●], 2023

FOR VALUE RECEIVED, United Homes Group, Inc., (formerly known as DiamondHead Holdings Corp.) a corporation organized under the Laws of the state of Delaware (the “Issuer”), HEREBY promises to pay to the order of [Holder], or its registered assigns (the “Holder”), the principal sum of [●] U.S. dollars ($[●]) (the “Principal Amount”) plus the aggregate amount of accrued interest on the outstanding Principal Amount, in each case pursuant to the terms and conditions of that certain convertible note purchase agreement, dated as of March 21, 2023, by and among the Issuer, Great Southern Homes, Inc. (the “Company”), the Holder and the other investors named therein (the “Note Purchase Agreement”). Interest shall commence accruing as of the date hereof (the “Issue Date”) and shall continue to accrue on the outstanding principal of this senior convertible promissory note (this “Note”) as set forth in Article 1 until fully paid or extinguished in accordance with the provisions hereof.

ARTICLE 1

DEFINITIONS; INTERPRETATION

Section 1.01     Definitions. The following capitalized terms used herein shall have the following respective meanings:

“Bankruptcy or Insolvency Proceeding” means either the Issuer or the Company, pursuant to or within the meaning of any Bankruptcy Law: (i) making an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) filing a voluntary petition for bankruptcy, or filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future Laws; (iii) seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator, or of all or any substantial part of its properties; or (iv) any of their Representatives or majority of stockholders taking any action looking to dissolution, liquidation or winding up or otherwise taking any of the foregoing actions.

Exhibit C - 1

“Board of Directors” means the Board of Directors of the Issuer.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close (other than Lincoln’s Birthday or an Election Day) under the laws of, or are in fact closed in New York.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Conversion Date” means, for purposes of any conversion contemplated by Article 3, the proposed effective date of such conversion (which date shall in no event be fewer than ten (10) Business Days following the date of delivery of the applicable Holder Conversion Notice or Issuer Conversion Notice, and in the case of an Issuer Conversion Notice, shall be no greater than twenty (20) Business Days following the date of delivery of the applicable Issuer Conversion Notice).

“Conversion Price” means, at any time after the Measurement Period, a per share conversion price that is equal to the inverse of the Conversion Rate at such time divided by one thousand (1,000).

“Conversion Rate” means the number of Issuer Class A Shares that is issuable upon conversion of one thousand U.S. dollars ($1,000.00) of Conversion Amount or Forced Conversion Amount, as applicable, and is equal to the Initial Conversion Rate as adjusted from time to time pursuant to Article 4.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Ex-Dividend Date” means the first date on which Issuer Class A Shares trade on Nasdaq, or on the applicable stock exchange on which Issuer Class A Shares are then traded, regular way, without the right to receive the issuance, dividend or distribution in question from the Issuer.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Holder or required to be withheld or deducted from a payment to the Holder, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of the Holder being organized under the laws of, or having its principal office or, in the case of the Holder, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or that are Other Connection Taxes, (ii) in the case of the Holder, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Holder with respect to an applicable interest in a loan or commitment pursuant to a law in effect on the date on which such Holder acquires such interest in the loan or commitment, (iii) Taxes that would not have been imposed but for the Holder’s failure to comply with Section 8.03(e) and (iv) any withholding Taxes imposed pursuant to FATCA.

Exhibit C - 2

“Existing Credit Agreement” means that certain Credit Agreement by and among Great Southern Homes, Inc., the financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of July 9, 2021 (as amended).

“Foreign Holder” means (i) if the Issuer is a U.S. Person, a Holder that is not a U.S. Person, and (ii) if the Issuer is not a U.S. Person, a Holder that is resident or organized under the laws of a jurisdiction other than that in which the Issuer is resident for tax purposes.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Issuer under this Note or the Note Purchase Agreement and (ii) to the extent not otherwise described in clause (i) of this definition, Other Taxes.

“Initial Conversion Price” means a per share conversion price equal to 80% of the VWAP of an Issuer Class A Share over the Measurement Period, except that if such calculation results in a conversion price that is (a) less than five U.S. dollars ($5.00) per share, then “Initial Conversion Price” means five U.S. dollars ($5.00) per share and (b) greater than ten U.S. dollars ($10.00) per share, then “Initial Conversion Price” means ten U.S. dollars ($10.00) per share.

“Initial Conversion Rate” means the number of Issuer Class A Shares that is equal to the inverse of the Initial Conversion Price multiplied by one thousand (1,000).

“Last Reported Sale Price” of the Issuer Class A Shares on any date means the closing sale price per share of the Issuer Class A Shares (or, if no closing sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported on Nasdaq or other principal U.S. securities exchange on which the Issuer Class A Shares is then traded. If the Issuer Class A Shares are not listed for trading on a U.S. national or regional securities exchange on such date, the “Last Reported Sale Price” of the Issuer Class A Shares shall be the last quoted bid price for the Issuer Class A Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Issuer Class A Shares are not so quoted, then the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Issuer Class A Shares on such date from each of at least three nationally recognized independent investment banking firms selected by the Issuer for this purpose. The Last Reported Sale Price of the Issuer Class A Shares will be determined without reference to extended or after hours trading or any other trading outside regular trading session hours.

“Lending Office” means, in respect of the Holder, the office or offices of such Holder described as such in such Holder’s Administrative Questionnaire, or such other office or offices as a Holder may from time to time notify Issuer in writing.

Exhibit C - 3

“Make Whole Amount” means, on any date, an amount in cash equal to the sum of (i) the Called Principal plus (ii) the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided, that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to this Note, the principal thereof that is to be prepaid pursuant to Section 5.01, to be converted pursuant to Section 3.02 or Section 9.03, or has become or is declared to be immediately due and payable pursuant to Section 6.02, as the context requires.

“Contractual Yield” means, with respect to the Called Principal of this Note, 100 basis points over the Term SOFR Reference Rate for an interest period of three months at approximately 5:00 a.m., New York time, two U.S. Government Securities Business Days prior to the Settlement Date, as such rate is published by the Term SOFR Administrator.

“Discounted Value” means, with respect to the Called Principal of this Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Note is payable) equal to the Contractual Yield with respect to such Called Principal.

“Remaining Scheduled Payments” means, with respect to the Called Principal of this Note, all payments of interest on such Called Principal that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are due to be made under the terms of this Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 5.01 or Section 6.02.

“Settlement Date” means, with respect to the Called Principal of this Note, the date on which such Called Principal is to be prepaid pursuant to Section 5.01 or has become or is declared to be immediately due and payable pursuant to Section 6.02, as the context requires.

“SOFR” means a rate equal to the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate).

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) or a successor administrator of the Term SOFR Reference Rate selected by the Holder.

Exhibit C - 4

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), the rate per annum published by the Term SOFR Administrator and identified by the Holder as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the Term SOFR Administrator then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“U.S. Government Securities Business Day” means any day, except for (i) a Saturday, (ii) a Sunday or (iii) a day on which any of the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Measurement Period” means the thirty (30) consecutive days prior to the Merger Anniversary Date.

“Merger Anniversary Date” means the date that is twelve (12) months after the date of the Merger Closing Date.

“Merger Approval” means the required stockholder approval of the Issuer and the Company for purposes of consummating the Merger Transaction as provided in the BCA.

“Notes” means this Note and each other note issued pursuant to the terms and conditions of the Note Purchase Agreement.

“Other Connection Taxes” means, with respect to the Holder, Taxes imposed as a result of a present or former connection between the Holder and the jurisdiction imposing such Tax (other than connections arising from the Holder having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced in this Note or the Note Purchase Agreement, or sold or assigned an interest in this Note or the Note Purchase Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Note or the Note Purchase Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment by the Holder after the date on which the Holder becomes a party to this Note, other than following an Event of Default.

“Pending Redemption Period” means the period commencing on the date an Optional Redemption Notice is delivered hereunder and ending on the date (which shall not be prior to the applicable Optional Redemption Date) the Optional Redemption Price payable to the Holders thereunder is paid in full and all Warrants issuable to such Holders are issued.

Exhibit C - 5

“Qualifying Trading Period” means any thirty (30) consecutive Trading Day period during which the daily trading volume of the Issuer Class A Shares on each Trading Day was at least one percent (1%) of the Issuer Class A Shares outstanding at the commencement of each such Trading Day.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Issuer Class A Shares (or other applicable security) have the right to receive any cash, securities or other property or in which the Issuer Class A Shares (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Issuer Class A Shares (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all Issuer Class A Shares may be entitled to receive under a Rights Plan.

“Rights Plan” means any common stock or preferred stock rights plan or any similar plan in effect as of the date of this Note or adopted by the Issuer after the date of this Note or any replacement or successor rights plan.

“Trading Day” means any day on which the Issuer Class A Shares are traded on Nasdaq or, if such market is not the principal trading market for the Issuer Class A Shares, then on the principal securities exchange or securities market on which the Issuer Class A Shares are then traded; provided, that “Trading Day” shall not include any day on which the Issuer Class A Shares are scheduled to trade on such exchange or market for less than four and a half (4.5) hours or any day that the Issuer Class A Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time).

“VWAP” means the volume-weighted average sale price of an Issuer Class A Share on Nasdaq (or other national securities exchange on which the Class A Shares are then listed), as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service as determined by the Issuer.

Section 1.02           Interpretation. As used in this Note, unless the context otherwise requires:

(a)           a capitalized term used and not otherwise defined herein has the meaning given to it in the Note Purchase Agreement;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

Exhibit C - 6

(d)           any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented;

(e)           references to an Article, a Section, a Schedule or an Exhibit shall refer to articles, sections and exhibits of this Note, unless otherwise specified;

(f)            the headings in this Note are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Note or any provision thereof;

(g)           this Note shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Note to be drafted;

(h)           all monetary figures shall be in U.S. dollars unless otherwise specified;

(i)            references to “including” in this Note shall mean “including, without limitation,” whether or not so specified;

(j)            the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(k)           the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Note as a whole and not to any particular Article, Section or other subdivision; and

(l)            the word “or” is not exclusive.

ARTICLE 2

ISSUE AND DESCRIPTION

Section 2.01           Maturity Date. The entire unpaid Principal Amount and all unpaid accrued interest (collectively, the “Obligations”) shall become fully due and payable on [•] (the “Maturity Date”), unless earlier repurchased, redeemed or converted pursuant to the terms of this Note.

Section 2.02           Interest.

(a)           Commencing on the Issue Date, interest shall be payable on the outstanding Principal Amount and all overdue amounts under this Note from the Issue Date up to (but not including) the fourth (4th) anniversary of the Issue Date, at a rate of fifteen percent (15.00%) per annum, with such rate to increase by one percent (1.00%) per annum beginning on such fourth (4th) anniversary (the “Interest Rate”). Interest shall be payable monthly in arrears on the last calendar day of each month (each, an “Interest Payment Date”).

Exhibit C - 7

(b)           All interest on this Note shall be paid in cash; provided, that on any Interest Payment Date during the term of this Note, the Issuer shall have the option to pay a portion of the accrued and unpaid interest on this Note on such Interest Payment Date that has accrued at the rate in excess of ten percent (10.00%) per annum either (i) in cash or (ii) by capitalizing such interest and adding it to the then outstanding principal amount of this Note (“PIK Interest”), it being understood and agreed that, unless the Issuer shall notify the Holder at least two Business Days prior to the Interest Payment Date that it intends to treat some portion of the entire interest due on such Interest Payment Date as PIK Interest, the Issuer shall be deemed to have elected to pay all of the interest in cash. Interest on this Note shall be computed based on a 360-day year of twelve 30-day months and all PIK Interest on this Note will be compounded quarterly on the last day of each quarter (each, a “PIK Interest Payment Date”).

(c)           Amounts representing PIK Interest shall be treated as Principal Amount for all purposes under this Note and the Note Purchase Agreement and shall bear interest in accordance with this Section 2.02. The obligation of the Issuer to pay all such PIK Interest so added to the Principal Amount shall be automatically evidenced by this Note.

Section 2.03           Payments. All payments of Obligations shall be made in lawful money of the U.S. to the Holder, by wire transfer of immediately available funds to one or more accounts designated by the Holder. If an Interest Payment Date, PIK Interest Payment Date, payment date for principal or other payment date falls on a day other than a Business Day, such payment shall be made on the next Business Day after such day. All payments shall be applied first to accrued interest, expenses or fees due to the Holder pursuant to this Note or the Note Purchase Agreement, and thereafter to outstanding principal amounts payable under the Note. On each Interest Payment Date, the Issuer shall deliver a copy of Schedule I to this Note to the Holder, which Schedule I shall detail the outstanding principal balance of this Note as of such date, including all PIK Interest previously added to the principal amount thereof. The Obligations under this Note may be prepaid, repurchased or converted in accordance with Section 3.02 below, at the Issuer’s election, prior to the Maturity Date.

Section 2.04           Use of Proceeds. The Issuer shall use the proceeds from this Note to fund acquisitions and for growth capital and general corporate purposes.

Section 2.05           Cancellation of Portion of Note Paid. All portions of this Note surrendered for the purposes of payment, repurchase, redemption, conversion or registration of transfer shall, if surrendered to the Issuer, be promptly canceled by the Issuer, and in the case of a transfer, replaced with one or more Notes reflecting such transfer.

ARTICLE 3

CONVERSION OF NOTE

Section 3.01           Conversion at Holder’s Option. Subject to applicable Nasdaq listing rule limitations (including, if applicable, approval by the Issuer’s stockholders) and Article 4 below, [and subject to Section 7.07,]1 at any time from and after the completion of the Measurement Period and up to the Maturity Date, the then outstanding Obligations under this Note (or any portion hereof) (the “Conversion Amount”) may be converted into fully paid and nonassessable Issuer Class A Shares (the “Conversion Shares”), at the sole election of the Holder, upon written notice to the Issuer in the form set forth in the Form of Holder Conversion Notice in Schedule II hereto (the “Holder Conversion Notice”). The Holder Conversion Notice shall state the Conversion Amount and the Conversion Date. The number of Conversion Shares shall be determined by dividing (i) the Conversion Amount by (ii) the Conversion Price.

1     Note to Draft: To be included if Section 7.07 is included in the executed Note.

Exhibit C - 8

Section 3.02           Issuer Conversion Option. Notwithstanding the conversion rights set forth in Section 3.01 above, subject to applicable Nasdaq listing rule limitations (including, if applicable, approval by the Issuer’s stockholders) and Article 4 below, if at any time after (but not including) the date that is the second (2nd) anniversary of the Issue Date, the VWAP of an Issuer Class A Share as traded on the principal securities exchange or securities market on which the Issuer Class A Shares are then traded equals or exceeds thirteen U.S. dollars and fifty cents ($13.50) for twenty (20) Trading Days in any Qualifying Trading Period, all of the then-outstanding Obligations under this Note, calculated at the Make Whole Amount (such amount, the “Forced Conversion Amount”) may be converted into Conversion Shares, at the sole election of the Issuer, following delivery of a written notice to the Holder in the Form of Issuer Conversion Notice in Schedule III hereto (the “Issuer Conversion Notice”). The Issuer Conversion Notice shall state the Forced Conversion Amount, the number of Conversion Shares to be issued and the proposed Conversion Date. The number of Conversion Shares shall be determined by dividing (i) the Forced Conversion Amount by (ii) the Conversion Price.

Section 3.03           Delivery and Cancellation. On the Conversion Date pursuant to either Section 3.01 or Section 3.02 above, the Holder hereby agrees to deliver the original of this Note to the Issuer for cancellation (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Holder whereby the Holder agrees to indemnify the Issuer from any loss incurred by it in connection with this Note) and, in the case of a partial conversion, a reissuance of the replacement Note, dated as of the Conversion Date and in the amount equal to the remaining outstanding Obligations; provided, however, that on the Conversion Date, this Note (or portion thereof) shall be deemed converted and, solely to the extent of and with respect to the Obligations so converted, of no further force and effect, whether or not it is delivered for cancellation and reissuance, as applicable, as set forth in this sentence.

Section 3.04           Compliance with Nasdaq Rules. Notwithstanding anything to the contrary in this Note, the Issuer shall not issue any Issuer Class A Shares if, upon conversion of this Note pursuant to Section 3.01 or Section 3.02 the issuance of such Issuer Class A Shares, together with any securities issued in connection with any other related transactions that may be considered part of the same series of transactions for purposes of the rules of Nasdaq, would exceed the aggregate number of Issuer Class A Shares that the Issuer may issue in a transaction in compliance with the Issuer’s obligations under the rules or regulations of Nasdaq (such aggregate number of shares, units or notes, as applicable, the “Conversion Cap”), except that such limitation shall not apply if the Issuer’s stockholders have approved issuances in excess of the Conversion Cap in accordance with the rules of Nasdaq.

Exhibit C - 9

Section 3.05           DTC Issuance. On or before the first Trading Day following the Conversion Date, the Issuer shall, (i) provided that the Issuer’s transfer agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of Issuer Class A Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (ii), if the Issuer’s transfer agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Conversion Notice or as provided by the Holder to the Issuer, a certificate, registered in the Issuer’s share register in the name of the Holder or its designee, for the number of Issuer Class A Shares to which the Holder is entitled pursuant to such exercise. Upon the Conversion Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Conversion Shares with respect to which this Note (or portion thereof) has been converted, irrespective of the date such Conversion Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Conversion Shares, as the case may be.

Section 3.06           No Fractional Shares. No fractional Issuer Class A Shares shall be issued upon conversion of this Note. In lieu of the Issuer issuing any fractional shares to the Holder upon the conversion of this Note, the Issuer shall pay to the Holder an amount in cash equal to the product obtained by multiplying (i) the Last Reported Sale Price of an Issuer Class A Share by (ii) the fraction of a share not issued pursuant to the previous sentence.

Section 3.07           Cash Option. In the event of any conversion of this Note pursuant to either Section 3.01 or Section 3.02 above, at the Issuer’s option, the Issuer may deliver to the Holder up to fifty percent (50%) of the outstanding balance of the Obligations under this Note in a cash payment equal to the VWAP of the Issuer Class A Shares during the five (5) consecutive Trading Day period ending on, and including, the last Trading Day prior to the Conversion Date into which this Note would be convertible on such Conversion Date in lieu of the issuance of that number of Conversion Shares.

Section 3.08           Taxes on Conversion. Except as provided in the next sentence, the Issuer shall pay any and all documentary, stamp or similar issue or transfer tax due and duties on the issuance of the Issuer Class A Shares upon conversion of this Note pursuant hereto. The Holder shall be liable for and shall be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of the Issuer Class A Shares in a name other than that of the Holder, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Issuer the amount of any such tax or duty, or has established to the satisfaction of the Issuer that such tax or duty has been paid.

Exhibit C - 10

Section 3.09           Conversion Covenants. The Issuer covenants that:

(a)           all Issuer Class A Shares issued upon conversion of this Note shall be (as applicable) newly issued, duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive or similar rights and free from all taxes, liens and charges with respect to the issue thereof;

(b)           if any Issuer Class A Shares to be provided for the purpose of conversion of this Note require registration with or approval of any Governmental Entity under any Laws before such Issuer Class A Shares may be validly issued upon conversion, then the Issuer shall, to the extent then permitted by the rules and interpretations of the SEC, secure such registration or approval, as the case may be;

(c)           if at any time the Issuer Class A Shares are listed on any national securities exchange or automated quotation system, then the Issuer will use reasonable best efforts to list and keep listed, so long as the Issuer Class A Shares shall be so listed on such exchange or automated quotation system, any Issuer Class A Shares issuable upon conversion of this Note; and

(d)           it shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Issuer Class A Shares to provide for conversion of this Note pursuant to this Article 3 from time to time as this Note is presented for conversion.

ARTICLE 4

ADJUSTMENT OF CONVERSION RATE

Section 4.01           Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the events described in Section 4.02 to Section 4.06 occurs, provided, however, that the Issuer shall not make any adjustments to the Conversion Rate if the Holder is given the right to participate and so elects (other than in the case of (i) a share split or share combination or (ii) a tender or exchange offer), at the same time and upon the same terms as holders of the existing Issuer Class A Shares and solely as a result of holding this Note, in any of the events described in Section 4.02 to Section 4.06, without having to convert their Note, as if they held a number of Issuer Class A Shares equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of the Note held by such Holder.

Section 4.02           Issuance of Issuer Class A Shares as a Dividend or a Distribution. If the Issuer issues Issuer Class A Shares as a dividend or distribution on Issuer Class A Shares, or if the Issuer effects a share split or share combination of its Issuer Class A Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

Exhibit C - 11

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of Issuer Class A Shares outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be (before giving effect to any such dividend, distribution, split or combination); and

OS1 = the number of Issuer Class A Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustments made pursuant to this Section 4.02 shall become effective immediately after (i) the close of business on the Record Date for such dividend or distribution or (ii) the open of business on the effective date of such split or combination, as applicable. If any dividend or distribution described in this Section 4.02 is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding Issuer Class A Shares, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

Section 4.03           Issuance of Rights, Options or Warrants. If the Issuer issues to all or substantially all holders of the Issuer Class A Shares any rights, options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the announcement date for such issuance, to subscribe for or purchase Issuer Class A Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Issuer Class A Shares for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

Exhibit C - 12

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such issuance;

OS0 = the number of Issuer Class A Shares outstanding immediately prior to the close of business on the Record Date for such issuance;

X = the total number of Issuer Class A Shares issuable pursuant to such rights, options or warrants; and

Y = the number of Issuer Class A Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Issuer Class A Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such issuance.

For purposes of this Section 4.03, in determining whether any rights, options or warrants entitle the Holder to subscribe for or purchase Issuer Class A Shares at less than the average of the Last Reported Sale Prices of the Issuer Class A Shares for the applicable ten (10) consecutive Trading Day period, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this Section 4.03 shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the Record Date for such distribution. To the extent that Issuer Class A Shares are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Issuer Class A Shares actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such distribution had not occurred.

Section 4.04           Distributions of Property (including Spin-Offs).

(a)           Distribution of Capital Stock, Indebtedness, or other assets or property. If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities of the Issuer, to all or substantially all holders of the Issuer Class A Shares, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.02 or Section 4.03, (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.05, (iii) dividends or distributions that constitute Reference Property following an event described in Section 4.10 and (iv) Spin-Offs as to which the provisions set forth below in this Section 4.04 shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

Exhibit C - 13

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Issuer Class A Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Issuer Class A Shares as of the close of business on the Record Date for such distribution.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, in respect of each $1,000 principal amount of this Note, at the same time and upon the same terms as holders of Issuer Class A Shares receive the Distributed Property, the amount and kind of Distributed Property the Holder would have received if the Holder owned a number of Issuer Class A Shares equal to the Conversion Rate in effect immediately prior to the close of business on the Record Date for the distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(a) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Issuer Class A Shares over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

Exhibit C - 14

(b)           Spin-Offs. With respect to an adjustment pursuant to this Section 4.04 where there has been payment of a dividend or other distribution on the Issuer Class A Shares or shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Issuer Class A Shares applicable to one share of the Issuer Class A Shares (determined by reference to the definition of Last Reported Sale Price as if references therein to Issuer Class A Shares were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of the Issuer Class A Shares over the Valuation Period.

Such adjustment shall occur at the close of business on the last Trading Day of the Valuation Period; provided, that for purposes of determining the Conversion Rate in respect of any conversion during the Valuation Period, references within the previous paragraph to “ten” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Conversion Date. If any such dividend or distribution described in the preceding paragraph of this Section 4.04(b) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Exhibit C - 15

(c)           Trigger Events. For purposes of this Section 4.04 (and subject in all respects to Section 4.13), rights, options or warrants distributed by the Issuer to all holders of the Issuer Class A Shares entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Issuer Class A Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)	are deemed to be transferred with such Issuer Class A Shares;

(ii)	are not exercisable; and

(iii)	are also issued in respect of future issuances of the Issuer Class A Shares,

shall be deemed not to have been distributed for purposes of this Section 4.04 (and no adjustment to the Conversion Rate under this Section 4.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04. If any such rights, options or warrants, including any such existing rights, options or warrants distributed prior to the date of the Note Purchase Agreement, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (A) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (B) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Issuer Class A Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Issuer Class A Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Exhibit C - 16

(d)           Sequencing of Multiple Adjustments. For purposes of Section 4.02, Section 4.03 and this Section 4.04, and subject to Section 4.10, if any dividend or distribution to which this Section 4.04 is applicable also includes one or both of:

(i)	a dividend or distribution of Issuer Class A Shares to which Section 4.02 is applicable (the “4.02 Distribution”); or

(ii)	a dividend or distribution of rights, options or warrants to which Section 4.03 is applicable (the “4.03 Distribution”),

then, in either case, (1) such dividend or distribution, other than the 4.03 Distribution and the 4.04 Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04 is applicable (the “4.04 Distribution”) and any Conversion Rate adjustment required by this Section 4.04 with respect to such 4.04 Distribution shall then be made, and (2) the 4.02 Distribution and 4.03 Distribution shall be deemed to immediately follow the 4.04 Distribution and any Conversion Rate adjustment required by Section 4.02 and Section 4.03 with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Record Date” of the 4.02 Distribution and the 4.03 Distribution shall be deemed to be the Record Date of the 4.05 Distribution and (II) any Issuer Class A Shares included in the 4.02 Distribution or 4.03 Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 4.02 or “outstanding immediately prior to the close of business on the Record Date for such distribution” within the meaning of Section 4.03.

Section 4.05           Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Issuer Class A Shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 = the Last Reported Sale Price of the Issuer Class A Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Issuer pays or distributes to all or substantially all holders of the Issuer Class A Shares.

Exhibit C - 17

An adjustment to the Conversion Rate made pursuant to this Section 4.05 shall become effective immediately after the close of business on the Record Date for the applicable dividend or distribution. If any dividend or distribution described in this Section 4.05 is declared but not so paid or made, the new Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, the Holder shall receive, for each $1,000 principal amount of this Note, at the same time and upon the same terms as holders of Issuer Class A Shares, the amount of cash that the Holder would have received if the Holder owned a number of Issuer Class A Shares equal to the Conversion Rate in effect on the Record Date for such cash dividend or distribution.

Section 4.06           Tender or Exchange Offer. If the Issuer or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Issuer Class A Shares, to the extent that the cash and value of any other consideration included in the payment per share of the Issuer Class A Shares exceeds the average of the Last Reported Sale Prices of the Issuer Class A Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Issuer Class A Shares purchased in such tender or exchange offer;

OS0 = the number of Issuer Class A Shares outstanding immediately prior to time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all Issuer Class A Shares accepted for purchase or exchange in such tender offer or exchange offer);

Exhibit C - 18

OS1 = the number of Issuer Class A Shares outstanding immediately after the Expiration Time (after giving effect to the purchase of all Issuer Class A Shares accepted for purchase or exchange in such tender offer or exchange offer); and

SP1 = the average of the Last Reported Sale Prices of the Issuer Class A Shares over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 4.06 shall become effective immediately following the close of business on the tenth (10th) Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided, that in respect of any conversion of this Note, if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Conversion Date in determining the Conversion Rate.

Section 4.07           Other Adjustment Mechanics.

(a)           For purposes of this Article 4, the number of Issuer Class A Shares at any time outstanding shall not include Issuer Class A Shares held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on Issuer Class A Shares held in the treasury of the Issuer, but shall include Issuer Class A Shares issuable in respect of scrip certificates issued in lieu of fractions of Issuer Class A Shares.

(b)           All calculations and other determinations under this Article 4 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000) of a share.

(c)           If the application of the foregoing formulas in this Article 4 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations).

(d)           Notwithstanding anything to the contrary in this Article 4, the Conversion Rate shall not be adjusted:

(i)

upon the issuance of any Issuer Class A Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in Issuer Class A Shares under any plan;

Exhibit C - 19

(ii)

upon the issuance of any Issuer Class A Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iii)

upon the issuance of any Issuer Class A Shares in connection with an acquisition of the equity or assets of another entity or issued in connection with any financing to a lender as part of the financing transaction;

(iv)

upon the issuance of any Issuer Class A Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.07(d)(ii), including the conversion of any Issuer Class B Shares into Class A Shares, and outstanding as of the date this Note was first issued;

(v)	solely for a change in the par value of the Issuer Class A Shares;

(vi)	for the issuance of the Earn out Shares as defined in the BCA; or

(vii)	for accrued and unpaid interest.

Section 4.08           Notice of Adjustment. Whenever the Conversion Rate is required to be adjusted pursuant to this Note, the Issuer shall promptly deliver to the Holder a notice of the adjustment, briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to deliver such notice or any defect therein shall not affect the validity of any such adjustment.

Section 4.09           Notice of Certain Transactions. In the event that there is a dissolution or liquidation of the Issuer, the Issuer shall deliver to the Holder and provide to the Holder a written notice stating the proposed effective date. The Issuer shall deliver such notice at least twenty (20) days before such proposed effective date. Failure to deliver such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10           Effect of Recapitalizations, Reclassifications and Changes of the Issuer Class A Shares.

(a)           If any of the following events occurs:

(i)	any recapitalization, reclassification or change of the Issuer Class A Shares (other than changes resulting from a subdivision or combination),

Exhibit C - 20

(ii)	any consolidation, merger or combination involving the Issuer,

(iii)	any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety, or

(iv)	any statutory share exchange,

in each case, as a result of which holders of the Issuer Class A Shares would be entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right of the Holder to convert each $1,000 principal amount of Note shall be changed into a right of the Holder to convert such principal amount of Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Issuer Class A Shares equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Issuer Class A Shares is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute a supplement to this Note (each, a “Note Supplement”) providing for such change in the right to convert each $1,000 principal amount of Note; provided, however, that at and after the effective time of the Merger Event (1) any amount payable in cash upon conversion of this Note in accordance with Article 3 shall continue to be payable in cash and (2) any Issuer Class A Shares that the Issuer would have been required to deliver upon conversion of this Note in accordance with Article 3 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of Issuer Class A Shares would have received in such Merger Event.

If the Merger Event causes the Issuer Class A Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (A) the Reference Property into which this Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Issuer Class A Shares, and (B) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (A) attributable to one share of Issuer Class A Shares. If the holders of Issuer Class A Shares receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (I) the consideration due upon conversion of each $1,000 principal amount this Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Issuer Class A Shares in such Merger Event and (II) the Issuer shall satisfy the conversion obligations hereunder by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Issuer shall notify the Holder in writing of such weighted average as soon as practicable after such determination is made but in no event later than the third (3rd) Business Day following the effective date of the Merger Event.

Exhibit C - 21

The Note Supplement shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. Notwithstanding any failure by the Issuer or a successor or purchasing Person to execute and deliver the Note Supplement, this Note shall be deemed to provide for such change in convertibility. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then an assumption of this Note shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 5.

(b)           When this Note is modified or amended pursuant to Section 4.10(a), the Issuer shall promptly provide to the Holder a notice briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with. Failure to deliver such notice shall not affect the legality or validity of such modification or amendment to this Note.

(c)           None of the foregoing provisions shall affect the right of the Holder to convert this Note into cash, Issuer Class A Shares or a combination of cash and Issuer Class A Shares, as applicable, as set forth in Article 3 prior to the effective date of such Merger Event.

(d)           The above provisions of this Section 4.10 shall similarly apply to successive Merger Events.

(e)           Upon the consummation of any Merger Event, references to “Issuer Class A Shares” shall be deemed to refer to any Reference Property that constitutes capital stock after giving effect to such Merger Event.

Section 4.11           Voluntary Increase; Nasdaq Compliance. The Issuer from time to time may increase the Conversion Rate, to the extent permitted by law and subject to any applicable shareholder approval requirements pursuant to the listing standards of Nasdaq or such other U.S. securities exchange on which the Issuer Class A Shares are traded, by any amount for any period of at least twenty (20) days, if the Board of Directors determines that such increase shall be in the Issuer’s best interests. The Issuer may (but is not required to) make such increase in the Conversion Rate as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Issuer Class A Shares resulting from a dividend or distribution of stock, or rights to acquire stock, or similar event. The Issuer shall provide at least fifteen (15) days’ written notice to the Holder of any increase under this Section 4.11, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Exhibit C - 22

Section 4.12           Adjustments of Prices. Whenever any provision of this Note requires the Issuer to calculate the Last Reported Sale Prices over a span of multiple days, the Issuer shall make appropriate adjustments to the Last Reported Sale Prices to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, effective date or expiration date of the event occurs at any time during the period when the Last Reported Sale Prices are to be calculated. The Issuer will provide a schedule of its calculations to the Holder.

Section 4.13           Rights Plan. To the extent that the Issuer has a Rights Plan in effect upon conversion of this Note into Issuer Class A Shares, the Holder shall receive upon conversion of this Note, the Rights under the Rights Plan, unless prior to conversion, the Rights have separated from the Issuer Class A Shares, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Issuer had distributed to all or substantially all holders of Issuer Class A Shares Distributed Property as described in Section 4.04 above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

ARTICLE 5

OPTIONAL REDEMPTION BY ISSUER

Section 5.01           Right to Redeem. Subject to the terms, conditions and limitations set forth in this Article 5, at any time prior to the date that is sixty (60) days prior to the Maturity Date, the Issuer shall have the right to repurchase (an “Optional Redemption”) all or any portion of the remaining principal amount of this Note then outstanding by paying the Make Whole Amount payable in respect of the principal amount that is the subject of the Optional Redemption (such Make Whole Amount, the “Redemption Price”).

Section 5.02           Redemption Date. The date for any Optional Redemption will be a Business Day of the Issuer’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the date of the Optional Redemption Notice (each, an “Optional Redemption Date”).

Section 5.03           Optional Redemption Notice. To call this Note or any portion of this Note for Optional Redemption, the Issuer shall give a notice of repurchase to the Holder (an “Optional Redemption Notice”), which shall specify the Note to be repurchased and shall state:

(a)           the Optional Redemption Date, which shall be at least sixty (60) calendar days prior to the Maturity Date;

(b)           the Optional Redemption Price;

Exhibit C - 23

(c)           the name and address of the Paying Agent and Conversion Agent;

(d)           that a Note called for repurchase may be converted at any time prior to the close of business on the Business Day immediately preceding the Optional Redemption Date unless the Issuer fails to pay the Optional Redemption Price (in which case the Note shall thereafter remain convertible);

(e)           that the Holders who elect to convert their Notes must satisfy the requirements set forth in the Optional Redemption Notice; and

(f)           that, unless the Issuer defaults in making payment of the Optional Redemption Price, interest, if any, will cease to accrue on and after payment in full of the Optional Redemption Price.

Section 5.04           Pro Rata Redemption. Notwithstanding the foregoing or anything else to the contrary contained herein, the Issuer may not deliver an Optional Redemption Notice unless (i) the Optional Redemption applies to all of the Notes issued under the Note Purchase Agreement on a pro rata basis (based on the principal amounts thereof), (ii) the Issuer shall not have delivered an Optional Redemption Notice with respect to which the Pending Redemption Period as provided in Section 5.05 has not expired, (iii) at least thirty (30) days shall have elapsed since the expiration of the then most recent Pending Redemption Period, and (iv) the principal amount of the Notes being redeemed pursuant to such Optional Redemption Notice is not less than the lesser of $10,000,000 and the aggregate principal amount of all Notes issued under the Note Purchase Agreement then outstanding.

Section 5.05           Pending Redemption Period. The Optional Redemption Notice shall be irrevocable and, upon delivery of an Optional Redemption Notice, the Optional Redemption Price, less the sum of all Redemption Period Conversion Amounts (as defined below), together with accrued and unpaid interest thereon through the date of payment thereof (and any other amounts payable thereon under the Notes, including, if applicable, the Make Whole Amount), shall become due and payable on the Optional Redemption Date. The failure to pay in full the amount payable to the Holder on the Optional Redemption Date shall constitute an Event of Default under this Note. The principal amount of Notes to be converted pursuant to each Conversion Notice delivered by a Holder during the Pending Redemption Period (a “Redemption Period Conversion Amount”) shall reduce, on a dollar-for-dollar basis, the principal amount to be converted until all of such principal amount shall have been converted.

Section 5.06           Note Redeemed in Part. Upon surrender of the portion of this Note that is to be redeemed only in part in accordance with Section 5.01, and promptly after the Optional Redemption Date, the Issuer shall execute and deliver to the Holder, without any charges, a New Note, of such authorized denomination or denominations as may be requested by the Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that has not been repurchased.

Section 5.07           Restrictions on Redemption. The Issuer may not redeem any portion of this Note on any date if the principal amount of this Note has been accelerated in accordance with the terms of this Note, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (other than in the case of an acceleration resulting from a Default by the Issuer in relation to the payment of the Optional Redemption Price with respect to this Note).

Exhibit C - 24

Section 5.08           Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Optional Redemption Date in connection with an Optional Redemption, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Optional Redemption Price of all Notes to be redeemed (together with accrued and unpaid interest and any other amounts payable thereon under the Notes, including, if applicable, the Make Whole Amount) on that date other than Notes or portions of Notes called for repurchase which on or prior thereto have been validly cancelled or converted. The Paying Agent shall as promptly as practicable return to the Issuer any money not required for that purpose because of conversion of Notes pursuant to Article 3. If such money is then held by the Issuer in trust and is not required for such purpose it shall be discharged from such trust.

Section 5.09           Termination of Obligations. If the Paying Agent holds money sufficient to pay the Optional Redemption Price with respect to any Notes for which an Optional Redemption Notice has been given, then, immediately on and after the Optional Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holder each other Holder of Notes shall terminate, other than the right to receive the Optional Redemption Price, accrued and unpaid interest thereon and, if applicable, the Make Whole Amount in respect of such Note.

ARTICLE 6

DEFAULT AND REMEDIES

Section 6.01           Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

(a)           the Issuer fails to pay when due any Obligations hereunder (including, when due, the principal of this Note on the Maturity Date, any amounts payable in connection with an Optional Redemption, upon exercise of a repurchase right hereunder, or otherwise);

(b)           any representation or warranty of the Issuer or the Company under this Note or the Note Purchase Agreement, as applicable, is untrue, inaccurate or incorrect in any material respect as of the date made;

(c)           the Issuer breaches any covenant set forth in this Note or the Note Purchase Agreement, taking into account applicable periods of notice and cure, if any; provided, however, that in the event no grace or cure period is so provided, the Issuer shall have a period of (a) three (3) days after the earlier of the Issuer’s actual knowledge thereof and written notice of non-compliance to cure such non-compliance to the extent it relates to any monetary default and (b) twenty (20) days after the earlier of the Issuer’s actual knowledge thereof and written notice of non-compliance to cure any other non-compliance;

Exhibit C - 25

(d)           any default occurs under the Existing Credit Agreement and the Agent or the requisite percentage of lenders thereunder have declared all obligations thereunder due and payable;

(e)           any default occurs in respect of any debt of the Issuer, the Company or any of their respective Subsidiaries (other than under the Existing Credit Agreement);

(f)           any Bankruptcy or Insolvency Proceeding occurs;

(g)           an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction against any of the Issuer, the Company, or their respective Subsidiaries, seeking: (i) relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other Bankruptcy Law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its property or assets; or (iii) winding-up or liquidation; and such proceeding or petition shall continue undismissed and unstayed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(h)           one or more judgments is rendered against any of the Issuer, the Company, or their respective Subsidiaries, and the same remains undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action is legally taken by a judgment creditor to levy upon assets or properties of any of the Issuer, the Company, or their respective Subsidiaries, or to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of $250,000 or (ii) is for injunctive relief and could reasonably be expected to result in an Issuer Material Adverse Effect or a Company Material Adverse Effect;

(i)            if any of the Issuer, the Company, or their respective Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(j)            the Issuer fails to comply with any applicable listing and corporate governance rules and regulations of Nasdaq or loses its status as a member in good standing with Nasdaq, unless it has chosen to list its securities on the New York Stock Exchange; or

(k)           the occurrence of any event (financial or otherwise) resulting in, or which will likely result in, an Issuer Material Adverse Effect or a Company Material Adverse Effect, as determined by the Holder in his reasonable discretion, and remains uncured for a period of fifteen (15) days following the earlier of the Issuer’s or the Company’s knowledge of such event, as the case may be, and written notice of such event by the Holder to the Issuer or the Company, as the case may be, (or, such longer period of time as reasonable given the circumstances if such occurrence is not reasonably curable within such fifteen- (15-) day period and provided that the Issuer or the Company is taking steps to cure such occurrence during such fifteen- (15-) day period and thereafter diligently pursues to completion).

Exhibit C - 26

Section 6.02     Consequences of Events of Default. Subject to the Existing Credit Agreement, if any Event of Default occurs for any reason, whether voluntary or involuntary, and continues beyond the expiration of any applicable cure period:

(a)            upon notice or demand, the Holder may declare the outstanding indebtedness under this Note (which shall be equal to the Make Whole Amount, together with all accrued and unpaid interest thereon prior to the date of such declaration) and other obligations under this Note, to be due and payable, whereupon each of the foregoing shall be and become immediately due and payable, and the Issuer shall immediately pay to the Holder all such indebtedness, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in the Note Purchase Agreement to the contrary notwithstanding; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any of the Issuer, the Company, or their respective Subsidiaries under the Bankruptcy Code, then all indebtedness under this Note, together with all other amounts due or owing to the Holder pursuant to this Note and the Note Purchase Agreement, shall automatically be due immediately without notice of any kind; or

(b)            the Holder may (i) pursue any available remedy by proceeding at Law or in equity to collect the payment of principal of, or interest on, this Note or to enforce the performance of any provision of this Note or the Note Purchase Agreement and (ii) exercise on behalf of itself all rights and remedies available to it under this Note or the Note Purchase Agreement.

The Issuer agrees to pay the Holder all out-of-pocket costs and expenses reasonably incurred by the Holder and the Holder in any effort to collect indebtedness under this Note and to exercise remedies under the Note Purchase Agreement, including reasonable attorneys’ fees, and to pay interest at the Default Rate on such costs and expenses to the extent not paid when demanded. The Holder may exercise any and all of its remedies under this Note and the Note Purchase Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable Law.

Section 6.03     Default Interest. Upon any default pursuant to this Note or the Note Purchase Agreement, this Note and all overdue obligations thereunder shall bear interest at the rate of the lesser of (i) two percent (2%) in excess of the rate otherwise applicable to this Note pursuant to Section 2.01 and (ii) such maximum rate of interest allowable under the Laws of the State of New York (the “Default Rate”).

Section 6.04     Waiver of Past Defaults. The Holder may waive an existing Default or Event of Default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Note; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Exhibit C - 27

Section 6.05     Unconditional Right of Holder to Receive Payment and to Convert. Notwithstanding any other provision in this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the Principal Amount and interest in respect of this Note, on or after the respective due dates expressed in this Note, and to convert this Note in accordance with Article 3, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 3, and shall not be impaired or affected without the consent of the Holder.

Section 6.06     Restoration of Rights and Remedies. If the Holder has instituted any proceeding to enforce any right or remedy under this Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Issuer and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

Section 6.07     Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Note in Section 9.01, no right or remedy conferred in this Note upon or reserved to the Holder of this Note is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.08     Delay or Omission Not Waiver. No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article 6 or by Law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder.

Section 6.09     Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such power as though no such Law had been enacted.

ARTICLE 7

OTHER COVENANTS OF THE ISSUER

Section 7.01     Payment of Principal and Interest. The Issuer shall promptly make all payments in respect of this Note on the dates and in the manner provided in this Note. All such interest shall be payable on demand. Presentation of this Note is due at maturity.

Exhibit C - 28

Section 7.02     Corporate Existence. The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory).

Section 7.03     Section 16 Matters. If the Issuer becomes a party to a consolidation, merger or other similar transaction that may result in the Holder, its Affiliates and/or any director reasonably likely to cause the Holder or any of its Affiliates to be treated as a director of the Issuer for the purposes of Section 16 of the Exchange Act (any such director, a “Holder Affiliated Director”) to be deemed to make an acquisition or disposition of equity securities of the Issuer or derivatives thereof for purposes of Section 16 of the Exchange Act (including upon any determination of the Conversion Price pursuant to Section 9.03), and if any Holder Affiliated Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six (6) months:

(a)           the Board of Directors will pre-approve such acquisition or disposition of equity securities of the Issuer or derivatives thereof for the express purpose of exempting the Holder’s, its Affiliates’ and any Holder Affiliated Director’s interests (to the extent the Holder or its Affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder; and

(b)           if the transaction involves:

(i)	a merger or consolidation to which the Issuer is a party and the Issuer Class A Shares are, in whole or in part, converted into or exchanged for equity securities of a different issuer;

(ii)	a potential acquisition by the Holder, its Affiliates, and/or any Holder Affiliated Director of equity securities of such other issuer or derivatives thereof; and

(iii)	an Affiliate or Associate or other designee of the Holder or its Affiliates serving on the board of directors (or its equivalent) of such other issuer,

then if the Issuer requires that the other issuer (including its board of directors (or similar governing body if not a corporation)) pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Issuer or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Issuer shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Holder, its Affiliates and any Holder Affiliated Directors (for the Holder and/or its Affiliates, to the extent such persons are reasonably likely to be treated as a director of the Issuer for the purposes of Section 16 of the Exchange Act) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Exhibit C - 29

Section 7.04     Acknowledgment of Registration Rights. The Holder acknowledges and agrees that the issuance and sale of this Note (and the issuance and sale of the Issuer Class A Shares that are issuable upon conversion or repurchase by the Issuer of this Note) have not been registered under the Securities Act or the Securities Laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Securities Laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Securities Laws, is available. Notwithstanding the foregoing, the Issuer acknowledges and agrees that this Note (and the Issuer Class A Shares that are issuable upon conversion or repurchase by the Issuer of this Note) shall constitute “Registrable Securities” and shall be subject to registration rights as provided under Section 7.3 of the Note Purchase Agreement.

Section 7.05     Rule 144 Information Requirement and Annual Reports.

(a)            The Issuer, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the Issue Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holder with true and complete copies of all such filings; provided, that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holder pursuant to this Section 7.05(a). The Issuer further covenants that it shall at its own expense take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to resell or otherwise dispose of this Note or Issuer Class A Shares issuable upon conversion of this Note without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any customary legal opinions. Upon the request of the Holder, the Issuer shall deliver to the Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

(b)            Without limiting the generality of Section 7.05(a), at any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as this Note or any Issuer Class A Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, make publicly available the information concerning the Issuer as described in Rule 144(c)(2) under the Securities Act to facilitate the resale of this Note or Issuer Class A Shares issuable upon conversion thereof pursuant to Rule 144.

(c)            The Issuer shall deliver to the Holder, within fifteen (15) days after the same are required to be filed with the SEC, copies of any documents or reports that the Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Issuer files with the SEC via the SEC’s EDGAR system shall be deemed to be delivered to the Holder for purposes of this Section 7.05(c) at the time such documents are filed via the EDGAR system.

Exhibit C - 30

Section 7.06     Transfers. In case this Note or any portion hereof shall be transferred by the Holder, with delivery of a duly completed Form of Assignment and Transfer in the form set forth in Schedule IV hereto by the Holder to the Issuer, the Issuer shall promptly upon written request (and in any event, within two (2) Business Days) execute and deliver to (a) the Holder a new note in authorized denominations in an aggregate principal amount equal to the portion of this Note not transferred and (b) each such transferee a new note in authorized denominations in an aggregate principal amount equal to the portion of this Note so transferred to such transferee, without payment of any service charge by the Holder or any such transferee but, if required by the Issuer, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by Law or that may be imposed in connection therewith as a result of the name of the Holder of the new note being different from the name of the Holder of the old note.

Section 7.07     [Limitations on Conversion.]

(a)            [As used herein, “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently or from time to time after the date hereof, directly or indirectly managed or advised by the Holder’s investment manager or any of its affiliates (as such term is defined pursuant to Rule 12b-2 under the Exchange Act or principals, (ii) any affiliates of the Holder or any of the foregoing, (iii) any other person who is a member of a group together with the Holder or any of the foregoing and (iv) any other person whose beneficial ownership of any class of Issuer “equity securities” (as such term is defined in Rule 13d-1(i) under the Exchange Act or any successor rule) (“Issuer Equity Securities”) includes shares of such Issuer Equity Securities beneficially owned by the Holder or any of the foregoing. For the purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC.

(b)            Notwithstanding any other term of this Note, neither the Issuer nor its transfer agent shall effect the conversion pursuant to Article 3 of all or any portion of the outstanding principal and accrued but unpaid interest hereon into Issuer Class A Shares, and the Holder shall not have the right to so convert all or any portion of the outstanding principal and accrued but unpaid interest hereon into Issuer Class A Shares (and any such conversion shall be deemed null and void ab initio), to the extent that after giving effect to such conversion, the Holder and the other Attribution Parties would then beneficially own in excess of 9.9% (the “Maximum Percentage”) of the shares of any class of Issuer Equity Securities outstanding immediately after giving effect to such conversion. For purposes of this Section 7.07, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the SEC, provided, for clarity, that for purposes of the immediately preceding sentence, the aggregate number of shares of any class of Issuer Equity Securities beneficially owned by the Holder and the other Attribution Parties shall give effect to the issuance of Issuer Class A Shares issuable upon conversion of the outstanding principal and accrued but unpaid interest hereon into Issuer Class A Shares hereunder with respect to which the determination of such sentence is being made, but shall exclude Issuer Class A Shares (and shares of any other Issuer Equity Securities, as applicable) that would be issuable upon (i) conversion of the remaining outstanding principal and accrued but unpaid interest hereon held or owned by the Holder or any of the other Attribution Parties, and (y) exercise or conversion of the unexercised or unconverted portion of any other Issuer Equity Securities (including any warrants) held or beneficially owned by the Holder and any of the other Attribution Parties and subject to a limitation on conversion or exercise analogous to the limitation contained herein. For the purposes hereof, the percentage of any class of Issuer Equity Securities beneficially owned by the Holder or any of the other Attribution Parties shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act after giving effect to the immediately preceding sentence.

Exhibit C - 31

(c)            Subject to Section 7.07(e), if the issuance of Issuer Class A Shares upon the conversion pursuant to Article 3 of all or any portion of the outstanding principal and accrued but unpaid interest hereon results in the Holder or any other Attribution Party being deemed to beneficially own more than the Maximum Percentage of the number of shares of any class of Issuer Equity Securities then outstanding, then the number of Issuer Class A Shares so issued which would then cause the Holder’s or any other Attribution Party’s beneficial ownership to exceed the Maximum Percentage of any class of Issuer Equity Securities (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and neither the Holder nor any other Attribution Party shall have the power to vote or to transfer the Excess Shares.

(d)            The Holder shall not have the right to convert pursuant to Section 3.01 all or any portion of the outstanding principal and accrued but unpaid interest hereon into Issuer Class A Shares unless it provides a certification that, after giving effect to such conversion, the Holder and the other Attribution Parties would beneficially own no more than the Maximum Percentage of the shares of any class of Issuer Equity Securities outstanding immediately after giving effect to such conversion, as determined in accordance with this Section 7.07.

(e)            If any Issuer Conversion Notice proposes an issuance of Issuer Class A Shares pursuant to Section 3.02 that would result in the Holder or any other Attribution Party beneficially owning more than the Maximum Percentage, then the Holder shall elect by notice in writing to the Issuer to be delivered no later than ten (10) days after the delivery of the Issuer Conversion Notice:

(i)

to be issued the Excess Shares, which shall not be a breach of this Section 7.07 in connection with such issuance, provided that such Excess Shares will in no event be issued any earlier than the sixty-first (61st) day following the Conversion Date specified in the Issuer Conversion Notice; or

Exhibit C - 32

(ii)

to be repaid in cash in an amount equal to the number of Excess Shares multiplied by the VWAP on the date of the Issuer Conversion Notice (or, if the Issuer Conversion Notice is not issued on a Trading Day, on the last Trading Day that preceded the date of the Issuer Conversion Notice).

If the Holder fails to deliver such notice, the Holder shall be deemed to have made an election to be issued the Excess Shares in accordance with sub-clause (i) of the immediately preceding sentence.

(f)             In determining the number of outstanding shares of any class of Issuer Equity Securities, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Issuer’s then most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (ii) a more recent public announcement by the Issuer or (iii) any other more recent notice by the Issuer or its transfer agent setting forth the number of shares of such class of Issuer Equity Securities outstanding. For any reason at any time, upon the written request of the Holder, the Issuer shall within two (2) business days, confirm orally and in writing to the Holder the number of shares of each class of Issuer Equity Securities then outstanding, provided that in any case, the number of outstanding shares of any such class of Issuer Equity Securities shall be determined after giving effect to the issuance of any shares of Issuer Equity Securities to the Holder or any of the other Attribution Parties since the date as of which such number of outstanding shares of such class of Issuer Equity Securities was reported.

(g)            No prior inability to convert this Note or any portion hereof into Issuer Class A Shares shall have any effect on the applicability of the provisions of this Section 7.07 with respect to any subsequent determination of the extent of convertibility pursuant to the terms of this Section 7.07.

(h)          The Holder may increase or decrease the Maximum Percentage by delivering notice thereof to the Issuer, provided that no increase to the Maximum Percentage shall take effect until the sixty-first (61st) day after delivery of such notice.]

ARTICLE 8

TAX TREATMENT

Section 8.01     Tax Treatment. Each of the Issuer and the Holder agrees to treat this Note as indebtedness for U.S. federal, state and local income tax purposes until such time as the Convertible Notes have been converted to Issuer Class A Shares and to perform all tax reporting, withholding and other tax compliance in manner consistent with such treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Section 8.02     Original Issue Discount. The Issuer and the Holder agree that the aggregate “original issue discount” (as determined pursuant to Sections 1271-1275 of the Code and the Treasury Regulations promulgated thereunder) to the Principal Amount of this Note shall be the amount set forth next to the name of the original Holder of this Note on Exhibit A to the Note Purchase Agreement.

Exhibit C - 33

Section 8.03     Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Issuer under this Note or the Note Purchase Agreement shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Issuer to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws.

(i)	If the Issuer shall be required by applicable Law to withhold or deduct any Taxes from any payment described in Section 8.03(a), then:

(1)	the Issuer shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to Section 8.03(f);

(2)	the Issuer shall timely pay the full amount withheld or deducted to the relevant Governmental Entity or taxing authority in accordance with the applicable Law, and

(3)

to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Issuer shall be increased as necessary so that after any required withholding or the making of all required deductions with respect to such Indemnified Taxes (including deductions applicable to additional sums payable under this Section 8.03), the Holder receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)Payment of Other Taxes by the Issuer. Without limiting the provisions of Section 8.03(a), the Issuer shall timely pay to the relevant Governmental Entity or taxing authority in accordance with applicable Law, or at the option of the Issuer timely reimburse it for the payment of, any Other Taxes.

(c)Tax Indemnification. Without limiting the provisions of Section 8.03(a) or Section 8.03(b), the Issuer shall, and does hereby, on a joint and several basis indemnify the Holder (and its respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8.03) payable or paid or required to be withheld or deducted by the Holder (or the Holder’s directors, officers, employees, affiliates and agents), as the case may be, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the reasonable fees, charges and disbursements of any counsel or other tax advisor for the Holder), whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Entity or taxing authority. A certificate as to the amount of any such payment or liability delivered to the Issuer by the Holder, shall be conclusive absent manifest error.

Exhibit C - 34

(d)Evidence of Payments. Upon request by the Issuer or the Holder, as the case may be, after any payment of Taxes by the Issuer to a Governmental Entity or taxing authority as provided in this Section 8.03, the Issuer shall deliver to the Holder the original or a certified copy of a receipt issued by such Governmental Entity or taxing authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Issuer.

(e)Status of the Holder; Tax Documentation.

(i)

The Holder shall deliver to the Issuer, at the time or times prescribed by applicable Laws or when reasonably requested by the Issuer, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Issuer, as the case may be, to determine (1) whether or not payments made under this Note or the Note Purchase Agreement are subject to withholding or deduction in respect of any Taxes, (2) if applicable, the required rate of withholding or deduction, and (3) the Holder’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to the Holder by the Issuer pursuant to this Note or otherwise to establish the Holder’s status for withholding tax purposes in the applicable jurisdiction; provided, that the Holder shall only be required to deliver such documentation as it is legally permitted to provide. In addition, the Holder, if reasonably requested to do so by the Issuer, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Issuer as will enable the Issuer to determine whether or not the Holder is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Holder’s reasonable judgment such completion, execution or submission would subject the Holder to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Holder.

Exhibit C - 35

(ii)	Without limiting the generality of the foregoing:

(1)

if the Holder is a “United States person” within the meaning of Section 7701(a)(30) of the Code, it shall deliver to the Issuer executed copies of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Issuer as will enable the Issuer, as the case may be, to determine whether or not the Holder is subject to backup withholding or information reporting requirements; and

(2)

if the Holder is a Foreign Holder and is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder, the Holder shall deliver to the Issuer (in such number of copies as shall be reasonably requested by the Issuer) on or prior to the date on which it becomes a Holder under this Note (and from time to time thereafter upon the request of the Issuer, but only if the Holder is legally entitled to do so), whichever of the following is applicable:

(A)	executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)	executed copies of Internal Revenue Service Form W-8ECI,

(C)	executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(D)

if the Holder is claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Holder is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or

Exhibit C - 36

(E)

executed copies of any other form prescribed by applicable Laws (including FATCA) as a basis for claiming exemption from or a reduction in U.S. federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Issuer to determine the withholding or deduction required to be made. For purposes of this Section 8.03(e)(ii)(2)(E), “applicable Law” shall include FATCA, and, solely for purposes of this Section 8.03(e)(ii)(2)(E), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)

The Holder shall promptly (1) notify the Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (2) take such steps as shall not be materially disadvantageous to it, in its reasonable judgment and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Issuer make any withholding or deduction for taxes from amounts payable to the Holder.

(f)Treatment of Certain Refunds. If the Holder determines, in its sole discretion acting in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Issuer or with respect to which the Issuer has paid additional amounts pursuant to this Section 8.03, it shall pay to the Issuer an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Issuer under this Section 8.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) incurred by the Holder, as the case may be, and without interest (other than any interest paid by the relevant Governmental Entity or taxing authority with respect to such refund), provided, that the Issuer, upon the request of the Holder, agrees to repay the amount paid over to the Issuer (plus any penalties, interest or other charges imposed by the relevant Governmental Entity or taxing authority) to the Issuer if the Issuer is required to repay such refund to such Governmental Entity or taxing authority. Notwithstanding anything to the contrary in this Section 8.03(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8.03(f) which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8.03(f) shall not be construed to require the Holder to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Issuer or any other Person.

Exhibit C - 37

Section 8.04     Survival. All of the Issuer’s obligations under this Article 8 shall survive the replacement of the Holder, termination of obligations pursuant to Section 5.09, or conversion of this Note pursuant to Article 3.

Section 8.05     Register. The Issuer shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Holder and each other holder of Notes, and the Commitments of, and principal amounts and stated interest of the Note owing to, the Holder and each other holder of Notes (the “Register”). The entries in the Register shall be conclusive, and the Issuer and the Holder and each other holder of Notes may treat each Person whose name is recorded in the Register pursuant to the terms of this Note as a Holder for all purposes of this Note, notwithstanding notice to the contrary. The Register shall be available for inspection by the Issuer at any reasonable time and from time to time upon reasonable prior notice.

ARTICLE 9

MISCELLANEOUS

Section 9.01     Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Issuer shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Note, or in lieu of any Note lost, stolen or destroyed, upon receipt of evidence satisfactory to the Issuer of the loss, theft or destruction of such Note and an agreement from the Holder to indemnify the Issuer against any claim that may be made against the Issuer on account of the mutilation, loss, theft or destruction of this Note.

Section 9.02     Excessive Interest. Notwithstanding any other provision herein to the contrary, this Note is hereby expressly limited so that the interest rate charged hereunder shall at no time exceed the maximum rate permitted by applicable Law. If, for any circumstance whatsoever, the interest rate charged exceeds the maximum rate permitted by applicable Law, the interest rate shall be reduced to the maximum rate permitted, and if the Holder shall have received an amount that would cause the interest rate charged to be in excess of the maximum rate permitted, such amount that would be excessive interest shall be applied to the reduction of the Principal Amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the Principal Amount, such excess shall be refunded to the Issuer.

Exhibit C - 38

Section 9.03     Change of Control.

(a)            In the event of a Change of Control Transaction occurring prior to the repayment or conversion of the Obligations under this Note pursuant to its terms, this Note, including all Obligations hereunder (calculated at the Make Whole Amount), shall be, at the option of the Holder, (i) repaid in cash as of the closing of such Change of Control Transaction (which election, if made, shall be irrevocable), or (ii) subject to applicable Nasdaq listing rule limitations (including, if applicable, approval by the Issuer’s stockholders), converted into Conversion Shares at the Conversion Price, to be issued to the Holder immediately prior to, but contingent upon, the closing of such Change of Control Transaction, or (iii) remain outstanding following the closing of such Change of Control Transaction; provided, however, that if the Change of Control Transaction is scheduled to close prior to the end of the Measurement Period, the Holder may, in its sole discretion, by notice in writing to the Issuer delivered no later than three (3) days prior to the scheduled closing of the Change of Control Transaction (A) elect to convert this Note into a number of Conversion Shares equal to the quotient of (1) the Forced Conversion Amount divided by (2) a Conversion Price of five U.S. dollars ($5.00) per share by delivery of an Issuer Conversion Notice, or (B) elect to be repaid in cash in an amount equal to the Make Whole Amount as of the closing of such Change of Control Transaction (which election, if made, shall be irrevocable), or (C) elect that this Note will remain outstanding following the closing of such Change of Control Transaction. The Issuer shall provide at least twenty (20) Business Days’ notice to the Holder of the closing of a Change of Control Transaction.

(b)            Prior to or concurrently with the Issuer consummating any Change of Control Transaction (i) after which this Note will remain outstanding and (ii) in which (A) the Issuer is not the surviving entity, or (B) the Issuer Class A Shares do not remain “equity securities” (as defined under the Exchange Act), or (C) the Issuer Class A Shares do not continue to be listed on a “national securities exchange” (as defined under the Exchange Act), the Issuer shall require the acquiring or successor entity of such Change of Control Transaction (the “Successor Entity”) to agree in writing to assume (or where the Issuer continues to exist, guarantee) the payment obligations hereunder and to honor the conversion terms and all of the obligations of the Issuer under this Note related thereto. At the option of the Holder, the Successor Entity (and, where the Issuer continues to exist, the Issuer) shall deliver to the Holder in exchange for this Note a security of the Successor Entity (and, where the Issuer continues to exist, the Issuer) evidenced by a written instrument substantially similar in form and substance to this Note that is convertible into shares (or equivalent) of the Successor Entity in exchange for the Reference Property with a conversion rate that applies the Conversion Rate hereunder to such Reference Property (but taking into account the relative value of Issuer Class A Shares, the Successor Entity shares (or equivalent) and the Conversion Price, in each case, for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Change of Control Transaction).

Section 9.04     GOVERNING LAW. THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS THEREOF TO THE EXTENT THAT SUCH PROVISIONS WOULD RESULT IN THE SELECTION OF THE LAW OF A DIFFERENT JURISDICTION AS THE GOVERNING LAW OF THIS NOTE.

Exhibit C - 39

Section 9.05     Jurisdiction and Venue. The Issuer irrevocably consents and agrees, for the benefit of the Holder , that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Note may be brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of this Note have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues. The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Note brought in the courts of the State of New York or the courts of the United States, in each case, located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 9.06     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 9.06 HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 9.07     Amendments and Waivers. Except as expressly provided herein, the terms and conditions of this Note shall not be amended, changed, terminated or waived except in writing and duly executed by the Issuer and the Holder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver by any party to this Note will be effective unless it is in a writing signed by an officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Exhibit C - 40

Section 9.08     Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Note shall be made in accordance with Section 9.7 of the Note Purchase Agreement.

Section 9.09     Severability. The invalidity or unenforceability of any provision of this Note shall in no way affect the validity or enforceability of any other provision.

Section 9.10     Successors and Assigns; Assignment. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any benefits, rights, remedies, obligations or liabilities under or by reason of this Note, except as set forth under the Note Purchase Agreement.

Section 9.11     Waiver of Notice. To the extent permitted by Law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

Section 9.12     Counterparts. This Note may be executed in any number of counterparts (including pdf or any electronic signature complying with the U.S. federal ESIGN Act, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 9.13     Delays or Omissions. No delay in exercising or failure to exercise any right, power or remedy accruing to any party under this Note, upon any breach or default of any other party under this Note, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Note, or any waiver on the part of any party of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 9.14     Entire Agreement. This Note (including the Exhibits and Schedules hereto) and the Note Purchase Agreement constitute the full and entire understanding and agreement among the parties with respect to the subject matter thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing between the parties are expressly canceled.

Section 9.15     Assignment. Except as set forth in the immediately following sentence, neither this Note, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party, it being understood that the Required Investor Consent (as defined in the Note Purchase Agreement) shall constitute the prior written consent of the Holder for purposes of this Section 9.15. The Holder may, without the prior written consent of the Issuer, assign its rights, interests and obligations under this Note, in whole or in part, to one or more Affiliates of such Holder.

Exhibit C - 41

Section 9.16     Make Whole Amount.

(a)Any Make Whole Amount payable in accordance with Section 5.01, Section 6.02 or Section 9.03 (each, “Make Whole Trigger Event”) shall be presumed to be equal to the liquidated damages sustained by the Holder as the result of the occurrence of the Make Whole Trigger Event, and the Issuer agrees that it is reasonable under the circumstances currently existing. THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING MAKE WHOLE AMOUNT IN CONNECTION WITH ANY SUCH MAKE WHOLE TRIGGER EVENT.

(b)The Issuer expressly agrees that:

(i)	the Make Whole Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel;

(ii)	the Make Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made;

(iii)	there has been a course of conduct between the Holder and the Issuer giving specific consideration in this transaction for such agreement to pay the Make Whole Amount;

(iv)	the Issuer shall be estopped hereafter from claiming differently than as agreed to in this Section 9.16;

(v)	the agreement to pay the Make Whole Amount is a material inducement to the Holder to enter into the Transaction; and

(vi)

the Make Whole Amount represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holder and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holder or profits lost by the Holder as a result of Make Whole Trigger Event.

Section 9.17     Further Assurances. From and after the date of this Note, upon the request of any the Issuer or the Holder, the Issuer and the Holder will execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Note.

Exhibit C - 42

Section 9.18     Titles and Subtitles. The titles and subtitles in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

[Remainder of page intentionally left blank. Signature pages follow.]

Exhibit C - 43

IN WITNESS WHEREOF, the undersigned have caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first set forth above.

ISSUER:

UNITED HOMES GROUP, INC.

By:
Name:
Title:

HOLDER:

[●]

By:
Name:
Title:

[Signature Page to the Senior Convertible Promissory Note]

SCHEDULE I

OUTSTANDING PRINCIPAL BALANCE

Date	Amount of Capitalized Interest	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

SCHEDULE II

FORM OF HOLDER CONVERSION NOTICE

To: United Homes Group, Inc.

Pursuant to Section 3.01 of this Note, the undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (provided, that (i) such portion is an integral multiple of $1,000 principal amount and (ii) the portion of this Note not to be converted is not less than $1,000 in principal amount), below designated, and United Homes Group, Inc., shall deliver Issuer Class A Shares, together with a cash payment, if applicable, in lieu of delivering any fractional Issuer Class A Shares, in accordance with the terms of this Note and accrued and unpaid interest on the converted principal amount of this Note to, but excluding, the Conversion Date, and directs that any consideration issuable and deliverable upon such conversion, and the portion of this Note representing any unconverted principal amount hereof, be issued and delivered to the Holder unless a different name has been indicated below.

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15 if Issuer Class A Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Fill in for registration of shares if to be issued, and Note if to be delivered, other than to the Holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all): $[●]

Conversion Date: [●]

NOTICE: The above signature(s) of the Holder hereof must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number:

SCHEDULE III

FORM OF ISSUER CONVERSION NOTICE

To: [Holder] (the “Holder”)

Pursuant to Section 3.02 of that certain Senior Convertible Promissory Note dated as of [●], 2023 (the “Note”) and issued by United Homes Group, Inc. (the “Issuer”) to the Holder, the Issuer hereby exercises the option to convert the Forced Conversion Amount specified below and calculated in accordance with the Note, and the Issuer shall deliver Issuer Class A Shares, together with a cash payment, if applicable, in lieu of delivering any fractional Issuer Class A Shares, in accordance with the terms of this Note and accrued and unpaid interest on the converted principal amount of this Note to, but excluding, the Conversion Date. Any consideration issuable and deliverable upon such conversion shall be issued and delivered to the Holder on the Conversion Date specified below unless the Holder otherwise notifies the Issuer prior to such Conversion Date.

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15 if Issuer Class A Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

Forced Conversion Amount: $[●]

Number of Conversion Shares to be issued: [●]

Conversion Date: [●]

SCHEDULE IV

FORM OF ASSIGNMENT AND TRANSFER

For value received hereby, [assignor] sell(s), assign(s) and transfer(s) unto [assignee] [(please insert social security or Taxpayer Identification Number of assignee)] the within Note, and hereby irrevocably constitutes and appoints [attorney] to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the within Note, the undersigned shall comply with the requirements of this Note applicable to such transfer and confirms that this Note is being transferred:

●	Pursuant to the registration statement that has become or been declared effective under the Securities Act, as amended; or

●	Pursuant to and in compliance with Rule 144 under the Securities Act, as amended; or

●	Pursuant to another available exemption from registration under the Securities Act, as amended.

Date:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17Ad-15 if Issuer Class A Shares are to be issued, or Notes to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT D

Issuer Disclosure Schedules

[See attached]

Exhibit D - 1

EXHIBIT E

Company Disclosure Schedules

[See attached]

Exhibit E - 1

EXHIBIT F

Conversant Subscription Agreement

AGREED FORM

SHARE SUBSCRIPTION AGREEMENT

BY AND AMONG

UNITED HOMES GROUP, INC.,

AND

CONVERSANT OPPORTUNITY MASTER FUND LP

DATED AS OF [●], 2023

i

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of [•], 2023, by and among (a) United Homes Group, Inc., a Delaware corporation (the “Issuer”) and (b) Conversant Opportunity Master Fund LP, a Cayman Islands exempted limited partnership (the “Conversant Investor”).

WHEREAS, the Issuer, the Conversant Investor, and the other Investors (as defined therein) party thereto are party to that certain Convertible Note Purchase Agreement (the “Note Purchase Agreement”), dated as of March 21, 2023, pursuant to which the Investors agreed, subject to the terms and conditions thereof, to purchase from the Issuer and the Issuer agreed to issue and sell to the Investors the Convertible Notes. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement; and

WHEREAS, as consideration for the Conversant Investor’s purchase of the Convertible Notes, the Issuer wishes to sell, and the Conversant Investor wishes to subscribe for, 535,173 Issuer Class A Shares (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I.

SUBSCRIPTION FOR AND SALE OF SHARES

Section 1.1       Subscription for and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing (which shall take place on the Closing Date) the Issuer shall issue to the Conversant Investor the Shares concurrently with the Issuer’s sale of the Convertible Notes to the Conversant Investor. No additional consideration shall be paid by the Conversant Investor for the Shares; provided, that the Issuer and the Conversant Investor (and any assignee of either) agree that the Shares shall be treated as having been issued for $5.00 per Share for U.S. federal, state and local income tax purposes, including for purposes of determining the aggregate “original issue discount” on the Convertible Notes pursuant to Section 1271-1275 of the Code.

Section 1.2       Closing. At the Closing, the Issuer shall provide the Conversant Investor with evidence that the Shares have been recorded in book-entry form on the Company’s register of stockholders maintained by its transfer agent, American Stock Transfer & Trust Company, LLC in the Conversant Investor’s or its nominee’s name.

Section 1.3       Lock-up. Except as permitted by Section 1.4 and Section 1.5, the Conversant Investor shall not (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b), or (c) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (a), (b), or (c), a “Prohibited Transfer”), prior to the first anniversary of the Closing Date (the “Lock-up Period”).

Section 1.4       Permitted Transferees. The provisions of Section 1.3 shall not apply to the transfer of any or all of the Shares (a) to any Permitted Transferee, (b) by virtue of laws of descent and distribution upon the death of an individual and (c) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (a), (b) or (c), it shall be a condition to such transfer that such transfer complies with the Securities Act and other applicable law, and that the transferee executes and delivers to the Issuer an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement applicable to the Conversant Investor, and there shall be no further transfer of such Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Conversant Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person, and the direct descendants and ascendants (including adopted and step children and parents) of such person), (ii) any trust solely for the direct or indirect benefit of the Conversant Investor or the immediate family of the Conversant Investor, (iii) if the Conversant Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Conversant Investor is an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, (v) any Affiliate of the Conversant Investor, or (vi) any other Investor. The Conversant Investor further agrees to execute such agreements as may be reasonably requested by the Issuer that are consistent with the foregoing or that are necessary to give further effect thereto.

Section 1.5       Change of Control. The provisions of Section 1.3 shall not apply to any transfer by the Conversant Investor pursuant to a Change of Control Transaction of the Issuer.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 2.1       Organization and Qualification. The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 2.2       Authority.

(a)            The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and the Shares and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the issuance of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly and validly executed and delivered by the Issuer and constitutes a valid, legal and binding agreement of the Issuer (assuming this Agreement has been duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Issuer in accordance with their terms (subject to the Bankruptcy and Equity Exception.

2

(b)            The issuance of the Shares has been duly authorized by all necessary corporate action. When issued in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and non-assessable and shall not give rise to preemptive rights or other rights of stockholders of the Issuer.

Section 2.3Consents and Requisite Governmental Approvals; No Violations.

(a)            No Consent of, with or to be made to any Governmental Entity is required on the part of the Issuer with respect to the Issuer’s execution, delivery or performance of its applicable obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (ii) such filings with and approvals of Nasdaq to permit the Shares to be issued in connection with the transactions contemplated by this Agreement to be listed on Nasdaq, (iii) the filing of the Issuer A&R Certificate of Incorporation with and acceptance thereof by the Delaware Secretary of State, (iv) the Issuer Stockholder Approval and the Nasdaq Approval or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an Issuer Material Adverse Effect.

(b)            None of the execution, delivery or performance by the Issuer of this Agreement, or the consummation by the Issuer of the transactions contemplated hereby, will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of the Issuer, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Issuer is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Issuer or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of the Issuer, except in the case of clauses (ii) through (iv) above, as would not have an Issuer Material Adverse Effect.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE CONVERSANT INVESTOR

Section 3.1       Authorization. The Conversant Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Conversant Investor, will constitute valid and legally binding obligations of the Conversant Investor, enforceable in accordance with their terms, except as limited by the Bankruptcy and Equity Exception. No Consent or order of, or registration, qualification, designation, declaration or filing with any federal, state or local Governmental Entity is required on the part of the Conversant Investor in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.2       Purchase Entirely for Own Account. This Agreement is made by the Conversant Investor in reliance upon the Conversant Investor’s representation to the Issuer, which the Conversant Investor confirms by its execution of this Agreement, that the Shares will be acquired for investment for the Conversant Investor’s own account, not as a nominee or agent. The Conversant Investor (a) is not acquiring the Shares with a view to the resale or distribution of any part thereof and (b) does not have the present intention of selling, granting any participation in, or otherwise distributing the Shares, in each case of clause (a) and (b), in violation of the Securities Act. By executing this Agreement, the Conversant Investor further represents that it does not presently have any Contract with any Person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

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Section 3.3 Accredited Investor. The Conversant Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Issuer such further assurances of such status as may be reasonably requested by the Issuer.

ARTICLE IV.

BOARD AND COMMITTEE MATTERS

Section 4.1Board Matters.

(a)            For as long as fifty percent (50%) of the original principal amount of the Convertible Notes are outstanding and have not been converted or cash settled, the Conversant Investor shall have the right to designate one (1) member of the Board of Directors, who shall initially be Robert Grove.

(b)            For so long as the Conversant Investor holds the right to designate at least one member of the Board of Directors pursuant to this Article IV (such designee, the “Conversant Board Representative”), the Issuer shall cause the Conversant Board Representative to be elected or appointed to the Board of Directors, including by taking all action as may be necessary to secure the favorable votes of the Board of Directors or the stockholders of the Issuer, as applicable, in respect of the election or appointment such Conversant Board Representative at the time of any future director elections or appointments (including to fill any vacancy), whether at any annual or special meeting of the Board of Directors or stockholders or pursuant to any written consent of the Board of Directors or stockholders of the Issuer or, to the extent necessary, by expanding the size of the Board of Directors and appointing the Conversant Board Representative to the Board of Directors (and, to the extent necessary, calling a special meeting of the Issuer’s stockholders for the purpose of amending the Issuer’s Certificate of Incorporation to allow such expansion). Promptly following the Closing Date, and in any event within five (5) Business Days thereof, the Issuer shall cause Robert Grove to be elected or appointed to the Board of Directors as a Class III director (i.e., a member of the class of directors whose term of office expires at the Issuer’s annual meeting of stockholders to be held in 2026).

(c)            For so long as the Conversant Investor holds the right to designate a member of the Board of Directors, the Issuer shall not, without the prior written approval of the Conversant Board Representative:

(i)            increase the size of the Board of Directors in excess of eleven (11) members; or

(ii)           decrease the size of the Board of Directors (A) to fewer than eleven (11) members, or (B) if such decrease would require the resignation of the Conversant Board Representative from the Board of Directors.

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(d)            The Issuer will reimburse the Conversant Board Representative for its reasonable and documented out-of-pocket expenses incurred in connection with travel to or from and attendance at each meeting of the Board of Directors. The Conversant Board Representative will receive the same director compensation as each other non-executive director of the Board of Directors.

(e)            For so long as the Conversant Investor holds the right to designate a member of the Issuer Board of Directors, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of the Conversant Board Representative, the Conversant Investor (and only the Conversant Investor) may designate another individual to be elected to fill the vacancy created thereby, and the Issuer hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(f)             If the Issuer reasonably determines that the Conversant Board Representative is subject to any of the “bad actor” disqualifications (“Disqualification Events”) described in Rule 506(d)(1)(i) through (viii) under the Securities Act, the Conversant Board Representative shall not be eligible for appointment to the Board of Directors. To the Conversant Investor’s knowledge, Robert Grove is not subject to a Disqualification Event.

Section 4.2Committees of the Board of Directors. For so long as the Conversant Investor holds the right to designate at least one Conversant Board Representative, the Conversant Investor shall have the right to designate one (1) member of each committee of the Board of Directors that may be established from the Board of Directors from time to time.

ARTICLE V.

CERTAIN AGREEMENTS AMONG THE PARTIES

Section 5.1Preemptive Rights.

(a)            Subject to the terms and conditions of this Section 5.1 and applicable Securities Laws, from and after the Closing Date until such time as no Convertible Notes remain outstanding, if any Issuer Group Entity issues, sells, or authorizes the sale of any New Securities other than to the Issuer or a wholly-owned Issuer Group Entity (a “New Securities Issuance”), the Issuer shall offer a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) to the Conversant Investor equal to the portion of the outstanding Issuer Shares that the Conversant Investor holds at such time, but before giving effect to such New Securities Issuance (such portion, the Conversant Investor’s “Equity Share”).

(b)            The Issuer shall give prompt written notice (but in no event later than fifteen (15) Business Days prior to the issuance of any New Securities in the applicable New Securities Issuance) to the Conversant Investor, setting forth the type and estimated number (which may be a range) of such New Securities to be issued, the estimated price per New Security (which may be a range), the estimated issuance date, and all of the other material terms and conditions of such issuance to the extent then known by the Issuer (the “Initial Offer Notice”). The Issuer shall provide the Conversant Investor with written notice of the final terms of the issuance of such New Securities described in the Initial Offer Notice on or prior to the fifth (5th) Business Day prior to the issuance of such New Securities (the “Final Offer Notice”).

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(c)            By notification to the Issuer (an “Election Notice”) within fifteen (15) Business Days after the Final Offer Notice is given, the Conversant Investor may elect to purchase or otherwise acquire a number of New Securities up to its Equity Share, at the price and on the terms specified in the Final Offer Notice. On and after the issuance date set forth in the Final Offer Notice, the Issuer shall be permitted to proceed with the closing of the sale of such New Securities to the applicable third party(ies); provided, that if such closing has not occurred within thirty (30) days following the issuance date set forth in the Final Offer Notice (it being agreed that the Conversant Investor making an election to purchase New Securities in response to a Final Offer Notice providing a range for the estimated number of New Securities or estimated range of price per New Security may proffer an election that is conditioned upon, or limited by, the actual price per New Security or actual number of New Securities, in each case, to be issued), the Issuer shall be required to again comply with the procedures set forth in this Section 5.1 as though such New Securities Issuance were a new New Securities Issuance.

(d)            If the Conversant Investor exercises its preemptive rights hereunder with respect to such New Securities Issuance, the Issuer shall (or shall cause such Subsidiary to) issue to the Conversant Investor (or its designated Affiliate(s)) the number of securities specified in the Conversant Investor’s Election Notice promptly thereafter; provided, that if the Conversant Investor shall have so notified the Issuer at least three (3) Business Days prior to the issuance date set forth in the Final Offer Notice, such purchase and sale shall occur on the same date as, or substantially concurrently with, the New Securities Issuance.

(e)            The election by the Conversant Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its rights with respect to future New Securities Issuances.

(f)             Notwithstanding anything to the contrary in this Agreement, in the event that the Conversant Investor exercises its preemptive rights pursuant to this Section 5.1 and the purchase or issuance of such New Securities would require the applicable Issuer Group Entity to obtain approval of its stockholders pursuant to the listing rules of Nasdaq or such national securities exchange upon which such New Securities are listed, if any, then the applicable Issuer Group Entity and the Conversant Investor will use their respective commercially reasonable efforts to negotiate the terms of any such transaction in good faith, including, without limitation, the terms of any New Securities issued pursuant to such transaction to the Conversant Investor, such that the issuance to the Conversant Investor would not require such stockholder approval while providing the Conversant Investor and/or its Affiliates with substantially similar benefits and rights of such securities issued in the New Securities Issuance.

(g)            Notwithstanding Section 5.1(a) to Section 5.1(f), if the Board of Directors of the Issuer reasonably determines that it is necessary or advisable to issue securities of such Issuer Group Entity that would otherwise be required to be offered to the Conversant Investor under this Section 5.1 prior to their issuance, such Issuer Group Entity may issue such securities without first complying with this Section 5.1; provided, that within thirty (30) days after such issuance, such Issuer Group Entity offers the Conversant Investor the opportunity to purchase the number of such Equity Securities that the Conversant Investor would be entitled to purchase pursuant to this Section 5.1 by sending written notice to the Conversant Investor, which notice shall contain the information required in the Initial Offer Notice. In the event of an offer made by any Issuer Group Entity pursuant to this Section 5.1(g), the timing and procedures for the exercise period and closing of such offer shall be the same as those set forth in Section 5.1(a) to Section 5.1(f), with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated by this Section 5.1(g).

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Section 5.2Conversant Investor Consent Rights. During the term of this Agreement, the Issuer shall not, and shall cause each other Issuer Group Entity not to, without first obtaining the consent in writing of the Conversant Investor:

(a)            materially change the principal business of the Issuer Group Entities taken as a whole, enter into new lines of business or exit the Issuer Group Entities’ current line of business;

(b)           enter into an agreement with respect to (or otherwise consummate) a Change of Control Transaction involving the Issuer;

(c)            consummate any voluntary or involuntary liquidation, dissolution or winding up of the affairs of any Issuer Group Entity under any Debtor Relief Laws or file a petition under Bankruptcy Law;

(d)            change the Governing Documents or capital structure of any Issuer Group Entity in a manner that adversely affects the Conversant Investor;

(e)            authorize, create, classify, reclassify or issue any class or series of Equity Securities or other capital stock of the Issuer that expressly provides that, or has the effect that, such class or series ranks senior to the Shares with respect to rights to payment of dividends or distributions or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Issuer;

(f)             incur or guaranty any Indebtedness, other than Indebtedness:

(i)            incurred pursuant to that certain credit agreement by and among Great Southern Homes, Inc., the financial institutions party thereto, and Wells Fargo Bank, National Association, as administrative agent, dated as of July 9, 2021, as amended through the date of this Agreement (the “Current Credit Agreement”); or

(ii)           incurred pursuant to any line of credit similar to the Current Credit Agreement (including by reason of, among other similar characteristics and features, having an asset-based availability of total loan funding available at any time where the asset upon which loan funding availability is calculated – i.e., the borrowing base - is real property interests) and utilized for financing the operation of the Issuer’s business, including any such Indebtedness assumed in connection with any Issuer Group Entity’s acquisition of or investment in another company or business, so long as (A) the amount outstanding under any such similar line of credit cannot, at any time, exceed a ratio of Indebtedness to stockholders equity of the Issuer and the Issuer Group Entities on consolidated basis of 2.5 to 1 for the period from the date of this Agreement through December 31, 2023 and 2.25 to 1 thereafter regardless of whether the Current Credit Agreement has been amended or replaced, in each case and (B) in the case of any line of credit entered into in addition to the Current Credit Agreement, such line of credit shall not permit the aggregate value of the total borrowing base thereunder that is attributable to “Speculative Housing Units” and “Model Housing Units” (as each of the foregoing terms is defined in the Current Credit Agreement) to exceed 70% of the aggregate value of the total borrowing base and excludes any value of “Speculative Housing Units” and “Model Housing Units” in excess of the 70% limitation from the calculation of the aggregate value of the total borrowing base;

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(g)            pay or agree to pay any dividend, distribution, loan, advance, guaranty, extension of credit or other payment (whether in cash, securities or other property) to or for the benefit of any Person (other than a wholly owned Subsidiary of the Issuer) that holds any Equity Securities in any Issuer Group Entity, whether or not such interest is evidenced by a security, and any other payment, whether in cash, securities or other property, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock of any Issuer Group Entity, whether now or hereafter outstanding, or of any options, warrants or similar rights to purchase such capital stock or any security convertible into or exchangeable for such capital stock except for the repurchase of options or other securities from employees upon the end of their employment with an Issuer Group Entity;

(h)            enter into an agreement with respect to, or consummate, any acquisition (whether by merger, stock purchase, asset purchase or otherwise) of another business or Person requiring the payment of consideration greater than 400% of such business’s or Person’s EBITDA during the preceding calendar year;

(i)             amend, modify or supplement any existing equity incentive plan or enter into or adopt any new equity incentive plan except to the extent such new plan or supplement does not increase the number of shares issuable pursuant to all equity incentive plans to more than 10% of the then outstanding Company Shares on a fully-diluted basis or such amendment or modification is, in the reasonable opinion of the Board of Directors of the Issuer after receiving advice of counsel, necessary or advisable to comply with any change in law;

(j)             enter into any agreement or arrangement that would restrict the Conversant Investor from having or exercising any consent right set forth in this Agreement, that would require any Issuer Group Entity to breach any obligations to the Conversant Investor under this Agreement, the Note Purchase Agreement, or any applicable Convertible Note and/or that contain any non-competition provisions purporting to bind, limit or restrict any Issuer Group Entity or any of its Affiliates;

(k)            make any material tax decisions, elections or other determinations with respect to any Issuer Group Entity;

(l)             dissolve, liquidate, merge or sell the Issuer or all or substantially all of the assets of the Issuer;

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(m)           issue, sell or otherwise Transfer Equity Securities of any Subsidiary of the Issuer to a Person other than the Issuer or a wholly owned Subsidiary or the Issuer;

(n)           select or change the independent auditor of the Issuer to an auditor other than a nationally recognized accounting firm;

(o)            make any changes or modifications to any Issuer Group Entity’s fiscal year; or

(p)            agree or resolve to take any of the actions listed in this Section 5.2.

Section 5.3Information Rights. The Issuer shall deliver or make available (for clarity, information publicly available on the Issuer’s website or the SEC website shall be deemed to have been made available) to the Conversant Investor:

(a)            no later than the earlier of (i) 135 days following the end of each fiscal year or (ii) the date on which such statements are required to be provided by any Issuer Group Entity to one or more of its lenders pursuant to any credit agreement or other similar arrangement, audited consolidated financial statements of the Issuer Group Entities for such fiscal year (including balance sheet, statement of operations and comprehensive income, statement of changes in capital (deficit) and statement of cash flows), consisting of statements of (i) the consolidated financial condition of the Issuer Group Entities as of the end of such fiscal year and (ii) income and cash flows for such fiscal year, prepared in accordance with GAAP by a nationally-recognized audit firm;

(b)            no later than 60 days following the end of each fiscal quarter, unaudited quarterly financial statements of the Issuer Group Entities (including balance sheet, statement of operations and comprehensive income and statement of changes in capital (deficit)), prepared in accordance with GAAP;

(c)            no later than 90 days following the end of each fiscal year and, in any event, at least five Business Days prior to the date of any vote of the Board of Directors to approve the same, the drafts of each of the Issuer’s annual business plan and operating budget prepared in good faith; and

(d)            to the extent reasonably practicable and legally permissible, written notice as soon as any Issuer Group Entity receives a non-routine letter from any U.S. or non-U.S. securities regulatory body, including the SEC describing its findings from an examination conducted by such regulator that identifies any material deficiencies, together with a copy of any such letter.

Section 5.4No Shorting; No Manipulation.

(a)            During the Measurement Period, the Conversant Investor will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any short sale, any put or call or other derivative transaction or engage in any similar transaction, including any constructive sale, short, or put, or any hedging, derivative, or other transaction with the same or similar effect, or enter into any contract, option, or other arrangement in respect thereof, or publicly announce an intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants, or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Conversant Investor will not, and will cause its Affiliates not to, take, directly or indirectly, any action in bad faith without any reasonable basis designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

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(b)            During the Measurement Period, the Issuer will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any purchase transaction or enter into or effect, directly or indirectly, any put or call or other hedging, derivative or other transaction or engage in any similar transaction, including any constructive purchase, or publicly announce any intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Issuer and its Affiliates will not take, directly or indirectly, any action in bad faith or allow any trading designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

ARTICLE VI.

MISCELLANEOUS

Section 6.1Term and Termination.

(a)            This Agreement shall commence upon the Closing Date and shall terminate automatically upon the later of (i) the one-year anniversary of the Closing Date and (ii) such time as the total of the Issuer Class A Shares and Underlying Shares held by the Conversant Investor and its Affiliates falls below 5% of the Issuer Shares that would be outstanding if all Convertible Notes held by the Conversant Investor at such time had been converted into Issuer Class A Shares at such time.

(b)            In the event of a termination of this Agreement in accordance with this Section 6.1, no party (or any of its Affiliates) shall have any liability or obligation to the other parties (nor to any of their respective Affiliates) under or in respect of this Agreement, and all further obligations of the parties under this Agreement will be terminated without further liability of any party to any other party (other than any liabilities arising from actions, omissions or breaches of such party that occurred prior to such termination).

Section 6.2Assignment. Except as set forth in the immediately following sentence, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. For so long as the Conversant Investor is entitled to exercise the rights set forth in this Agreement, the Conversant Investor may assign those rights to Conversant Capital LLC or any Affiliate thereof upon written notice to the Issuer.

Section 6.3Successors and Assigns. The term and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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Section 6.4       Governing Law. This Agreement and all controversies arising out of or relating to it (whether based in contract, tort, or statute) shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law principles or rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of any law other than the law of the State of Delaware.

Section 6.5       Counterparts. This Agreement may be executed in any number of counterparts (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.6       Titles and Subtitles. The titles and subtitles in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 6.7       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt and (b) any of (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail (unless the party sending such communication by electronic mail receives a hard bounce-back or delivery failure message), or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt or refusal. All communications shall be sent to the respective parties at their address as set forth below or on such party’s signature page hereto or to the e-mail address set forth below or on such party’s signature page hereto as subsequently modified by written notice given in accordance with this Section 6.7. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Issuer or any Issuer Group Entity, to:

United Homes Group, Inc.
90 N Royal Tower Drive
Irmo, South Carolina 29063
Attention:	Tom O’Grady, Chief Administrative Officer
Steve Lenker, Executive Vice President and General Counsel
Email:	tomogrady@greatsouthernhomes.com
stevelenker@greatsouthernhomes.com

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with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Andy Tucker
Erin Reeves McGinnis
Email:	andy.tucker@nelsonmullins.com
erin.reevesmcginnis@nelsonmullins.com

if to the Conversant Investor, to:

c/o Conversant Capital LLC
25 Deforest Avenue
Summit, New Jersey 07901
Attention:	Keith O’Connor
Email:	ko@conversantcap.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004-1980
Attention:	John M. Bibona
Email:	john.bibona@friedfrank.com

Section 6.8Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the Issuer and the Conversant Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by an officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.9Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 6.10Delays or Omissions. No delay in exercising or failure to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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Section 6.11     Entire Agreement. This Agreement, the Note Purchase Agreement, and the Convertible Notes constitute the full and entire understanding and agreement among the parties with respect to the subject matter thereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

Section 6.12     Further Assurances. From and after the date of this Agreement, upon the request of either party hereto, the other party will execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 6.13     Jurisdiction and Venue; Waiver of Jury Trial. Each party (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Designated Courts or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof, in any suit, action or other proceeding arising out of or relating to this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. Each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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Section 6.14Interpretation. As used in this Agreement, unless the context otherwise requires:

(a)            a capitalized term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)            any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented;

(e)            references to Articles, Sections and Exhibits shall refer to articles, sections and the exhibit of this Agreement, unless otherwise specified;

(f)            the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)            this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(h)            all monetary figures shall be in United States dollars unless otherwise specified;

(i)             references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(j)             references to “ordinary course of business” in this Agreement shall mean “ordinary course of business consistent with past practice,” whether or not so specified;

(k)            the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(l)             the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(m)           the word “or” is not exclusive.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

ISSUER:

UNITED HOMES GROUP, INC.

By:
Name:
Title:

[Signature Page to Conversant Subscription Agreement]

CONVERSANT INVESTOR:

CONVERSANT OPPORTUNITY MASTER FUND LP

By: CONVERSANT GP HOLDINGS LLC
Its: General Partner

By:
Name:
Title:

[Signature Page to Conversant Subscription Agreement]

EXHIBIT G

Investor Subscription Agreement

AGREED FORM

SHARE SUBSCRIPTION AGREEMENT

BY AND AMONG

UNITED HOMES GROUP, INC.,

AND

[INVESTOR]

DATED AS OF [●], 2023

i

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of [●], 2023, by and among (a) United Homes Group, Inc., a Delaware corporation (the “Issuer”) and (b) [Investor], a [●] (the “Investor”).

WHEREAS, the Issuer, the Investor, and the other Investors (as defined therein) party thereto are party to that certain Convertible Note Purchase Agreement (the “Note Purchase Agreement”), dated as of March 21, 2023, pursuant to which the Investors (as defined in the Note Purchase Agreement) agreed, subject to the terms and conditions thereof, to purchase from the Issuer and the Issuer agreed to issue and sell to the Investors the Convertible Notes. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement; and

WHEREAS, as consideration for the Investor’s purchase of the Convertible Notes, the Issuer wishes to sell, and the Investor wishes to subscribe for, [●] Issuer Class A Shares (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I.

SUBSCRIPTION FOR AND SALE OF SHARES

Section 1.1Subscription for and Sale of Shares. Upon the terms and subject to the conditions set forth herein, at the Closing (which shall take place on the Closing Date) the Issuer shall issue to the Investor the Shares concurrently with the Issuer’s sale of the Convertible Notes to the Investor. No additional consideration shall be paid by the Investor for the Shares; provided, that the Issuer and the Investor (and any assignee of either) agree that the Shares shall be treated as having been issued for $5.00 per Share for U.S. federal, state and local income tax purposes, including for purposes of determining the aggregate “original issue discount” on the Convertible Notes pursuant to Section 1271-1275 of the Code.

Section 1.2Closing. At the Closing, the Issuer shall provide the Investor with evidence that the Shares have been recorded in book-entry form on the Company’s register of stockholders maintained by its transfer agent, American Stock Transfer & Trust Company, LLC in the Investor’s or its nominee’s name.

Section 1.3Lock-up. Except as permitted by Section 1.4 and Section 1.5, none of the Investors shall (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b), or (c) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (a), (b), or (c), a “Prohibited Transfer”), prior to the first anniversary of the Closing Date (the “Lock-up Period”).

Section 1.4Permitted Transferees. The provisions of 0 shall not apply to the transfer of any or all of the Shares (a) to any Permitted Transferee, (b) by virtue of laws of descent and distribution upon the death of an individual and (c) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (a), (b) or (c), it shall be a condition to such transfer that such transfer complies with the Securities Act and other applicable law, and that the transferee executes and delivers to the Issuer an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement applicable to the Investor, and there shall be no further transfer of such Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (i) the members of the Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person, and the direct descendants and ascendants (including adopted and step children and parents) of such person), (ii) any trust solely for the direct or indirect benefit of the Investor or the immediate family of the Investor, (iii) if the Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) if the Investor is an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, (v) any Affiliate of the Investor, or (vi) any other Investor. The Investor further agrees to execute such agreements as may be reasonably requested by the Issuer that are consistent with the foregoing or that are necessary to give further effect thereto.

Section 1.5Change of Control. The provisions of 0 shall not apply to any transfer by the Investor pursuant to Change of Control Transaction of the Issuer.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 2.1Organization and Qualification. The Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 2.2Authority.

(a)The Issuer has the requisite corporate power and authority to execute and deliver this Agreement and the Shares and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the issuance of the Shares and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Issuer. This Agreement has been duly and validly executed and delivered by the Issuer and constitutes a valid, legal and binding agreement of the Issuer (assuming this Agreement has been duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Issuer in accordance with their terms (subject to the Bankruptcy and Equity Exception.

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(b)The issuance of the Shares has been duly authorized by all necessary corporate action. When issued in accordance with the terms of this Agreement, the Shares shall be validly issued, fully paid and non-assessable and shall not give rise to preemptive rights or other rights of stockholders of the Issuer.

Section 2.3Consents and Requisite Governmental Approvals; No Violations.

(a)No Consent of, with or to be made to any Governmental Entity is required on the part of the Issuer with respect to the Issuer’s execution, delivery or performance of its applicable obligations under this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby, (ii) such filings with and approvals of Nasdaq to permit the Shares to be issued in connection with the transactions contemplated by this Agreement to be listed on Nasdaq, (iii) the filing of the Issuer A&R Certificate of Incorporation with and acceptance thereof by the Delaware Secretary of State, (iv) the Issuer Stockholder Approval and the Nasdaq Approval or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have an Issuer Material Adverse Effect.

(b)None of the execution, delivery or performance by the Issuer of this Agreement, or the consummation by the Issuer of the transactions contemplated hereby, will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of the Issuer, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Issuer is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Issuer or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of the Issuer, except in the case of clauses (ii) through (iv) above, as would not have an Issuer Material Adverse Effect.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

Section 3.1Authorization. The Investor has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as limited by the Bankruptcy and Equity Exception. No Consent or order of, or registration, qualification, designation, declaration or filing with any federal, state or local Governmental Entity is required on the part of the Investor in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.2Purchase Entirely for Own Account. This Agreement is made by the Investor in reliance upon the Investor’s representation to the Issuer, which the Investor confirms by its execution of this Agreement, that the Shares will be acquired for investment for the Investor’s own account, not as a nominee or agent. The Investor (a) is not acquiring the Shares with a view to the resale or distribution of any part thereof and (b) does not have the present intention of selling, granting any participation in, or otherwise distributing the Shares, in each case of clause (a) and (b), in violation of the Securities Act. By executing this Agreement, the Investor further represents that it does not presently have any Contract with any Person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

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Section 3.3Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and shall submit to the Issuer such further assurances of such status as may be reasonably requested by the Issuer.

ARTICLE IV.

CERTAIN AGREEMENTS AMONG THE PARTIES

Section 4.1Preemptive Rights.

(a)Subject to the terms and conditions of this Section 4.1 and applicable Securities Laws, from and after the Closing Date until such time as no Convertible Notes remain outstanding, if any Issuer Group Entity issues, sells, or authorizes the sale of any New Securities other than to the Issuer or a wholly-owned Issuer Group Entity (a “New Securities Issuance”), the Issuer shall offer a portion of such New Securities (and if more than one class of securities is included in the New Securities, then a portion of the amount of each such class of securities included in the New Securities) to the Investor equal to the portion of the outstanding Issuer Shares that the Investor holds at such time, but before giving effect to such New Securities Issuance (such portion, the Investor’s “Equity Share”).

(b)The Issuer shall give prompt written notice (but in no event later than fifteen (15) Business Days prior to the issuance of any New Securities in the applicable New Securities Issuance) to the Investor, setting forth the type and estimated number (which may be a range) of such New Securities to be issued, the estimated price per New Security (which may be a range), the estimated issuance date, and all of the other material terms and conditions of such issuance to the extent then known by the Issuer (the “Initial Offer Notice”). The Issuer shall provide the Investor with written notice of the final terms of the issuance of such New Securities described in the Initial Offer Notice on or prior to the fifth (5th) Business Day prior to the issuance of such New Securities (the “Final Offer Notice”).

(c)By notification to the Issuer (an “Election Notice”) within fifteen (15) Business Days after the Final Offer Notice is given, the Investor may elect to purchase or otherwise acquire a number of New Securities up to its Equity Share, at the price and on the terms specified in the Final Offer Notice. On and after the issuance date set forth in the Final Offer Notice, the Issuer shall be permitted to proceed with the closing of the sale of such New Securities to the applicable third party(ies); provided, that if such closing has not occurred within thirty (30) days following the issuance date set forth in the Final Offer Notice (it being agreed that the Investor making an election to purchase New Securities in response to a Final Offer Notice providing a range for the estimated number of New Securities or estimated range of price per New Security may proffer an election that is conditioned upon, or limited by, the actual price per New Security or actual number of New Securities, in each case, to be issued), the Issuer shall be required to again comply with the procedures set forth in this Section 4.1 as though such New Securities Issuance were a new New Securities Issuance.

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(d)If the Investor exercises its preemptive rights hereunder with respect to such New Securities Issuance, the Issuer shall (or shall cause such Subsidiary to) issue to the Investor (or its designated Affiliate(s)) the number of securities specified in the Investor’s Election Notice promptly thereafter; provided, that if the Investor shall have so notified the Issuer at least three (3) Business Days prior to the issuance date set forth in the Final Offer Notice, such purchase and sale shall occur on the same date as, or substantially concurrently with, the New Securities Issuance.

(e)The election by the Investor not to exercise its preemptive rights hereunder in any one instance shall not affect its rights with respect to future New Securities Issuances.

(f)Notwithstanding anything to the contrary in this Agreement, in the event that the Investor exercises its preemptive rights pursuant to this Section 4.1 and the purchase or issuance of such New Securities would require the applicable Issuer Group Entity to obtain approval of its stockholders pursuant to the listing rules of Nasdaq or such national securities exchange upon which such New Securities are listed, if any, then the applicable Issuer Group Entity and the Investor will use their respective commercially reasonable efforts to negotiate the terms of any such transaction in good faith, including, without limitation, the terms of any New Securities issued pursuant to such transaction to the Investor, such that the issuance to the Investor would not require such stockholder approval while providing the Investor and/or its Affiliates with substantially similar benefits and rights of such securities issued in the New Securities Issuance.

(g)Notwithstanding Section 4.1(a) to Section 4.1(f), if the Board of Directors of the Issuer reasonably determines that it is necessary or advisable to issue securities of such Issuer Group Entity that would otherwise be required to be offered to the Investor under this Section 4.1 prior to their issuance, such Issuer Group Entity may issue such securities without first complying with this Section 4.1; provided, that within thirty (30) days after such issuance, such Issuer Group Entity offers the Investor the opportunity to purchase the number of such Equity Securities that the Investor would be entitled to purchase pursuant to this Section 4.1 by sending written notice to the Investor, which notice shall contain the information required in the Initial Offer Notice. In the event of an offer made by any Issuer Group Entity pursuant to this Section 4.1(g), the timing and procedures for the exercise period and closing of such offer shall be the same as those set forth in Section 4.1(a) to Section 4.1(f), with appropriate modifications to reflect the post-issuance delivery of the notice as contemplated by this Section 4.1(g).

Section 4.2No Shorting; No Manipulation.

(a)During the Measurement Period, the Investor will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any short sale, any put or call or other derivative transaction or engage in any similar transaction, including any constructive sale, short, or put, or any hedging, derivative, or other transaction with the same or similar effect, or enter into any contract, option, or other arrangement in respect thereof, or publicly announce an intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants, or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Investor will not, and will cause its Affiliates not to, take, directly or indirectly, any action in bad faith without any reasonable basis designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

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(b)During the Measurement Period, the Issuer will not, and will cause its Affiliates not to, enter into or effect, directly or indirectly, any purchase transaction or enter into or effect, directly or indirectly, any put or call or other hedging, derivative or other transaction or engage in any similar transaction, including any constructive purchase, or publicly announce any intention or plan to engage in any of the foregoing, in each case with respect to the Issuer Shares, any securities convertible into or exchangeable for Issuer Shares, or any options, warrants or other rights to acquire Issuer Shares. Without limiting the foregoing, during the Measurement Period, the Issuer and its Affiliates will not take, directly or indirectly, any action in bad faith or allow any trading designed or intended to stabilize or manipulate the price of the Issuer Shares, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of the Issuer Shares.

ARTICLE V.

MISCELLANEOUS

Section 5.1Term and Termination.

(a)This Agreement shall commence upon the Closing Date and shall terminate automatically upon the later of (i) the one-year anniversary of the Closing Date and (ii) such time as the total of the Issuer Class A Shares and Underlying Shares held by the Investor and its Affiliates falls below 5% of the Issuer Shares that would be outstanding if all Convertible Notes held by the Investor at such time had been converted into Issuer Class A Shares at such time.

(b)In the event of a termination of this Agreement in accordance with this Section 5.1, no party (or any of its Affiliates) shall have any liability or obligation to the other parties (nor to any of their respective Affiliates) under or in respect of this Agreement, and all further obligations of the parties under this Agreement will be terminated without further liability of any party to any other party (other than any liabilities arising from actions, omissions or breaches of such party that occurred prior to such termination).

Section 5.2Assignment. Except as set forth in the immediately following sentence, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. For so long as the Investor is entitled to exercise the rights set forth in this Agreement, the Investor may assign those rights to any Affiliate upon written notice to the Issuer.

Section 5.3Successors and Assigns. The term and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 5.4Governing Law. This Agreement and all controversies arising out of or relating to it (whether based in contract, tort, or statute) shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law principles or rules (whether of the State of Delaware or any other jurisdiction) that would result in the application of any law other than the law of the State of Delaware.

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Section 5.5Counterparts. This Agreement may be executed in any number of counterparts (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 5.6Titles and Subtitles. The titles and subtitles in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 5.7Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of (a) actual receipt and (b) any of (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail (unless the party sending such communication by electronic mail receives a hard bounce-back or delivery failure message), or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt or refusal. All communications shall be sent to the respective parties at their address as set forth below or on such party’s signature page hereto or to the e-mail address set forth below or on such party’s signature page hereto as subsequently modified by written notice given in accordance with this Section 5.7. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to the Issuer or any Issuer Group Entity, to:

United Homes Group, Inc.
90 N Royal Tower Drive
Irmo, South Carolina 29063
Attention:	Tom O’Grady, Chief Administrative Officer
Steve Lenker, Executive Vice President and General Counsel
Email:	tomogrady@greatsouthernhomes.com
stevelenker@greatsouthernhomes.com

with a copy (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Andy Tucker
Erin Reeves McGinnis
Email:	andy.tucker@nelsonmullins.com
erin.reevesmcginnis@nelsonmullins.com

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if to the Investor, to:

[●]
[●]
Attention:	[●]
Email:	[●]

with a copy (which shall not constitute notice) to:

[●]
[●]
[●]
Attention: [●]
Email: [●]

Section 5.8Amendments and Waivers. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by each of the Issuer and the Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any party to this Agreement will be effective unless it is in a writing signed by an officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.9Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 5.10Delays or Omissions. No delay in exercising or failure to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 5.11Entire Agreement. This Agreement, the Note Purchase Agreement, and the Convertible Notes constitute the full and entire understanding and agreement among the parties with respect to the subject matter thereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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Section 5.12Further Assurances. From and after the date of this Agreement, upon the request of either party hereto, the other party will execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 5.13Jurisdiction and Venue; Waiver of Jury Trial. Each party (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Designated Courts or, if no such federal court shall exercise jurisdiction or have subject matter jurisdiction, the Delaware Superior Court, and any appellate court from any appeal thereof, in any suit, action or other proceeding arising out of or relating to this Agreement, (b) agrees not to commence any suit, action or other proceeding arising out of or relating to this Agreement in any court other than a Designated Court. Each party agrees that a final judgment in any such suit, action or other proceeding brought before a Designated Court may be enforced in any jurisdiction by suit on the judgment or in any other manner provided by Law. Each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 5.14Interpretation. As used in this Agreement, unless the context otherwise requires:

(a)a capitalized term has the meaning assigned to it;

(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

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(d)any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented;

(e)references to Articles, Sections and Exhibits shall refer to articles, sections and the exhibit of this Agreement, unless otherwise specified;

(f)the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(h)all monetary figures shall be in United States dollars unless otherwise specified;

(i)references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(j)references to “ordinary course of business” in this Agreement shall mean “ordinary course of business consistent with past practice,” whether or not so specified;

(k)the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”;

(l)the words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

(m)the word “or” is not exclusive.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

ISSUER:

UNITED HOMES GROUP, INC.

By:
Name:
Title:

[Signature Page to Investor Subscription Agreement]

INVESTOR:

[●]

By:
Name:
Title:

[Signature Page to Investor Subscription Agreement]